     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2002


                                                      REGISTRATION NO. 333-90992

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-1

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                           VON HOFFMANN HOLDINGS INC.
                            VON HOFFMANN CORPORATION

           (Exact name of registrants as specified in their charters)

           DELAWARE                        27323                   22-1661746
           DELAWARE                        27323                   43-0633003
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

               VON HOFFMANN HOLDINGS INC.                                      PETER MITCHELL
                VON HOFFMANN CORPORATION                                  VON HOFFMANN CORPORATION
                   1000 CAMERA AVENUE                                        1000 CAMERA AVENUE
               ST. LOUIS, MISSOURI 63126                                 ST. LOUIS, MISSOURI 63126
                     (314) 966-0909                                            (314) 966-0909
   (Name, address, including zip code, and telephone         (Name, address, including zip code, and telephone
                        number,                                                   number,
including area code, of registrants' principal executive         including area code, of agent for service)
                        offices)

                         ------------------------------

                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                            ------------------------

                                WITH COPIES TO:

                             TODD R. CHANDLER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153-0119
                                 (212) 310-8000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS


                                                  PRIMARY                         ADDRESS, INCLUDING ZIP CODE
                             STATE OR OTHER       STANDARD                           AND TELEPHONE NUMBER,
                             JURISDICTION OF     INDUSTRIAL     I.R.S. EMPLOYER     INCLUDING AREA CODE, OF
EXACT NAME OF REGISTRANT AS   INCORPORATION    CLASSIFICATION   IDENTIFICATION      REGISTRANT'S PRINCIPAL
 SPECIFIED IN ITS CHARTER    OR ORGANIZATION    CODE NUMBER         NUMBER             EXECUTIVE OFFICE*       REGISTRATION NO.
---------------------------  ---------------   --------------   ---------------   ---------------------------  ----------------
One Thousand Realty &
  Investment Company....        Delaware             6531         43-1432355      1000 Camera Avenue St.         333-90992-04
                                                                                  Louis, MO 63126 (314)
                                                                                  966-0909

H & S Graphics, Inc.....        Delaware            27962         36-4228578      3640 Edison Place Rolling      333-90992-03
                                                                                  Meadows, IL 60008 (847)
                                                                                  506-9800

Preface, Inc............        Delaware            27962         36-4228574      1111 Plaza Drive               333-90992-02
                                                                                  Schaumburg, IL 60173 (847)
                                                                                  995-8250

Precision Offset Printing
  Company...............        Delaware            27323         23-1354890      133 Main Street Leesport,      333-90992-01
                                                                                  PA 19533 (610) 926-3900


------------------------

* Name, address, including zip code and telephone number, including area code, for agent of service of process for each of the Additional Registrants is Peter Mitchell at 1000 Camera Avenue, St. Louis, MO 63126, (314) 966-0909.

                                EXPLANATORY NOTE


    This Registration Statement covers the registration of (i) an aggregate principal amount of $215,000,000 of new 10 1/4% Senior Notes due 2009 of Von Hoffmann Corporation that may be exchanged for an equal principal amount of outstanding 10 1/4% Senior Notes due 2009 of Von Hoffmann Corporation, (ii) an aggregate principal amount of $100,000,000 of new 10 3/8% Senior Subordinated Notes due 2007 of Von Hoffmann Corporation that may be exchanged for an equal principal amount of outstanding 10 3/8% Senior Subordinated Notes of Von Hoffmann Corporation due 2007 and (iii) an aggregate principal amount of $48,056,397 of new 13 1/2% Subordinated Exchange Debentures due 2009 of Von Hoffmann Holdings Inc. that may be exchanged for an equal principal amount of outstanding 13 1/2% Subordinated Exchange Debentures of Von Hoffmann
Holdings Inc. This Registration Statement also covers the registration of the registered securities for resale by Credit Suisse First Boston Corporation and its affiliates that are affiliates of the registrants in market-making transactions. The complete prospectus to be used in the exchange offer follows immediately after this Explanatory Note. Following that are certain pages of the prospectus relating solely to market-making transactions, including alternate front and back cover pages, a section entitled "Risk Factors--There is no existing trading market for the Securities" to be used in lieu of the section entitled "Risk Factors--There may be no active trading market for the registered securities to be issued in the exchange offers," and an alternate "Plan of Distribution" section. In addition, the market-making prospectus will not include the following captions (or the information set forth under those captions) in the exchange offer prospectus: "Summary--The Exchange Offers," "Risk Factors--There may be no active trading market for the registered securities to be issued in the exchange offers," "The Exchange Offers" and "Material United States Federal Income Tax Consequences--Consequences of Tendering Notes." Also, clause (i) of the first paragraph of "Material United States Federal Income Tax Consequences" will not be included in the market-making prospectus. All other sections of the exchange offer prospectus will be included in the market-making prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST   , 2002


PROSPECTUS


                            VON HOFFMANN CORPORATION
                    OFFER TO EXCHANGE ALL OF THE OUTSTANDING
                         10 1/4% SENIOR NOTES DUE 2009
                                      FOR
                         10 1/4% SENIOR NOTES DUE 2009
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      AND
                    OFFER TO EXCHANGE ALL OF THE OUTSTANDING
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                                      FOR
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      AND
                           VON HOFFMANN HOLDINGS INC.



                    OFFER TO EXCHANGE ALL OF THE OUTSTANDING
               13 1/2% SUBORDINATED EXCHANGE DEBENTURES DUE 2009
                                      FOR
               13 1/2% SUBORDINATED EXCHANGE DEBENTURES DUE 2009
                  REGISTERED UNDER THE SECURITIES ACT OF 1933

                            ------------------------


    We are offering to exchange each series of the outstanding securities described above for the new, registered securities described above. The form and terms of the registered securities are substantially the same as the form and terms of the old securities, except that the registered securities to be issued in the exchange offers have been registered under the Securities Act of 1933, or the Securities Act, and will not bear legends restricting their transfer. In this document we refer to the outstanding securities as the "old securities" and the new securities as the "registered securities" or "exchange securities." Each offer for a series of outstanding securities described above shall constitute a separate exchange offer.


MATERIAL TERMS OF THE EXCHANGE OFFERS

- Each exchange offer expires at 5:00 p.m., New York City time, on       , 2002,
  unless extended.


- The only conditions to completing an exchange offer are that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the Commission, and no injunction, order or decree has been issued that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer.


- All old securities that are validly tendered and not validly withdrawn will be exchanged.

- Tenders of old securities in an exchange offer may be withdrawn at any time prior to the expiration of the exchange offer.

- We will not receive any cash proceeds from the exchange offers.

    Each broker-dealer that receives exchange securities for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. The letters of transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for old securities where such old securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                            ------------------------

 CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS       , 2002

                               TABLE OF CONTENTS


                                          PAGE
                                        --------
Forward-Looking Statements............      i
Prospectus Summary....................      1
Risk Factors..........................     12
The Exchange Offers...................     20
Capitalization........................     28
Selected Consolidated Financial
  Data................................     29
Management's Discussion And Analysis
  Of Financial Condition And Results
  Of Operations.......................     32
Business..............................     41
Management............................     52
Executive Compensation................     54
Security Ownership Of Certain
  Beneficial Owners And Management....     57



                                          PAGE
                                        --------

Certain Relationships And Related
  Transactions........................     58
Description Of Certain Indebtedness...     60
Description Of The Registered
  Securities..........................     61
Material United States Federal Income
  Tax Consequences....................    134
Plan Of Distribution..................    140
Legal Matters.........................    140
Independent Accountants...............    140
Where You Can Find More Information...    141
Index To Consolidated Financial
  Statements..........................    F-1


    Von Hoffmann Corporation is a wholly-owned subsidiary of Von Hoffmann Holdings Inc. Unless otherwise stated or the context otherwise requires, in this prospectus, "Von Hoffmann" and "Company" refer to Von Hoffmann Corporation and its subsidiaries. "Holdings" refers to Von Hoffmann Holdings Inc. Unless otherwise stated or the context otherwise requires, "we," "us" and "our" refer to Holdings and its subsidiaries. References to the "securities" means both the old securities and the registered securities, unless the context otherwise requires. Von Hoffmann formerly was named "Von Hoffmann Press, Inc.," and Holdings formerly was named "Von Hoffmann Corporation."

    Until       , 2002, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains statements about future events and expectations, which are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future results. When we use words in this document, such as "anticipates," "intends," "plans," "believes," "estimates," "expects," and similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the educational textbook market, the level of future activity of the public school textbook adoption process, demographic and other trends in the instructional materials market, our ability to maintain or increase our market share and our future capital expenditure levels.


    You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

                               PROSPECTUS SUMMARY

    THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

                                  OUR COMPANY


    We believe that we are the leading manufacturer of four-color case-bound and soft-cover educational textbooks in the United States. Our products are sold principally to educational publishers who, in turn, sell them into the elementary and high school, or ELHI, and college instructional materials markets. In addition to textbook manufacturing, we provide our customers with a full range of value-added printing and design services from early design to final distribution. We estimate that our market share in our core business, the manufacture of four-color case-bound ELHI textbooks, is approximately 40%. Our net sales and net loss for the fiscal year ended December 31, 2001 were $407.1 million and $10.2 million, respectively.


    Since 1998, we have diversified our product offerings and added new services through selected strategic acquisitions in order to enhance our position within the instructional materials market. In addition to solidifying our position in the instructional materials market, our acquisitions have enabled us to expand our presence in the commercial book-manufacturing market. Over the past five years, we have also invested approximately $80 million in high-quality, high-throughput machinery and plant expansions (excluding equipment obtained in acquisitions), enhancing our competitive position and providing capacity for future growth. These investments include additional four-color web printing presses, additional one- and two-color presses, sheet-fed presses, new digital pre-press equipment and additional manufacturing space. We have also invested extensively in customized, high-efficiency book-binding production lines.

                               INDUSTRY OVERVIEW

    We primarily serve the instructional materials market, from which we derived approximately 68% of our 2001 net sales. Within the overall instructional materials market, we focus principally on the ELHI and college and higher education areas, for which we manufacture textbooks, standardized test materials and other educational materials. The market for ELHI and college and higher education instructional materials is characterized by long-term growth prospects, an ELHI textbook adoption process, a recurring revenue stream, great emphasis on quality, service and delivery and barriers to entry.

                             COMPETITIVE STRENGTHS

    We believe we are distinguished by the following competitive strengths:

    - a leading market share in the manufacture of four-color case-bound ELHI textbooks

    - a reputation for superior quality and customer service

    - a focus on instructional materials manufacture

    - the ability to be a single source supplier of a broad range of services to educational textbook manufacturers, from early design to manufacture to distribution

    - state-of-the-art manufacturing facilities

    - a skilled and experienced workforce and management team

                               BUSINESS STRATEGY

    The principal features of our business strategy include the following:

    - enhancing our position in the instructional materials market;

    - leveraging our existing manufacturing capabilities and reputation; and


    - considering selective acquisitions.


                               EXECUTIVE OFFICES

    Holdings and Von Hoffmann are Delaware corporations. Their principal executive offices are located at 1000 Camera Avenue, St. Louis, Missouri 63126, and their telephone number at that address is (314) 966-0909.

                  SUMMARY OF THE TERMS OF THE EXCHANGE OFFERS


    On March 15, 2002, Von Hoffmann issued $215.0 million aggregate principal amount of its 10 1/4% senior notes due 2009, referred to as the 2009 notes, in a transaction exempt from registration under the Securities Act of 1933.


    On October 16, 1998, Holdings (which at the time was named Von Hoffmann Corporation) issued $30.4 million aggregate principal amount of its 13 1/2% subordinated exchange debentures due 2009, referred to as the 2009 Holdings debentures, which have accreted in principal amount to $48.1 million, in exchange for its then outstanding 13 1/2% senior exchangeable preferred stock due 2009.

    On May 15, 1997, Von Hoffmann (which at the time was named Von Hoffmann Press, Inc.) issued $100.0 million in aggregate principal amount of its 10 3/8% senior subordinated notes due 2007, referred to as the 2007 notes, in a transaction exempt from registration under the Securities Act.

    We refer to each of the issuances of the old securities in this prospectus as an "original issuance." We entered into agreements at or prior to the time of the issuance of the old securities in which we agreed to register new securities with substantially the same form and terms of the old securities and exchange the registered securities for the old securities. These agreements are referred to in this prospectus as "registration rights agreements."

    You are entitled to exchange your old securities in the exchange offers for registered securities. Unless you are a broker-dealer and assuming you satisfy the conditions set forth below under "--Resales of the Registered Securities," we believe that the securities to be issued in the exchange offers may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act. You should read the discussions under the headings "The Exchange Offers" and "Description of the Registered Securities" for further information regarding the registered securities.

Registration Rights Agreements............  Under the registration rights agreements we are obligated to exchange the old securities for registered
                                            securities with terms identical in all material respects
                                            to the old securities. The exchange offers are intended
                                            to satisfy these rights. After the exchange offers are
                                            complete, except as set forth in the next paragraph, you
                                            will no longer be entitled to any exchange or
                                            registration rights with respect to your old securities.

                                            The registration rights agreements require us to file a
                                            registration statement for a continuous offering in
                                            accordance with Rule 415 under the Securities Act for
                                            your benefit if you would not receive freely tradeable
                                            registered securities in the exchange offers or you are
                                            ineligible to participate in the exchange offers and
                                            indicate that you wish to have your old securities
                                            registered under the Securities Act. See "The Exchange
                                            Offers--Procedures for Tendering."

The Exchange Offers.......................  Von Hoffmann is offering to exchange:

                                            -  $1,000 principal amount of 10 1/4% senior notes due
                                            2009, which have been registered under the Securities
                                               Act, for each $1,000 principal amount of its
                                               unregistered 10 1/4% senior notes due 2009 that were
                                               issued in the original issuance; and

                                            -  $1,000 principal amount of 10 3/8% senior
                                            subordinated notes due 2007, which have been registered
                                               under the Securities Act, for each

                                            -  $1,000 principal amount of its unregistered 10 3/8%
                                            senior subordinated notes due 2007 that were issued in
                                               the original issuance.

                                            Holdings is offering to exchange:

                                            -  a principal amount of 13 1/2% subordinated exchange
                                               debentures due 2009, which have been registered under
                                               the Securities Act, for an equal principal amount of
                                               its unregistered 13 1/2% subordinated exchange
                                               debentures due 2009 that were issued in the original
                                               issuance.

                                            In order to be exchanged, an old security must be
                                            validly tendered and accepted. All old securities that
                                            are validly tendered and not validly withdrawn will be
                                            exchanged.

                                            As of this date, there are $215.0 million aggregate
                                            principal amount of 10 1/4% senior notes due 2009
                                            outstanding, $100.0 million aggregate principal amount
                                            of 10 3/8% senior subordinated notes due 2007
                                            outstanding and $48.1 million aggregate principal amount
                                            of 13 1/2% subordinated exchange debentures due 2009
                                            outstanding.

                                            We will issue the applicable registered securities
                                            promptly after the expiration of each exchange offer.

Resales of the Registered Securities......  Except as described below, we believe that registered securities to be issued in the exchange offers may be
                                            offered for resale, resold and otherwise transferred by
                                            you without compliance with the registration and
                                            prospectus delivery provisions of the Securities Act if
                                            you meet the following conditions:

                                            (1)  the registered securities are acquired by you in
                                            the ordinary course of your business;

                                            (2)  you are not engaging in and do not intend to engage
                                                 in a distribution of the registered securities;

                                            (3)  you do not have an arrangement or understanding
                                                 with any person to participate in the distribution
                                                 of the registered securities; and

                                            (4)  you are not an affiliate of ours, as that term is
                                                 defined in Rule 405 under the Securities Act.

                                            Our belief is based on interpretations by the staff of
                                            the Commission, as set forth in no-action letters issued
                                            to third parties unrelated to us. The staff has not
                                            considered the exchange offers in the context of a
                                            no-action letter, and we cannot assure you that the
                                            staff would make a similar determination with respect to
                                            the exchange offers.

                                            If you do not meet the above conditions, you may incur
                                            liability under the Securities Act if you transfer any
                                            registered security without delivering a prospectus
                                            meeting the requirements of the Securities Act. We do
                                            not assume or indemnify you against that liability.

                                            Each broker-dealer that is issued registered securities
                                            in an exchange offer for its own account in exchange for
                                            old securities which were acquired by that broker-dealer
                                            as a result of market-making activities or other trading
                                            activities must agree to deliver a prospectus meeting
                                            the requirements of the Securities Act in connection
                                            with any resales of the registered securities. A
                                            broker-dealer may use this prospectus for an offer to
                                            resell or to otherwise transfer registered securities.

Expiration Date...........................  Each exchange offer will expire at 5:00 p.m., New York
                                            City time, on    , 2002, unless we decide to extend the
                                            exchange offer. We refer to this date, as it may be
                                            extended, as the "expiration date." We do not intend to
                                            extend any of the exchange offers, although we reserve
                                            the right to do so.

Conditions to Each Exchange Offer.........  The only conditions to completing an exchange offer are that the exchange offer not violate any applicable law
                                            or any applicable interpretation of the staff of the
                                            Commission and no injunction, order or decree has been
                                            issued by any court or any governmental agency that
                                            would prohibit, prevent or otherwise materially impair
                                            our ability to proceed with the exchange offers. See
                                            "The Exchange Offers--Conditions."

Procedures for Tendering Old Securities
  Held in the Form of Book-Entry
  Interests...............................  The old securities were issued as global securities in fully registered form without interest coupons.
                                            Beneficial interests in the old securities, held by
                                            direct or indirect participants in The Depository Trust
                                            Company, or DTC, are shown on, and transfers of these
                                            interests are effected only through records maintained
                                            in book-entry form by DTC with respect to its
                                            participants.

                                            If you hold old securities in the form of book-entry
                                            interests and you wish to tender your old securities for
                                            exchange pursuant to an exchange offer, you must
                                            transmit to the exchange agent on or prior to the
                                            expiration date of the applicable exchange offer either:

                                            -  a written or facsimile copy of a properly completed
                                            and duly executed letter of transmittal for your
                                               securities, including all other documents required by
                                               such letter of transmittal, at the address set forth
                                               on the cover page of the letter of transmittal; or

                                            -  a computer-generated message transmitted by means of
                                               DTC's Automated Tender Offer Program system and
                                               received by the exchange agent and forming a part of
                                               a confirmation of book-entry transfer, in which you
                                               acknowledge and agree to be bound by the terms of the
                                               letter of transmittal for your securities.

                                            The exchange agent must also receive on or prior to the
                                            expiration of the applicable exchange offer either:

                                            -  a timely confirmation of book-entry transfer of your
                                            old securities into the exchange agent's account at DTC
                                               pursuant to the procedure for book-entry transfers
                                               described in this prospectus under the heading "The
                                               Exchange Offers--Book-Entry Transfer," or

                                            -  the documents necessary for compliance with the
                                               guaranteed delivery procedures described below.

                                            A letter of transmittal for your securities accompanies
                                            this prospectus. By executing the letter of transmittal
                                            for your securities or delivering a computer-generated
                                            message through DTC's Automated Tender Offer Program
                                            system, you will represent to us that, among other
                                            things:

                                            -  the registered securities to be acquired by you in
                                            the applicable exchange offer are being acquired in the
                                               ordinary course of your business;

                                            -  you are not engaging in and do not intend to engage
                                            in a distribution of the registered securities;

                                            -  you do not have an arrangement or understanding with
                                               any person to participate in the distribution of the
                                               registered securities; and

                                            -  you are not our affiliate.

Procedures for Tendering Certificated Old
  Securities..............................  If you are a holder of book-entry interests in the old securities, you are entitled to receive, in limited
                                            circumstances, in exchange for your book-entry
                                            interests, certificated securities which are in equal
                                            principal amounts to your book-entry interests. See
                                            "Description of the Registered Securities--Forms of
                                            Registered Securities." If you acquire certificated old
                                            securities prior to the expiration of an Exchange Offer,
                                            you must tender your certificated old securities in
                                            accordance with the procedures described in this
                                            prospectus under the heading "The Exchange
                                            Offers--Procedures for Tendering--Certificated Old
                                            Securities."

Special Procedures for Beneficial
  Owners..................................  If you are the beneficial owner of old securities and they are registered in the name of a broker, dealer,
                                            commercial bank, trust company or other nominee and you
                                            wish to tender your old securities, you should contact
                                            the registered holder promptly and instruct the
                                            registered holder to tender on your behalf. If you wish
                                            to tender on your own behalf, you must, prior to
                                            completing and executing the letter of transmittal for
                                            your securities and delivering your old securities,
                                            either make appropriate arrangements to register
                                            ownership of the old securities in your name or obtain a
                                            properly completed bond power from the registered
                                            holder. The transfer of registered ownership may take
                                            considerable time. See "The Exchange Offers--Procedures
                                            for Tendering--Procedures Applicable to All Holders."

Guaranteed Delivery Procedures............  If you wish to tender your old securities in an exchange offer and:

                                            (1)  they are not immediately available;

                                            (2)  time will not permit your old securities or other
                                                 required documents to reach the exchange agent
                                                 before the expiration of the exchange offer; or

                                            (3)  you cannot complete the procedure for book-entry
                                                 transfer on a timely basis,

                                            you may tender your old securities in accordance with
                                            the guaranteed delivery procedures set forth in "The
                                            Exchange Offers--Procedures for Tendering-- Guaranteed
                                            Delivery Procedures."

Acceptance of Old Securities and Delivery
  of Registered Securities................  Except under the circumstances described above under
                                            "Conditions to Each Exchange Offer," we will accept for
                                            exchange any and all old securities which are properly
                                            tendered prior to 5:00 p.m., New York City time, on the
                                            expiration date. The registered securities to be issued
                                            to you in an exchange offer will be delivered promptly
                                            following the expiration date for that exchange offer.
                                            See "The Exchange Offers--Terms of the Exchange Offers."

Withdrawal................................  You may withdraw the tender of your old securities at any time prior to 5:00 p.m., New York City time, on the
                                            expiration date. We will return to you any old
                                            securities not accepted for exchange for any reason
                                            without expense to you as promptly as we can after the
                                            expiration or termination of the applicable exchange
                                            offer.

Exchange Agent............................  U.S. Bank National Association is serving as the exchange agent in connection with the exchange offers.

Consequences of Failure to
  Exchange................................  If you do not participate in the exchange offers for your old securities, upon completion of the exchange
                                            offers, the liquidity of the market for your old
                                            securities could be adversely affected. See "The
                                            Exchange Offers--Consequences of Failure to Exchange."

Material United States Federal Income Tax
  Consequences............................  The exchange of old securities for registered securities should not be a taxable event for federal income tax
                                            purposes. See "Material United States Federal Income Tax
                                            Consequences."

               SUMMARY OF THE TERMS OF THE REGISTERED SECURITIES

2009 NOTES


Issuer....................................  Von Hoffmann Corporation.

Notes Offered.............................  $215,000,000 aggregate principal amount of 10 1/4%
                                            senior notes due 2009 registered under the Securities
                                            Act.

Maturity..................................  March 15, 2009.

Interest Rate.............................  10.25% per year.

Interest Payment Dates....................  February 15 and August 15 of each year, beginning August
                                            15, 2002.

Guarantees................................  The registered 2009 notes will be fully and unconditionally guaranteed, jointly and severally, by
                                            all of Von Hoffmann's current and future domestic
                                            subsidiaries (other than some immaterial subsidiaries
                                            and its accounts receivable financing subsidiary), and
                                            so long as Holdings guarantees any of the Credit
                                            Facilities, by Holdings.

Optional Redemption.......................  Von Hoffmann may redeem the 2009 notes at any time prior to March 15, 2005, in whole or in part, upon notice to
                                            the holders, at a redemption price equal to the amount
                                            as calculated in accordance with the first paragraph
                                            under "Description of the Registered Securities--10 1/4%
                                            Senior Notes due 2009--Optional Redemption."

                                            Von Hoffmann may redeem the 2009 notes at any time on or
                                            after March 15, 2005, in whole or in part, in cash at
                                            the redemption prices described in this prospectus, plus
                                            accrued and unpaid interest to the date of redemption.

                                            In addition, on or before March 15, 2005, Von Hoffmann
                                            may redeem up to 35% of the aggregate principal amount
                                            of 2009 notes issued under the indenture governing the
                                            2009 notes with the proceeds of certain equity
                                            offerings. Von Hoffmann may make that redemption only
                                            if, after the redemption, at least 65% of the aggregate
                                            principal amount of notes issued under the indenture
                                            governing the 2009 notes remains outstanding.

Ranking...................................  The registered 2009 notes and the related guarantees will rank:

                                            -  equal in right of payment to all of Von Hoffmann's
                                            and the guarantors' existing and future senior
                                               indebtedness;

                                            -  senior in right of payment to Von Hoffmann's and the
                                               guarantors' existing and future subordinated
                                               indebtedness; and

                                            -  effectively junior to Von Hoffmann's and the
                                            guarantors' secured indebtedness, including any
                                               borrowings under our revolving credit facility.

Certain Covenants.........................  The indenture governing the 2009 notes contains covenants limiting Von Hoffmann's and its restricted
                                            subsidiaries' ability to:

                                            -  incur additional indebtedness;

                                            -  create liens;

                                            -  pay dividends or make other equity distributions;

                                            -  purchase or redeem capital stock;

                                            -  make investments;

                                            -  sell assets;

                                            -  incur restrictions on the ability of restricted
                                            subsidiaries to make dividends or distributions;

                                            -  engage in transactions with affiliates; and

                                            -  effect a consolidation or merger.

                                            These covenants are subject to important exceptions and
                                            qualifications described under "Description of the
                                            Registered Securities--10 1/4% Senior Notes due
                                            2009--Certain Covenants."

2007 NOTES

Issuer....................................  Von Hoffmann Corporation.

Notes Offered.............................  $100,000,000 aggregate principal amount of 10 3/8%
                                            senior subordinated notes due 2007 registered under the
                                            Securities Act.

Maturity..................................  May 15, 2007.

Interest Rate.............................  10.375% per year.

Interest Payment Dates....................  May 15 and November 15 each year.

Guarantees................................  The registered notes will be fully and unconditionally guaranteed, jointly and severally, by all of Von
                                            Hoffmann's restricted subsidiaries and so long as
                                            Holdings guarantees any of the Credit Facilities, by
                                            Holdings.

Optional Redemption.......................  Von Hoffmann may redeem the 2007 notes at any time on or after May 15, 2002, in whole or in part, in cash at the
                                            redemption prices described in this prospectus, plus
                                            accrued and unpaid interest to the date of redemption.

Ranking...................................  The registered 2007 notes and the related guarantees will rank:

                                            -  junior in right of payment to all of Von Hoffmann's
                                            and the guarantors' existing and future senior
                                               indebtedness; and

                                            -  equal in right of payment to Von Hoffmann's and the
                                               guarantors' existing and future senior subordinated
                                               indebtedness.

Certain Covenants.........................  The indenture governing the 2007 notes contains covenants limiting Von Hoffmann's and its restricted
                                            subsidiaries' ability to:

                                            -  incur additional indebtedness;

                                            -  create liens;

                                            -  pay dividends or make other equity distributions;

                                            -  purchase or redeem capital stock;

                                            -  make investments;

                                            -  sell assets;

                                            -  incur restrictions on the ability of restricted
                                            subsidiaries to make dividends or distributions;

                                            -  engage in transactions with affiliates; and

                                            -  effect a consolidation or merger.

                                            These covenants are subject to important exceptions and
                                            qualifications described under "Description of the
                                            Registered Securities--10 3/8% Senior Subordinated Notes
                                            due 2007--Certain Covenants."

2009 HOLDINGS DEBENTURES

Issuer....................................  Von Hoffmann Holdings Inc.

Debentures Offered........................  $48,056,397 aggregate principal amount of 13 1/2%
                                            subordinated exchange debentures due 2009 registered
                                            under the Securities Act.

Maturity..................................  May 15, 2009.

Interest Rate.............................  13.5% per year. Interest is not payable in cash prior to the date on which interest would be permitted to be paid
                                            in cash pursuant to the terms of the then-outstanding
                                            indebtedness of Holdings and its subsidiaries and any
                                            other contractual provisions limiting their ability to
                                            declare or pay cash interest. Our revolving credit
                                            facility restricts such payments. Until interest is
                                            payable in cash, such interest will accrete to the
                                            principal amount of the debentures on each interest
                                            payment date.

Interest Payment Dates....................  May 15 and November 15 each year.

Optional Redemption.......................  Holdings may redeem the 2009 Holdings debentures at any time on or after May 15, 2002, in whole or in part, in
                                            cash at the redemption prices described in this
                                            prospectus, plus accrued and unpaid interest to the date
                                            of redemption.

Ranking...................................  The registered 2009 Holdings debentures will rank junior in right of payment to all of Holdings' existing and
                                            future senior indebtedness.

Certain Covenants.........................  The indenture governing the 2009 Holdings debentures contains covenants limiting Holdings' and its
                                            subsidiaries' ability to

                                            -  pay dividends or make other equity distributions; and

                                            -  purchase or redeem capital stock.

                                            These covenants are subject to important exceptions and
                                            qualifications described under "Description of the
                                            Registered Securities--13 1/2% Subordinated Exchange
                                            Debentures Due 2009--Certain Covenants."

TERMS COMMON TO THE EXCHANGE OFFERS

Use of Proceeds...........................  We will not receive any cash proceeds upon the completion of the exchange offers. We used the net
                                            proceeds of the offering of the 2009 notes to repay a
                                            senior credit facility in March 2002 and to pay related
                                            fees and expenses. We used the net proceeds of the
                                            offering of the 2007 notes to finance the cash
                                            consideration of our recapitalization in May 1997 and
                                            pay the related fees and transaction costs of the
                                            recapitalization. We used the net proceeds of the
                                            offering of the 2009 debentures to retire preferred
                                            stock issued in 1997 as part of our recapitalization.

Form of Registered Securities.............  The registered securities to be issued in the exchange offers will be represented by one or more global
                                            securities deposited with the trustees for the
                                            securities for the benefit of DTC. You will not receive
                                            registered securities in certificated form unless one of
                                            the events set forth under the heading "Description of
                                            the Registered Securities--Forms of Registered
                                            Securities" occurs. Instead, beneficial interests in the
                                            registered securities to be issued in the exchange
                                            offers will be shown on, and transfer of these interests
                                            will be effected only through, records maintained in
                                            book-entry form by DTC with respect to its participants.

Risk Factors..............................  You should refer to the section entitled "Risk Factors"
                                            for an explanation of the material risks of
                                            participating in the exchange offers and investing in
                                            the securities.

                                  RISK FACTORS


    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO PARTICIPATE IN THE EXCHANGE OFFERS. ANY OF THE FOLLOWING RISKS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS. THE FACTORS SET FORTH BELOW, HOWEVER, ARE GENERALLY APPLICABLE TO THE OLD SECURITIES AS WELL AS THE REGISTERED SECURITIES.


RISKS RELATING TO THE SECURITIES


THERE MAY BE NO ACTIVE TRADING MARKET FOR THE REGISTERED SECURITIES TO BE ISSUED IN THE EXCHANGE OFFERS.


    There is no established market for the registered securities. We cannot assure you with respect to:

    - the liquidity of any market for the registered securities that may develop;

    - your ability to sell registered securities; or

    - the price at which you will be able to sell the registered securities.

    If a public market were to exist, the registered securities could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities, and our financial performance. We do not intend to list the registered securities to be issued to you on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the registered securities is currently anticipated.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE SECURITIES.

    We have now and, after the exchange offers, will continue to have, a significant amount of indebtedness. As of May 31, 2002, we had total indebtedness of $391.7 million and had $50.8 million of additional borrowings available under our revolving credit facility, after excluding $1.3 million of letters of credit outstanding under that facility.

    Our substantial indebtedness could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the securities;

    - increase our vulnerability to general adverse economic and industry conditions;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate needs;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - result in higher interest expense in the event of increases in interest rates as some of our debt is, and will continue to be, at variable rates of interest;

    - place us at a competitive disadvantage compared to our competitors that have less debt; and

    - limit our ability to borrow additional funds.

    In addition, the indentures governing the 2009 senior notes and the 2007 senior subordinated notes and our revolving credit facility contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. These covenants limit or restrict our ability to:

    - incur additional indebtedness;

    - create liens;

    - pay dividends or make other equity distributions;

    - purchase or redeem capital stock;

    - make investments;

    - sell assets;

    - incur restrictions on the ability of subsidiaries to make dividends or distributions;

    - engage in transactions with affiliates; and

    - effect a consolidation or merger.


    The indenture governing the 2009 Holdings debentures limits or restricts our ability to pay dividends or make other equity distributions or purchase or redeem capital stock.


    These limitations and restrictions may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our best interests. In addition, our revolving credit facility requires us to comply with certain financial ratios and our ability to borrow under it is subject to borrowing base requirements. Our ability to comply with these ratios may be affected by events beyond our control. If we breach any of the covenants in our revolving credit facility or our indentures, or if we are unable to comply with the required financial ratios, we may be in default under our revolving credit facility or our indentures. If we default, the holders of the securities or lenders under our revolving credit facility could declare all borrowings owed to them, including accrued interest and other fees, to be due and payable. If we were unable to repay the borrowings under our revolving credit facility when due, the lenders under the revolving credit facility could also proceed against the collateral granted to them, which could result in the holders of the securities receiving less, ratably, than those lenders.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on our indebtedness, including our revolving credit facility and the securities, and to fund our business initiatives will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facility in an amount sufficient to enable us to service our indebtedness, including our revolving credit facility and the securities, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including our revolving credit facility and the securities, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our revolving credit facility or the securities, on commercially reasonable terms or at all.

AS HOLDERS OF THE 2007 NOTES AND 2009 NOTES, YOUR RIGHT TO RECEIVE PAYMENTS ON THE SECURITIES IS EFFECTIVELY SUBORDINATED TO THE RIGHTS OF VON HOFFMANN'S EXISTING AND FUTURE SECURED CREDITORS. FURTHERMORE, THE GUARANTEES OF THE NOTES ARE EFFECTIVELY SUBORDINATED TO ALL OUR GUARANTORS' EXISTING AND FUTURE SECURED INDEBTEDNESS.


    Holders of our secured indebtedness will have claims that are prior to your claims as holders of the 2007 notes and 2009 notes to the extent of the value of the assets securing that other indebtedness. Holdings, Von Hoffmann and the guarantors of the notes are parties to our revolving credit facility, which is secured by liens on our outstanding capital stock and substantially all of our and our subsidiaries' property and assets. The securities, including our 2009 notes and our 2007 notes, are effectively subordinated to all that indebtedness to the extent of the related security. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to those of our assets that constitute their collateral. Holders of the 2007 notes and 2009 notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as those securities or which is not expressly subordinated to those securities, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the securities. As a result, holders of the securities may receive less, ratably, than holders of secured indebtedness.



    As of May 31, 2002, the aggregate amount of our secured indebtedness and the secured indebtedness of our subsidiaries would have been approximately
$391.7 million, and approximately $50.8 million would have been available for additional borrowing under our revolving credit facility, after excluding
$1.3 million of letters of credit outstanding under that facility. See "Description of Certain Indebtedness--Revolving Credit Facility."



YOUR RIGHT TO RECEIVE PAYMENT AS A HOLDER OF THE 2009 HOLDINGS DEBENTURES IS EFFECTIVELY SUBORDINATED IN RIGHT OF PAYMENT TO ALL LIABILITIES OF THE SUBSIDIARIES OF HOLDINGS.



    The only asset of Holdings is the capital stock of Von Hoffmann. Generally claims of creditors of a subsidiary of Holdings including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiary, and claims of preferred stockholders, if any, of such subsidiary will have priority with respect to the assets and earnings of such subsidiary over the claims of the creditors of Holdings. The 2009 Holdings debentures will be effectively subordinate in right of payment to all liabilities including trade payables of all subsidiaries of Holdings.


THE ABILITY OF HOLDINGS TO PAY CASH INTEREST EXPENSE ON THE 2009 HOLDINGS DEBENTURES IS RESTRICTED BY OUR DEBT INSTRUMENTS.


    We conduct substantially all of our operations through the subsidiaries of Holdings. Our ability to pay cash interest expense on the 2009 Holdings debentures depends upon, other things, receipt of dividends or other distributions by Holdings from its subsidiaries. Holdings' obligation to make cash interest payments with respect to the 2009 Holdings debentures is subject to the terms of the then-outstanding indebtedness of Holdings and its subsidiaries and any other contractual provisions limiting the ability of Holdings and its subsidiaries to declare or pay cash interest. Our revolving credit facility restricts such payments. Accordingly, Holdings does not currently make, and in the foreseeable future does not intend to make, cash interest payments on the 2009 Holdings debentures. Further, subject to restrictions contained in the indenture future borrowings by our subsidiaries including Von Hoffmann could contain restrictions or prohibitions on the payment of dividends and other distributions by our subsidiaries to Holdings. In addition, applicable law may limit the amount that our subsidiaries may pay us as dividends on their capital stock.


WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE SECURITIES INDENTURES.


    Upon the occurrence of certain specific kinds of change of control events, our indentures governing the 2007 notes, the 2009 notes and the 2009 Holdings debentures require us to offer to repurchase all outstanding securities at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of securities. Moreover, our revolving credit facility will prohibit our repurchase of the 2007 notes and the

2009 Holdings debentures upon a change of control and our 2009 notes will limit our ability to repurchase our 2007 notes upon a change of control. Additionally, the occurrence of a change of control may require us to repay our revolving credit facility.


YOUR RIGHT TO REQUIRE US TO REDEEM THE SECURITIES IS LIMITED.

    The holders of securities have limited rights to require us to purchase or redeem the securities in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. Consequently, the change of control provisions of the indentures for the securities will not afford any protection in a highly leveraged transaction, including such a transaction initiated by us, if such transaction does not result in a change of control or otherwise result in an event of default under the securities indentures. Accordingly, these change of control provisions are likely to be of limited usefulness in such situations.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of the guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

    - was insolvent or rendered insolvent by reason of such incurrence; or

    - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

    - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

    On the basis of historical financial information, we believe that each guarantor, at the time it guaranteed the 2009 notes or 2007 notes, was not insolvent, did not have unreasonably small capital for the business in which it was engaged and had not incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

RISKS RELATING TO OUR BUSINESS

WE HAVE A NARROW PRODUCT RANGE AND OUR BUSINESS WOULD SUFFER IF OUR PRODUCTS BECOME OBSOLETE OR CONSUMPTION OF THEM DECREASED.

    We derive a significant portion of our net sales from customers in the business of publishing textbooks intended for the ELHI and college markets. Therefore, we are dependent upon the sale of books to these markets. Our business would suffer if consumption of these products decreased or if these products became obsolete. Our business could be adversely affected by factors such as changes in the funding of large institutional users of books such as elementary and high schools and colleges and universities.

OUR RESULTS OF OPERATIONS ARE DEPENDENT ON OUR PRINCIPAL PRODUCTION FACILITY FOR FOUR-COLOR EDUCATIONAL TEXTBOOKS.

    Approximately 50% of our net sales and 50% of our earnings before interest, taxes, depreciation and amortization for 2001 were generated from our Jefferson City, Missouri production facility where we manufacture, among other products, our four-color educational textbooks. Any disruption of our production capabilities at this facility for a significant term could adversely effect our operating results. While we maintain levels of insurance we believe to be adequate to protect against significant interruption in operations at our Jefferson City facility, there is no assurance that any proceeds from insurance would be sufficient to return such facility to operational status or that we could relocate our operations from such facility without incurring significant costs, including the possible loss of customers during any period during which production is interrupted.

OUR BUSINESS IS SUBJECT TO SEASONAL AND CYCLICAL FLUCTUATIONS IN SALES.

    We experience seasonal fluctuations in our sales. The seasonality of the ELHI market is significantly influenced by state and local school book purchasing schedules, which commence in the spring and peak in the summer months preceding the start of the school year. The college textbook market is also seasonal with the majority of textbook sales occurring during June through August and November through January. Significant amounts of inventory are acquired by publishers prior to those periods in order to meet customer delivery requirements. This places significant pressure on publishers and textbook manufacturers to monitor production and distribution accurately to satisfy these delivery requirements.

    We also experience cyclical fluctuations in our sales. The cyclicality of the ELHI market is primarily attributable to the textbook adoption cycle. Industry sales volume gains or losses in any year are principally due to shifts in adoption schedules and the availability of state and local government funding. To a lesser extent, the cyclicality of our business is also attributable to fluctuations in paper prices. Actual or perceived changes in paper prices will result in fluctuations in purchases by our customers and, accordingly, impact our sales in a given year. Lower than expected sales by us during the adoption period or a general economic downturn in our market or industry could have a material adverse effect on the timing of our cash flows and, therefore, on our ability to service our obligations with respect to the notes and our other indebtedness.

ANY PROBLEM OR INTERRUPTION IN OUR SUPPLY OF PAPER OR OTHER RAW MATERIALS COULD DELAY PRODUCTION AND ADVERSELY AFFECT OUR SALES.

    We rely on independent suppliers for key raw materials, principally paper, ink, bindery materials and adhesives, which may be available only from limited sources. Although supplies of our raw materials currently are adequate, shortages could occur in the future due to interruption of supply or increased industry demand.

    In addition, we do not have long-term contracts with any of our suppliers. We cannot assure you that these suppliers will continue to provide raw materials to us at attractive prices, or at all, or that we will be able to obtain such raw materials in the future from these or other providers on the scale and within the time frames we require. Although we believe we can obtain paper and other raw materials from alternate suppliers, any failure to obtain such raw materials on a timely basis at an affordable cost, or any significant delays or interruptions of supply could have a material adverse effect on our business, financial condition and results of operations.

A SIGNIFICANT AMOUNT OF OUR BUSINESS COMES FROM A LIMITED NUMBER OF CUSTOMERS AND OUR REVENUE AND PROFITS COULD DECREASE SIGNIFICANTLY IF WE LOSE ONE OR MORE OF THEM AS CUSTOMERS.

    Our business depends on a limited number of customers. Our customers include, among others, approximately 50 autonomous divisions of the four major educational textbook publishers. Each of these divisions maintains its own manufacturing relationships and generally makes textbook manufacturing decisions independently of other divisions. Combining division sales, these four publishers accounted for approximately 18.0%, 14.0%, 7.3% and 6.5%, respectively, of our net sales during 2001. We do not have long-term contracts with any of these customers. Accordingly, our ability to retain or increase our business often depends upon our relationships with each customer's divisional managers and senior executives. One or more of these customers may stop buying textbook manufacturing from us or may substantially reduce the amount of textbooks we manufacture for it. Any cancellation, deferral or significant reduction in manufacturing sold to these principal customers or a significant number of smaller customers could seriously harm our business, financial condition and results of operations.

WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT.

    Competition in our industry is intense. In particular, the educational textbook manufacturing market is concentrated and is served by large national printers and smaller regional printers. Because of greater resources, some of our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than we can. Since the textbook manufacturing process represents a small percentage of the total cost to publish a textbook, providers of textbook manufacturing have traditionally competed on the bases of quality of product, customer service, availability of printing time on appropriate equipment, timeliness of delivery and, to a lesser extent, price. We believe that maintaining a competitive advantage will require continued investment by us in product development, manufacturing capabilities and sales and marketing. We cannot assure you that we will have sufficient resources to make the necessary investments to do so, and we cannot assure you that we will be able to compete successfully in our market or against our competitors. Accordingly, new competitors may emerge and rapidly acquire market share.

IF WE DO NOT RETAIN OUR KEY PERSONNEL AND ATTRACT AND RETAIN OTHER HIGHLY SKILLED EMPLOYEES, OUR BUSINESS COULD SUFFER.

    If we fail to retain and recruit the necessary personnel, our business and our ability to obtain new customers, maintain the quality of our products and provide acceptable levels of customer service could suffer. The success of our business depends heavily on the leadership of our senior management personnel and certain other key employees. If any of these persons were to leave our company it could be difficult to replace them, and our business could be harmed. See "Management."

    Our success also depends on our ability to recruit, retain and motivate highly skilled personnel. We believe that our success is attributable largely to the experience and stability of our labor force and our experienced and relatively stable workforce is one of our most significant assets. Our salaried and hourly employees have an average tenure with us of approximately 20 and 11 years, respectively. As our

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workforce ages and retirements occur, we may need to replace a significant portion of our skilled labor. Competition for these persons is intense, and we may not be successful in recruiting, training or retaining qualified personnel. Our productivity and growth depends on our ability to attract and retain additional qualified employees, and our failure to replace or expand our existing employee base could have a material adverse effect on our ability to grow.

OUR ULTIMATE PRINCIPAL SHAREHOLDER'S INTERESTS MAY CONFLICT WITH YOURS.


    DLJ Merchant Banking Partners II, L.P. and certain of its affiliates (collectively, "DLJ Merchant Banking") own approximately 96.3% of Holdings' outstanding common stock. Holdings owns 100% of Von Hoffmann's common stock. As a result, DLJ Merchant Banking is in a position to control all matters affecting us, and may authorize actions or have interests that could conflict with your interests.


WE COULD FACE CONSIDERABLE BUSINESS AND FINANCIAL RISK IN IMPLEMENTING OUR ACQUISITION STRATEGY.


    As part of our growth strategy, we intend to consider acquiring complementary businesses. We cannot assure you that future acquisition opportunities will exist or, if they do, that we will be able to finance those opportunities. The indentures governing the 2007 notes and 2009 Holdings debentures and our revolving credit facility contain covenants that limit our ability to incur additional indebtedness which could limit our ability to finance such acquisitions. Future acquisitions could result in us incurring debt and contingent liabilities or incurring impairment charges with respect to goodwill. Risks we could face with respect to acquisitions also include:


    - difficulties in the integration of the operations, technologies, products and personnel of the acquired company;

    - risks of entering markets in which we have no or limited prior experience;

    - potential loss of employees;

    - diversion of management's attention away from other business concerns; and

    - expenses of any undisclosed or potential legal liabilities of the acquired company.

    The risks associated with acquisitions could have a material adverse effect upon our business, financial condition and results of operations. We cannot assure you that we will be successful in consummating future acquisitions on favorable terms or at all.

WE MAY BE REQUIRED TO MAKE SIGNIFICANT CAPITAL EXPENDITURES IN ORDER TO REMAIN TECHNOLOGICALLY AND ECONOMICALLY COMPETITIVE.

    Production technology in the printing industry has evolved and continues to evolve. Although we have invested approximately $80.0 million in equipment and plant expansions (excluding equipment obtained in acquisitions) over the past five years and do not currently forecast any further major expenditure, the emergence of any significant technological advances utilized by competitors could require us to invest significant capital in additional production technology in order to remain competitive. We cannot assure you that we would be able to fund any such investments. Our failure to invest in new technologies could have a material adverse effect on our business, financial condition or results of operations.

WE ARE SUBJECT TO SIGNIFICANT ENVIRONMENTAL REGULATION AND ENVIRONMENTAL COMPLIANCE EXPENDITURES AND LIABILITIES.

    Our businesses are subject to many environmental and health and safety laws and regulations, particularly with respect to the generation, storage, transportation, disposal, release and emission into the environment of various substances. We believe we are in substantial compliance with these laws.

Compliance with these laws and regulations is a significant factor in our business. Some or all of the environmental laws and regulations to which we are subject could become more stringent or more stringently enforced in the future and more stringent laws or regulations could be enacted. Our failure to comply with applicable environmental laws and regulations and permit requirements could result in civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment or remedial actions.

    Some environmental laws and regulations impose liability and responsibility on present and former owners, operators or users of facilities and sites for contamination at such facilities and sites without regard to causation or knowledge of contamination. In addition, we occasionally evaluate various alternatives with respect to our facilities, including possible dispositions or closures. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closures of facilities may trigger compliance requirements that are not applicable to operating facilities. Consequently, we cannot assure you that existing or future circumstances or developments with respect to contamination will not require significant expenditures by us.


RISKS RELATING TO THE EXCHANGE OFFERS



IF YOU FAIL TO EXCHANGE YOUR OLD SECURITIES, THEY MAY CONTINUE TO BE RESTRICTED SECURITIES AND MAY BECOME LESS LIQUID.



    Old securities that you do not tender or we do not accept may, following the exchange offers, continue to be restricted securities. You may not offer or sell untendered old securities except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue new securities in exchange for the old securities pursuant to the exchange offers only following the satisfaction of the procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old securities and of a properly completed and duly executed letter of transmittal for your securities.



    Because we anticipate that most holders of old securities will elect to exchange their old securities, we expect that the liquidity of the market for any old securities remaining after the completion of the exchange offers may be substantially limited. Any old security tendered and exchanged in an exchange offer will reduce the aggregate principal amount of the old securities of that class outstanding.

                              THE EXCHANGE OFFERS

PURPOSE AND EFFECT


    Von Hoffmann issued the 2009 notes and the 2007 notes on March 15, 2002 and May 15, 1997, respectively, in separate private placements to a limited number of qualified institutional buyers, as defined under the Securities Act, and to a limited number of persons outside the United States. The 2009 Holdings debentures were issued by Holdings in exchange for its senior exchangeable preferred stock on October 16, 1998. In connection with each of these issuances, we entered into an indenture and a registration rights agreement. The registration rights agreements require that we file a registration statement under the Securities Act with respect to the registered securities to be issued in the exchange offers and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old securities for a like principal amount of the relevant registered securities. These registered securities will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offers for a series of old securities, our obligations with respect to the registration of those old securities and the registered securities will terminate, except as provided in the last paragraph of this section. A copy of each indenture relating to the securities and each registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part.


    Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that registered securities to be issued to you in the exchange offers may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:


    (1) the registered securities to be issued to you in the exchange offers are being acquired in the ordinary course of your business;


    (2) you are not engaging in and do not intend to engage in a distribution of the registered securities to be issued to you in the exchange offers; and

    (3) you have no arrangement or understanding with any person to participate in the distribution of the registered securities to be issued to you in the exchange offers.

    If you tender your old securities in an exchange offer for the purpose of participating in a distribution of the registered securities to be issued to you in the exchange offers, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives registered securities in the exchange offers for its own account in exchange for old securities that were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those registered securities. See "Plan of Distribution."

    If you will not receive freely tradeable registered securities in an exchange offer or are not eligible to participate in the exchange offers, you can elect, by indicating on the letter of transmittal for your securities and providing certain additional necessary information, to have your old securities registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. If we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective until the earlier of (a) the time when the securities covered by the shelf registration statement may be sold pursuant to Rule 144,
(b) two years from the date the securities were originally issued or (c) the date on which all the securities registered under the shelf registration statement are disposed in accordance with the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old securities under the Securities Act. See "--Procedures for Tendering."

CONSEQUENCES OF FAILURE TO EXCHANGE

    After we complete the exchange offers, if you have not tendered your old securities, you will not have any further registration rights, except as set forth above. Your old securities may continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old securities could be adversely affected upon completion of the exchange offers if you do not participate in the exchange offers.

TERMS OF THE EXCHANGE OFFERS

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal for your securities, we will accept any and all old securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue a principal amount of registered securities in exchange for each principal amount of old securities accepted in an exchange offer. You may tender some or all of your old securities pursuant to the exchange offers. However, old securities other than the 2009 debentures, may be tendered only in integral multiples of $1,000 principal amount.


    The form and terms of the registered securities are substantially the same as the form and terms of the old securities, except that the registered securities to be issued in the exchange offers have been registered under the Securities Act and will not bear legends restricting their transfer. Each class of the registered securities will be issued pursuant to, and entitled to the benefits of, the indenture which governs the related old securities. Each class of registered securities and related old securities will be deemed one issue of securities under the indenture under which they were issued.


    As of the date of this prospectus, $215.0 million in aggregate principal amount of 2009 senior notes were outstanding, $100.0 million in aggregate principal amount of 2007 notes and $48.1 million in aggregate principal amount of 2009 Holdings debentures were outstanding. This prospectus, together with the applicable letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old securities. We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.

    We will be deemed to have accepted validly tendered outstanding securities when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered securities from us. If we do not accept any tendered securities because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted old securities, without expense, to the tendering holder as promptly as practicable after the expiration date.

    You will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of your old securities in the exchange offers. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offers. See "--Fees and Expenses" below.

EXPIRATION DATE; AMENDMENTS

    Each exchange offer will expire at 5:00 p.m., New York City time, on       ,
2002, unless we determine, in our sole discretion, to extend an exchange offer, in which case, it will expire at the later date and time to which it is extended. We do not intend to extend any of the exchange offers, although we reserve the right to do so. If we extend an exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder of outstanding securities for which the exchange offer is being made notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date for the exchange offer.

    We also reserve the right, in our sole discretion,

    (1) to delay accepting any old securities or, if any of the conditions set forth below under "--Conditions" have not been satisfied or waived, to terminate an exchange offer by giving oral or written notice of such delay or termination to the exchange agent; or

    (2) to amend the terms of an exchange offer in any manner, by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

    We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old securities surrendered for exchange, promptly after the termination or withdrawal of an exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

PROCEDURES FOR TENDERING

    BOOK-ENTRY INTERESTS

    The old securities were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

    If you hold old securities in the form of book-entry interests and you wish to tender your old securities for exchange pursuant to an exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

    (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal for your securities, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

    (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal for your securities.

    In addition, in order to deliver old securities held in the form of book-entry interests:

    (1) a timely confirmation of book-entry transfer of such securities into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or

    (2) you must comply with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF OLD SECURITIES AND THE APPLICABLE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD SECURITIES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

    CERTIFICATED OLD SECURITIES

    Only registered holders of certificated old securities may tender those securities in the exchange offers. If your old securities are certificated notes and you wish to tender those securities for exchange pursuant to an exchange offer, you must transmit to the exchange agent on or prior to 5:00 p.m. on the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "--Exchange Agent." In addition, in order to validly tender your certificated old securities:

    (1) the certificates representing your old securities must be received by the exchange agent prior to the expiration date; or

    (2) you must comply with the guaranteed delivery procedures described below.

    PROCEDURES APPLICABLE TO ALL HOLDERS

    If you tender an old security and you do not withdraw the tender prior to 5:00 p.m. on the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal for your securities.

    If your old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your securities, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal for your securities and delivering your old securities, either make appropriate arrangements to register ownership of the old securities in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.


    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (each an "eligible institution") unless:


    (1) old notes tendered in an exchange offer are tendered either


       (A) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the holder's applicable letter of transmittal; or


       (B) for the account of an eligible institution; and

    (2) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

    If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

    If the letter of transmittal for your securities is signed by a person other than you, your old securities must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old securities.

    If the letter of transmittal for your securities or any old securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal for your securities proper evidence satisfactory to us of their authority to act on your behalf.

    We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old securities. This determination will be final and binding. We reserve the absolute right to reject any and all old securities not properly tendered or any old securities our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old securities. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the respective letters of transmittal for your securities, will be final and binding on all parties.

    You must cure any defects or irregularities in connection with tenders of your old securities within the time period we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old securities, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your securities will be returned to you if:

    (1) you improperly tender your old securities;

    (2) you have not cured any defects or irregularities in your tender; and

    (3) we have not waived those defects, irregularities or improper tender.

    The exchange agent will return your securities, unless otherwise provided in the letter of transmittal for your securities, as soon as practicable following the expiration of the applicable exchange offer.

    In addition, we reserve the right in our sole discretion, with respect to an exchange offer, to:

    (1) purchase or make offers for, or offer registered securities for, any old securities that remain outstanding subsequent to the expiration of the exchange offer;

    (2) terminate the exchange offer; and

    (3) to the extent permitted by applicable law, purchase securities in the open market, in privately negotiated transactions or otherwise.

    The terms of any of these purchases or offers could differ from the terms of the exchange offer.

    By tendering in an exchange offer, you will represent to us that, among other things:


    (1) the registered securities to be issued to you in the exchange offer are being acquired in the ordinary course of your business,



    (2) you are not engaging in and do not intend to engage in a distribution of the registered securities to be issued to you in the exchange offer,


    (3) you do not have an arrangement or understanding with any person to participate in the distribution of the registered securities to be acquired by you in the exchange offer, and

    (4) you are not our "affiliate," as defined under Rule 405 of the Securities Act.

    In all cases, issuance of registered securities for old securities that are accepted for exchange in the exchange offers will be made only after timely receipt by the exchange agent of certificates for your old securities or a timely book-entry confirmation of your old securities into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal for your securities, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered old securities are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old securities are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old securities, or old securities in substitution therefor, will be returned without expense to you. In addition, in the case of old securities, tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old securities will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offers.

    GUARANTEED DELIVERY PROCEDURES

    If you desire to tender your old securities and your old securities are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

    (1) you tender through an eligible financial institution;

    (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal for your securities and notice of guaranteed delivery for your securities, substantially in the form provided by us; and

    (3) the certificates for all certificated old securities, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal for your securities, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery for your securities.

    The notice of guaranteed delivery for your securities may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

    (1) your name and address;

    (2) the amount of old securities you are tendering; and

    (3) a statement that your tender is being made by the notice of guaranteed delivery for your securities and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

       (A) the certificates for all certificated old securities being tendered, in proper form for transfer or a book-entry confirmation of tender;

       (B) a written or facsimile copy of the letter of transmittal for your securities, or a book-entry confirmation instead of the letter of transmittal; and

       (C) any other documents required by the letter of transmittal for your securities.

BOOK-ENTRY TRANSFER

    The exchange agent will establish accounts with respect to book-entry interests at DTC for purposes of the exchange offers promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC for the applicable exchange offer. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the relevant account of the exchange agent at DTC in accordance with DTC's procedures for transfer.

    If one of the following situations occur:

    (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the relevant account of the exchange agent at DTC; or

    (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date;

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

WITHDRAWAL RIGHTS

    You may withdraw tenders of your old securities at any time prior to 5:00 p.m., New York City time, on the expiration date.

    For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

    The notice of withdrawal must:

    (1) state your name;

    (2) identify the specific old securities to be withdrawn, including the certificate number or numbers and the principal amount of securities to be withdrawn;

    (3) be signed by you in the same manner as you signed the letter of transmittal for your securities when you tendered your old securities, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old securities into your name; and

    (4) specify the name in which the old securities are to be registered, if different from yours.

    We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old securities withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any old securities which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn old securities may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS

    Notwithstanding any other provision of an exchange offer and subject to our obligations under the applicable registration rights agreement, we will not be required to accept for exchange, or to issue registered securities in exchange for, any old securities in any exchange offer and may terminate or amend an exchange offer, if at any time before the acceptance of any old securities for exchange in the exchange offer any of the following events occur:

    (1) any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

    (2) the exchange offer violates any applicable law or any applicable interpretation of the staff of the Commission.

    These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition to an exchange offer in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of an exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

    In addition, we will not accept for exchange any old securities tendered, and no registered securities will be issued in exchange for any of those old securities, if at the time the securities are tendered any stop order is threatened by the Commission or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

    None of the exchange offers are conditioned on any minimum principal amount of old securities being tendered for exchange.

EXCHANGE AGENT

    We have appointed U.S. Bank National Association as exchange agent for each of the exchange offers. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal for your securities and other related documents should be directed to the exchange agent addressed as follows:


                        BY REGISTERED OR CERTIFIED MAIL:
                         U.S. Bank National Association
                              180 East 5th Street
                               St. Paul, MN 55101
                      Attention: Reorganization Department
                        BY HAND OR BY OVERNIGHT COURIER:
                         U.S. Bank National Association
                              180 East 5th Street
                               St. Paul, MN 55101
                      Attention: Reorganization Department
                        Corporate Trust Services Window
                                  Ground Level



BY FACSIMILE: (651) 244-0711                   BY TELEPHONE: (651) 244-0721
Attention: Reorganization Department


    The exchange agent also acts as trustee under the indenture governing the 2009 notes.

FEES AND EXPENSES

    We will not pay brokers, dealers, or others soliciting acceptances of the exchange offers. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

    We will pay the cash expenses to be incurred in connection with the exchange offers.

TRANSFER TAXES

    You will not be obligated to pay any transfer taxes in connection with a tender of your old securities for exchange unless you instruct us to register registered securities in the name of, or request that old securities not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

    We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will amortize the expense of the exchange offers over the term of the registered securities under generally accepted accounting principles.

                                 CAPITALIZATION

    The following table sets forth the cash and cash equivalents and capitalization of Holdings as of March 31, 2002. The following table should be read in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness" and the consolidated financial statements of Holdings, together with the related notes thereto, included elsewhere in this prospectus.


                                                              AS OF MARCH 31, 2002
                                                              --------------------
                                                                  (UNAUDITED)
                                                                 (IN MILLIONS)
Cash and cash equivalents(1)................................         $ 28.8
                                                                     ======
Debt:
  Revolving credit facility(2)..............................         $ 27.0
  10 1/4% Senior Notes Due 2009.............................          215.0
  10 3/8% Senior Subordinated Notes due 2007................          100.0
                                                                     ------
    Total operating company debt............................          342.0
  13 1/2% Subordinated Exchange Debentures due 2009(3)......           44.6
                                                                     ------
    Total debt..............................................          386.6
Stockholders' Equity........................................           25.6
                                                                     ------
  Total capitalization......................................         $412.2
                                                                     ------


------------------------


(1) On June 20, 2002, ZS VH II L.P., or ZS sold their remaining interest in Holdings to us for the purchase price of $5.0 million. The purchase was made with cash on hand which came from proceeds from DLJ Merchant Banking's equity contribution in March 2002.



(2) The revolving credit facility provides for revolving loans of $90.0 million and may be increased to provide for borrowings of up to $100.0 million if we are able to find lenders willing to provide such increase. As of March 31, 2002 we had total indebtedness of $27.0 million and had $49.1 million of additional borrowings available under our revolving credit facility, after excluding $1.3 million of letters of credit outstanding under that facility.



(3) Reflects redemption value of the 2009 Holdings debentures net of the fair value of the warrants issued concurrently with the debentures. The redemption value of the 2009 Holdings debentures at March 31, 2002 was $47.3 million. Until such time as cash interest is payable on the 2009 Holdings debentures, interest on the 2009 Holdings debentures accretes to principal at 13.5% per annum. Holdings' obligation to make cash interest payments with respect to the 2009 Holdings debentures is subject to the terms of the then-outstanding indebtedness of Holdings and its subsidiaries and any other contractual provisions limiting the ability of Holdings and its subsidiaries to declare or pay cash interest. Our revolving credit facility restricts such payments. Accordingly, Holdings does not currently make, and in the foreseeable future does not intend to make, cash interest payments on the debentures. See "Description of Certain Indebtedness--Subordinated Exchange Debentures."

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated financial data of Holdings' predecessor company for the period from January 1, 1997 to May 24, 1997 and Holdings for the period from May 25, 1997 to December 31, 1997 and for the four years ended December 31, 2001 are derived from the audited consolidated financial statements. The financial data for the three-month periods ended March 31, 2001 and 2002 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Holdings considers necessary for a fair presentation of the financial position and the results of operations for these periods.

    Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2002. The following table should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Holdings, including the related notes thereto, appearing elsewhere in this prospectus.

                        PREDECESSOR
                          COMPANY                                            HOLDINGS
                       -------------   ------------------------------------------------------------------------------------
                          FOR THE        FOR THE                                                        QUARTER ENDED
                          PERIOD          PERIOD                                                  -------------------------
                       OF JANUARY 1-    OF MAY 25-         FISCAL YEAR ENDED DECEMBER 31,          MARCH 31,     MARCH 31,
                          MAY 24,      DECEMBER 31,   -----------------------------------------      2001          2002
                           1997            1997       1998(1)    1999(1)    2000(1)      2001     (UNAUDITED)   (UNAUDITED)
                       -------------   ------------   --------   --------   --------   --------   -----------   -----------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF
  OPERATIONS DATA:
Net sales............     $77,794        $106,723     $310,608   $386,108   $443,423   $407,096    $112,852       $82,666
Cost of products and
  services...........      61,130          87,532      249,826    322,311    374,166    346,917      96,174        73,297
                          -------        --------     --------   --------   --------   --------    --------       -------
Gross profit.........      16,664          19,191       60,782     63,797     69,257     60,179      16,678         9,369
Operating
  expenses(2)........      11,443           8,289       49,482     34,143     35,747     33,317       8,738         7,094
                          -------        --------     --------   --------   --------   --------    --------       -------
Operating income.....       5,221          10,902       11,300     29,654     33,510     26,862       7,940         2,275
Interest expense --
  subsidiary.........         244          13,605       28,625     32,111     36,855     32,144       9,535         6,394
Interest expense --
  subordinated
  exchange
  debentures(3)......          --              --          541      4,694      5,296      5,983       1,427         1,613
Other income
  (expense)..........         224             648       (1,107)       (89)      (172)      (247)          8          (446)
                          -------        --------     --------   --------   --------   --------    --------       -------
Income (loss) before
  income taxes and
  extraordinary
  item...............       5,201          (2,055)     (18,973)    (7,240)    (8,813)   (11,512)     (3,014)       (6,178)
Income tax provision
  (benefit)..........       3,981             663       (4,195)       855       (702)    (1,268)       (256)       (2,354)
                          -------        --------     --------   --------   --------   --------    --------       -------
Net income (loss)
  before
  extraordinary
  item...............       1,220          (2,718)     (14,778)    (8,095)    (8,111)   (10,244)     (2,758)       (3,824)
Extraordinary item,
  net of taxes (4)...          --              --           --         --         --         --          --        (1,969)
                          -------        --------     --------   --------   --------   --------    --------       -------
Net Income (loss)....     $ 1,220        $ (2,718)    $(14,778)  $ (8,095)  $ (8,111)  $(10,244)   $ (2,758)      $(5,793)
                          =======        ========     ========   ========   ========   ========    ========       =======

                              PREDECESSOR
                                COMPANY                                            HOLDINGS
                             -------------   ------------------------------------------------------------------------------------
                                FOR THE        FOR THE                                                        QUARTER ENDED
                                PERIOD          PERIOD                                                  -------------------------
                             OF JANUARY 1-    OF MAY 25-         FISCAL YEAR ENDED DECEMBER 31,          MARCH 31,     MARCH 31,
                                MAY 24,      DECEMBER 31,   -----------------------------------------      2001          2002
                                 1997            1997       1998(1)    1999(1)    2000(1)      2001     (UNAUDITED)   (UNAUDITED)
                             -------------   ------------   --------   --------   --------   --------   -----------   -----------
                                                                    (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END
  OF PERIOD):
Cash and cash
  equivalents..............                    $  9,390     $  1,109   $  2,454   $  5,686   $ 18,320    $  5,576      $ 28,802
Accounts receivable........                      20,681       45,402     59,969     57,899     46,751      64,273        47,851
Inventories................                      14,898       33,442     31,650     36,117     23,262      43,391        32,084
Working capital............                      32,631       34,614     40,351     67,266     36,950      27,437        78,393
Property, plant and
  equipment, net...........                      97,847      176,526    164,514    163,316    148,476     166,121       144,694
Total assets...............                     324,376      463,796    453,493    466,418    428,748     477,856       453,292
Operating company
  debt(5)..................                     216,875      346,875    347,700    364,775    341,555     360,496       342,000
Total debt.................                     216,875      373,919    379,437    401,808    384,571     398,956       386,629
Total stockholders'
  equity...................                      52,110       35,836     27,629     19,395      8,972      16,604        25,625
OTHER DATA:
Depreciation and
  amortization(6)..........     $ 5,687        $ 14,982     $ 34,792   $ 40,327   $ 43,459   $ 47,319    $ 11,459      $  9,647
LIFO pre-tax
  adjustment(7)............          --            (385)        (808)       704        281        258          --            --
Non-compete and special
  consulting expenses(8)...         167             355        1,483      2,926      2,149        578         121         1,242
Restructuring
  charge(9)................          --              --           --         --         --      1,476          --            --
Impairment
  charge(10)...............          --              --       18,500         --         --         --          --            --
Recapitalization
  charge(11)...............       8,704              --           --         --         --         --          --            --
Ratio of earnings to fixed
  charges(12)..............       22.3x            0.9x         0.4x       0.8x       0.8x       0.7x        0.7x          0.2x
Capital expenditures.......       1,017           5,009       14,860     22,639     28,132     23,876      12,068         6,396
Net cash provided by (used
  in) operating
  activities...............      (2,467)         21,630       16,515     20,628     39,941     59,617       8,262         5,766
Net cash provided by (used
  in) investing
  activities...............       6,987          (4,386)    (150,193)   (20,109)   (52,528)   (23,703)    (12,005)       (6,305)
Net cash provided by (used
  in) financing
  activities...............          --         (13,074)     125,398        825     15,818    (23,279)      3,633        11,021
EBITDA(13).................     $10,904        $ 26,092     $ 44,621   $ 69,581   $ 76,326   $ 73,669    $ 19,335      $ 11,426


--------------------------

(1) We acquired Bawden Printing in January 1998, H&S Graphics and Preface in June 1998, Custom Printing in July 1998 and Precision in March 2000. The results of operations of these acquired businesses have been included in our consolidated financial statements since their respective dates of acquisition. Our results of operations for the periods prior to these acquisitions may not be comparable to our results of operations for subsequent periods.

(2) Operating expenses include selling and administrative expenses, non-compete and special consulting expenses, restructuring charge, impairment charge and recapitalization charge.

(3) Holdings' obligation to make cash interest payments with respect to the debentures is subject to its subsidiaries' ability to pay dividends under applicable law, the terms of their outstanding indebtedness and any other applicable contractual provisions limiting their ability to declare and pay cash dividends. Our revolving credit facility will restrict such payments. Accordingly, Holdings does not currently make, and in the foreseeable future does not intend to make, cash interest payments on the debentures.


(4) On March 26, 2002, we entered into our revolving credit facility which resulted in the extinguishment of the previous credit agreement. We recognized an extraordinary loss of approximately $2.0 million, net of tax benefit of $1.2 million. The entire loss represented the write-off of deferred debt issuance costs associated with the previous credit agreement.



(5) Operating company debt reflects the debt of Von Hoffmann and excludes the 2009 Holdings debentures in the amount of $0, $0, $27.0 million, $31.7 million, $37.0 million, $43.0 million, $38.5 million and $44.6 million for the periods presented, respectively.

(6) Includes depreciation and amortization that is included within operating income and excludes amortization of deferred financing costs, which is classified in interest expense-subsidiary.



(7) The LIFO pre-tax adjustment, which is reflected in cost of products and services, reflects an annual adjustment to record inventory on the last-in, first-out method.



(8) Non-compete and special consulting expenses relate to the amortization of certain amounts allocated in respect of non-competition agreements made in connection with our acquisition of H&S Graphics as well as costs incurred for consulting services used in assisting in the acquisition integration process. The cash portion of these expenses amounted to $0.2 million, $0.4 million, $1.4 million, $2.7 million, $1.9 million, $0.4 million, $0.1 million and $1.2 million for the periods presented, respectively.



(9) Restructuring charge represents the cost for employee severance and equipment relocation related to certain sheet-fed, plate-making and book-binding operations of our company.



(10) Impairment charge relates to the goodwill impairment of the carrying value of the H&S Graphics acquisition as a result of a material and permanent reduction in forecasted cash flows for the operation.



(11) Recapitalization charge represents the cost of compensation earned by management as a result of a recapitalization transaction in May 1997. In addition, the recapitalization charge includes costs such as legal, accounting and financial advisory services incurred by the predecessor company.



(12) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income or loss before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs). For the period beginning May 25, 1997 through December 31, 1997, additional earnings of $2.1 million would have been required to cover fixed charges during the period. For the fiscal years ending December 31, 1998, 1999, 2000 and 2001, additional earnings of $19.0 million, $7.2 million, $8.8 million and $11.5 million would have been required to cover fixed charges during the years, respectively. For the quarterly periods ended March 31, 2001 and 2002, additional earnings of $3.0 million and $6.2 million would have been required to cover fixed charges during the periods, respectively.



(13) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under accounting principles generally accepted in the United States. EBITDA should not be considered a substitute for cash flow from operations, net earnings or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our profitability or liquidity. EBITDA does not give effect to the cash we must use to service our debt, if any, or pay our income taxes and thus does not reflect the funds actually available for capital expenditures or other discretionary uses. During the periods reflected, our EBITDA was affected by LIFO pre-tax adjustments, non-compete and special consulting expenses, restructuring charge, impairment charge and recapitalization charge. Our presentation of EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation. It is included herein to provide additional information with respect to our ability to meet our consolidated debt service, capital expenditure and working capital requirements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    This discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements, including the notes thereto, contained elsewhere in this prospectus. Certain statements in this section are forward-looking statements. See "Forward-Looking Statements."

GENERAL

    We manufacture four-color case-bound and soft-cover educational textbooks in the United States. Our products are sold principally to educational publishers who, in turn, sell them into the ELHI and college instructional materials markets. In addition to instructional materials manufacturing, we provide our customers with a full range of value-added printing and design services from early design processes to final manufacture and distribution of our products. A small portion of our products is sold to the commercial market where we target business-to-business catalog manufacturers, the federal government printing office, trade publishers, health-care catalog manufacturers, the financial services industry and numerous other small niches.

    Our results of operations are affected by a number of factors, including demographic trends in ELHI and college enrollment, instructional materials spending, the ELHI textbook adoption process, general economic conditions and seasonality. We also believe our business has been positively affected by the heightened profile of education in the public and political arenas.

    We derive approximately 68% of our net sales from the sale of instructional materials, primarily the sale of textbooks to educational publishers. The primary factors affecting the instructional materials market are: (i) a continued high level of student enrollment at both the ELHI and college levels;
(ii) a continued increase in the number of textbooks per student;
(iii) increased state funding for public elementary and secondary schools;
(iv) increased content per textbook; and (v) increased importance of supplemental materials.

    The textbook adoption process, around which ELHI book publishers schedule the timing of new textbook introductions, is typically limited to a small number of disciplines in any state in any given year. Adoptions in core disciplines such as reading, mathematics or science in larger states such as California, Texas or Florida, however, can lead to significant increases in net sales in a given year. Additionally, orders for reprints associated with a textbook awarded through the adoption process can generate significant revenues during the adoption cycle, which can range from four to eight years, depending on the subject matter and the state. Non-adoption, or open territory states, tend to follow the lead provided by adoption states as many new titles are brought to the market in specific response to the adoption schedule.

    Our net sales of products and services are also affected by general economic conditions. In particular, net sales to the instructional materials market are affected as the majority of public funding for education comes from state and local tax revenues, which have a direct correlation with prevailing economic activity levels. Product demand in the segments of the commercial market we also serve is sensitive to economic conditions.

    We experience seasonal fluctuations in our net sales and production for the educational textbook and commercial markets. State and local textbook purchasing and delivery schedules significantly influence the seasonality of the demand for our products in these areas. The purchasing schedule for the ELHI markets usually starts in the spring and peaks in the summer months preceding the start of the school year. The majority of college textbook sales occur from June through August and November through January. Our net sales to the commercial market tend to peak in the third and fourth quarters, with the fourth quarter representing the strongest quarter. Net sales of our digital pre-press and composition businesses tend to precede the peak production periods for textbook manufacturing by a quarter with our business peaking in the first and second quarters of our calendar fiscal year.

    A significant portion of our growth over the past five years has been due to five acquisitions we made since 1998, which have increased our sources of revenue within the instructional materials market and provided us with a significant presence in the one- and two-color commercial book market.

RECAPITALIZATION RESTATED TO A PURCHASE


    We treated DLJ Merchant Banking's 1997 acquisition of a controlling interest in Holdings as a recapitalization on the basis that ZS, and certain of its affiliates, which collectively had owned a controlling interest in Holdings, retained an ownership interest of approximately 10.0% in Holdings after the acquisition transaction. As a result of treating the transaction as a recapitalization, Holdings did not give purchase accounting treatment to the transaction and did not record goodwill. On June 20, 2002, ZS sold their remaining interest in Holdings to us. The purchase price paid for ZS's interest came from cash on hand of Holdings, which cash was proceeds from DLJ Merchant Banking's equity contribution in March 2002. As a result of the sale, there is no longer continuity in the share ownership of Holdings pre- and post-acquisition. Accordingly, we have restated our financial statements on the basis that there has been a retroactive change in reporting entity as of May 25, 1997, the date of DLJ Merchant Banking's original acquisition, and given the transaction purchase accounting treatment from that date. As a result of the change, our gross profit for 1999, 2000 and 2001 decreased by $10.8 million, $12.3 million and $12.5 million, respectively, and our EBITDA for those periods remains consistent with previously reported amounts. The selected financial information and consolidated financial statements contained in this prospectus reflect the restatement of our financial statements to apply purchase accounting from the acquisition date. See "Note 2 to Notes to Consolidated Financial Statements."


RESULTS OF OPERATIONS

    Our net sales represent our per-book charges for each book manufactured; fees for pre-press, composition and creative work; set-up charges for each print run; the sale of paper for use in the production of instructional materials; and charges for fulfillment and distribution of books.

    Our cost of products and services consists primarily of the cost of paper, ink and bindery materials, depreciation, manufacturing overhead and labor costs. Paper costs are incurred both through our paper management programs, which include special arrangements on payment, inventorying and billing among our company, the paper company and the customer, as well as direct purchases of paper by us for specific customer orders. In both cases, paper costs generally flow through to the customer. Ink and bindery materials are direct material inputs to our manufacturing process in the production of a book. We depreciate our plant and equipment using straight-line or accelerated methods over their estimated useful lives. This depreciation is included as a direct cost of products and services. Manufacturing overhead includes a range of costs such as electrical power, maintenance costs, supervisory salaries, insurance and real estate taxes. Labor costs are divided into direct and indirect components. Direct labor includes all crews working on the production of books and other materials along with associated fringe-benefit costs. Indirect labor includes all supervisory compensation and benefit costs along with the cost of other employees not directly involved in the production process.

    Our operating expenses represent selling and administrative expenses and non-compete and special consulting expenses and a restructuring charge incurred in 2001. Selling and administrative expenses consist primarily of the compensation of, and cost of benefits for, our administrative and sales personnel as well as amortization of goodwill. Additionally, our selling and administrative costs include corporate expenses such as legal, audit and other professional fees and telephone and travel costs. Our non-compete and special consulting expenses relate to the amortization of certain amounts allocated in respect of non-competition agreements made in connection with our acquisition of H&S Graphics, our digital pre-press and composition business, as well as costs incurred for consulting services used in assisting in the acquisition integration process. Restructuring charge includes the costs associated with the closure of our Mid-Missouri Graphics bindery in Owensville, Missouri and our St. Louis sheet-fed operations.

    Interest expense--subsidiary represents the consolidated interest expense on the debt of Holdings, consisting of the bank debt facilities and senior subordinated notes. Interest expense--subordinated exchange debenture relates to interest on the 2009 Holdings debentures of Holdings, which Holdings issued in exchange for its then outstanding senior exchangeable preferred stock in 1998. The 2009 Holdings debentures bear interest at 13.5% per annum. While cash interest payments are prohibited, interest on the subordinated exchange debentures accretes to principal. Holdings' obligation to make cash interest payments with respect to the subordinated exchange debentures is subject to the terms of its and its subsidiaries' then-outstanding indebtedness and any other applicable contractual provisions limiting their ability to declare and pay cash interest. Our existing senior credit facility restricts, and our revolving credit facility will restrict, such payments. Accordingly, Holdings does not currently make, and in the foreseeable future does not intend to make, cash interest payments on the subordinated exchange debentures.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

    NET SALES. Net sales decreased by $36.3 million, or 8.2%, from $443.4 million in 2000 to $407.1 million in 2001. This decrease was attributable primarily to a decrease in sales to the instructional materials market due, in part, to a general decline in sales throughout the instructional materials manufacturing industry caused by a softening economy and smaller budgets at the state and local levels. Additionally, educational publishers were holding excess inventories at the end of 2000, which significantly impacted their order levels in 2001, particularly in the second half of the year as the economy continued to slow.

    As a result of the decrease in sales, we conducted a thorough review of our manufacturing capacity against our anticipated demand levels. This process resulted in the closure of our Mid-Missouri Graphics bindery operation in Owensville, Missouri in September, 2001, which was consolidated into our Jefferson City, Missouri operations. Other selective cost reductions were implemented throughout the last half of 2001, including manning reductions, overhead eliminations and hiring freezes.

    COST OF PRODUCTS AND SERVICES. Cost of products and services decreased by $27.3 million, or 7.3%, from $374.2 million in 2000 to $346.9 million in 2001. The primary reason for the decrease in our cost of products and services was the impact of the decline in sales volume on our variable costs. Also, sale of scrap items, including waste paper and consumed aluminum printing plates, which are offset against cost of products and services, decreased by 50% in dollar value due to lower prices in these markets and lower volumes generated in our plants due to lower sales levels. As a percentage of net sales, cost of products and services increased from 84.4% during 2000 to 85.2% during 2001. This increase was a result of lower sales volumes and the semi-fixed nature of the labor component in our cost structure. While initiatives were taken to address our cost position in 2001, they were not sufficient to fully offset the impact of the lower sales volumes on our operations.

    GROSS PROFIT. Gross profit for 2001 decreased by $9.1 million, or 13.1%, from $69.3 million in 2000 to $60.2 million for 2001. Gross profit, expressed as a percentage of net sales, was 15.6% for 2000, compared to 14.8% for 2000. This reduction in gross profit was attributable to higher headcount within our four-color textbook manufacturing operations in the first half of 2001 and lower scrap volume, price and lower activity levels in our operations in the second half of 2001.

    OPERATING EXPENSES. Operating expenses decreased by $2.4 million, or 6.8%, from $35.7 million for 2000 to $33.3 million in 2001. This decrease was primarily attributable to reductions in incentive compensation payouts in 2001 based on the deteriorated performance in comparison to 2000.

    INTEREST EXPENSE--SUBSIDIARY.  Interest expense--subsidiary decreased
$4.8 million, or 12.8%, from $36.9 million in 2000 to $32.1 million in 2001. This decrease was a result of lower interest rates reducing our borrowing costs on the variable interest component of our debt, along with lower average borrowings under the revolving component of our existing senior credit facility. During 2001, the average annual interest rate, excluding amortization of debt issuance costs, was 8.45% for the senior and subordinated debt at the Von Hoffmann level, compared to a 9.39% rate for 2000. Our interest rate hedge of $63.0 million expired in December 2000 and has not been replaced, allowing us to benefit from the lower interest rates that prevailed in 2001.

    INTEREST EXPENSE--subordinated exchange debentures. Interest expense--subordinated exchange debentures increased $0.7 million, or 13.0%, from $5.3 million in 2000 to $6.0 million in 2001. This increase resulted from the interest compounding effect on the accretion of this debenture.

    INCOME TAX BENEFIT. Income tax benefit increased $0.6 million, from $0.7 million in 2000 to $1.3 million in 2001, due to a higher level of pre-tax losses in 2001, partially offset by the impact of non-deductible goodwill and taxable income allocations among the states in which we do business changing our effective tax rate.

    NET LOSS. Net loss increased $2.1 million, or 26.3%, from $8.1 million in 2000 to $10.2 million in 2001. The increased net loss in 2001 primarily resulted from the impact of lower sales described above.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

    NET SALES. Net sales increased by $57.3 million, or 14.8%, from $386.1 million in 1999 to $443.4 million in 2000. This increase was primarily attributable to the inclusion of Precision from its acquisition date of March 30, 2000, which added $13.8 million in sales, and sales growth primarily related to volume increases aggregating $44.0 million in our other operations other than our one- and two-color textbook manufacturing business, which experienced a small sales decline.

    COST OF PRODUCTS AND SERVICES. Cost of products and services increased $51.9 million, or 16.1%, from $322.3 million in 1999 to $374.2 million in 2000. The primary reason for this increase was the higher sales volume that drove increases in direct materials, labor and manufacturing overheads. Additionally, cost of products and services increased in 2000 due to the acquisition of Precision, which added $9.5 million to cost of products and services from its March 30, 2000 acquisition date. As a percentage of net sales, cost of products and services increased from 83.5% during 1999 to 84.4% during 2000, due to profit erosion in the commercial side of the business, which underwent a significant turnaround in the second half of 2000.

    GROSS PROFIT. Gross profit increased $5.5 million, or 8.6%, from $63.8 million in 1999 to $69.3 million in 2000. Gross profit, expressed as a percentage of net sales, was 16.5% for 1999, compared to 15.6% for 2000. The reduction was primarily due to the impact of an increase in lower-margin one- and two-color book business and higher costs experienced in the four-color operation in 2000, as a result of the increased labor costs resulting from increased volume levels.

    OPERATING EXPENSES. Operating expenses increased $1.6 million, or 4.7%, from $34.1 million in 1999 to $35.7 million in 2000. This increase was primarily attributable to general cost increases and increased selling and administrative expenses, including $1.0 million associated with the Precision acquisition.

    INTEREST EXPENSE--SUBSIDIARY. Interest expense--subsidiary increased $4.8 million, or 14.8%, from $32.1 million in 1999 to $36.9 million in 2000. This increase was a result of increased debt levels required to effect the Precision acquisition in 2000 as well as higher prevailing interest rates impacting the floating rate component of our existing senior credit facility. During 2000 the average annual interest rate was 9.39% for the senior and subordinated debt at the Von Hoffmann level. This

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compares to an 8.86% rate for 1999. Our interest rate hedge of $63.0 million expired in December 2000 and has not been replaced.

    INTEREST EXPENSE--SUBORDINATED EXCHANGE DEBENTURES. Interest expense--subordinated exchange debentures increased $0.6 million, or 12.8%, from $4.7 million in 1999 to $5.3 million in 2000, because of the compounding effects of the accretion of the debenture.

    INCOME TAX PROVISION (BENEFIT).  Income tax provision decreased
$1.6 million, from $0.9 million tax provision in 1999 to $0.7 million tax benefit in 2000. This decrease resulted from the impact of non-deductible goodwill and state income tax on the effective income tax rate.

    NET LOSS. Net loss of $8.1 million in 1999 was comparable to $8.1 million net loss in 2000. Higher operating performance in 2000 was offset by higher interest costs.

QUARTER ENDED MARCH 31, 2002 COMPARED TO QUARTER ENDED MARCH 31, 2001

    NET SALES. Net sales decreased by $30.2 million, or 26.7%, from $112.9 million for the quarter ended March 31, 2001 to $82.7 million for the quarter ended March 31, 2002. This decrease was primarily attributable to decreased volume in sales to the instructional materials market. The decrease in sales throughout the instructional materials industry was caused by a softening economy, reduced budgets at the state and local levels as well as a reduction in textbook adoption activity in major states in 2002.

    COST OF PRODUCTS AND SERVICES. Cost of products and services decreased by $22.9 million, or 23.8%, from $96.2 million for the quarter ended March 31, 2001 to $73.3 million for the quarter ended March 31, 2002. The primary reason for the decrease was the impact of the decline in sales volume on our variable costs. As a percentage of net sales, cost of products and services increased from 85.2% during the quarter ended March 31, 2001 to 88.7% during the quarter ended March 31, 2002. This increase was a result of lower sales volumes and the semi-fixed nature in the labor component of our cost structure. While initiatives continue to be taken to address our cost position in 2002, they were not sufficient to fully offset the impact of the lower sales volumes on our operations.

    GROSS PROFIT. Gross profit decreased by $7.3 million, or 43.8%, from $16.7 million for the quarter ended March 31, 2001 to $9.4 million for the quarter ended March 31, 2002. This corresponds to a 14.8% gross margin for the first quarter of 2001 as compared to 11.3% for the corresponding period in 2002. The decrease in gross profit is attributable to factors noted above within net sales and cost of products and services.

    OPERATING EXPENSES. Operating expenses decreased by $1.6 million, or 18.8%, from $8.7 million for the quarter ended March 31, 2001 to $7.1 million for the quarter ended March 31, 2002. The decrease was primarily attributable to the reduction of amortization expense by $2.3 million related to the adoption of SFAS No. 142, Goodwill and Other Intangibles in which goodwill related to business acquisitions is no longer being amortized. The decrease was offset by special consulting expenses paid to an affiliate of a stockholder associated with formulation of financial strategies, including securing our new debt in March 2002.

    INTEREST EXPENSE--SUBSIDIARY.  Interest expense--subsidiary decreased
$3.1 million, or 32.9%, from $9.5 million for the quarter ended March 31, 2001 to $6.4 million for the quarter ended March 31, 2002. The decrease was a result of decreased borrowing levels as well as lower interest rates on the floating rate component of our borrowings.

    INTEREST EXPENSE--SUBORDINATED EXCHANGE DEBENTURES. Interest expense--subordinated exchange debentures increased $0.2 million, or 13.0%, from $1.4 million for the quarter ended March 31, 2001 to $1.6 million for the quarter ended March 31, 2002. This increase resulted from the interest compounding effect on accretion of the debenture.

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    INCOME TAX BENEFIT.  The income tax benefit for the three months ended
March 31, 2002 was $2.4 million representing an effective tax rate of 38.1%. This compares to an income tax benefit of $0.3 million for the quarter ended March 31, 2001 and an effective rate of 8.5%. The effective tax rate difference in 2001 is due to certain amortization of goodwill related to the acquisitions which is non-deductible for tax purposes. With the adoption of SFAS No. 142, Goodwill and Other Intangibles in 2002, we no longer amortize goodwill for book purposes.

    EXTRAORDINARY ITEM. On March 26, 2002, Von Hoffmann entered into the revolving credit facility which provides for loans of up to $90.0 million. In addition, Von Hoffmann issued $215.0 million of the 2009 notes at an interest rate of 10.25%. The proceeds from these transactions were used to pay off all outstanding balances under our previous credit agreement. As a result of these debt transactions, we incurred an extraordinary loss from the write-off of deferred debt issuance costs of $3.1 million. Net of taxes, the impact was an extraordinary loss of $2.0 million.

    NET LOSS. Net loss for the quarter ended March 31, 2002 was $5.8 million as compared to net loss of $2.8 million for the quarter ended March 31, 2001. The increase in 2002 is the result of recognition of an extraordinary loss associated with the debt extinguishment and lower operating earnings in 2002 as compared to the 2001 period.

LIQUIDITY AND CAPITAL RESOURCES

    OVERVIEW

    During the past three years, our principal sources of funds were cash generated from our operating activities and long-term borrowings. We used cash mainly for capital expenditures, working capital and debt service. In the future, we expect that we will use cash principally to fund working capital, our debt service and repayment obligations and capital expenditures.

    HISTORICAL CASH FLOWS

    CASH PROVIDED BY OPERATING ACTIVITIES

    Cash provided by operations for the quarter ended March 31, 2002 was $5.8 million, compared to $8.3 million for the quarter ended March 31, 2001, a decrease of 30.2%. The decrease in cash provided by operating activities primarily resulted from a weaker operating performance in the first quarter of 2002.

    Cash provided by operations for the year ended December 31, 2001 was $59.6 million, compared to $39.9 million for the year ended December 31, 2000, an increase of 49.3%. The increased level of cash provided by operating activities primarily resulted from $24.0 million in reductions of accounts receivable and inventory. These reductions were attributable to aggressive efforts to reduce investments in working capital and a reduction in business levels in the second half of the year.

    Cash provided by operations for the year ended December 31, 2000 was $39.9 million as compared to $20.6 million for the corresponding period in 1999. The increased level of cash provided by operating activities primarily resulted from reduction in various working capital items.

    CASH USED IN INVESTING ACTIVITIES

    Net cash used in investing activities for the quarter ended March 31, 2001 was $6.3 million, compared to $12.0 million for the first quarter of 2001. The reduction was primarily driven by reduced capital expenditures as expenditures focused on manufacturing efficiencies as opposed to any capital enhancement.

    Net cash used in investing activities for the year ended December 31, 2001 was $23.7 million, compared to $52.5 million for the year ended December 31, 2000, a decrease of 54.9%. The decrease

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in cash used in investing activities was primarily due to the Precision acquisition for approximately $25.3 million, which occurred in 2000. In addition, we incurred $23.9 million in capital expenditures in 2001 as compared to $28.1 million in 2000 as discussed further below under Capital Expenditure Requirements.

    Net cash used in investing activities for the year ended December 31, 2000 was $52.5 million, compared to $20.1 million for the year ended December 31, 1999. The increased use was primarily due to the Precision acquisition as noted above. In addition, we incurred $28.1 million on capital expenditures in 2000 as compared to $22.6 million in 1999 as discussed further below under Capital Expenditure Requirements.

    CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES

    Cash provided by financing activities during the first quarter of 2002 resulted from debt and equity transactions. On March 26, 2002, we entered into our revolving credit facility, which includes a revolving loan commitment of $90.0 million. At our one-time option, the available borrowing base may be increased to provide borrowings of up to $100.0 million, subject to finding lenders to provide such increase. On March 26, 2002, we also issued the 2009 Notes for $215.0 million. The proceeds from the revolving credit facility and the 2009 Notes were used to pay off all outstanding balances under our previous credit facility. In addition, Holdings issued 20,000,000 shares of common stock to its majority stockholder for $20.0 million on March 26, 2002. Cash provided by financing activities during the first quarter of 2001 was $3.6 million as a result of limited financing activity.

    Net cash used in financing activities was $23.3 million for the year ended December 31, 2001, compared to net cash provided by financing activities of $15.8 million and $0.8 million for the year ended December 31, 2000 and 1999, respectively. The difference is primarily due to the repayment of $14.0 million of debt under our existing senior credit facility in 2001, compared with drawing $23.5 million and $6.0 million from our senior credit facility in 2000 and 1999, respectively.

CAPITAL EXPENDITURE REQUIREMENTS

    Capital expenditures for the year ended December 31, 2001 were $23.9 million, compared to $28.1 million in 2000 and $22.6 million in 1999. These capital expenditures focused on manufacturing capacity increases as well as efficiency enhancements. The 2000 and 1999 capital expenditure programs focused on capacity-enhancement projects, specifically with respect to our press and bindery equipment. These programs also focused on maintenance projects for our manufacturing facilities and processing equipment. In 2001, capital expenditures were focused on completion of capacity enhancements with our new bindery line in our Jefferson City, Missouri facility and efficiency enhancements with respect to the material handling systems in our Jefferson City and Owensville, Missouri facilities.

    Capital expenditures for the quarter ended March 31, 2002 were $6.4 million, compared to $12.1 million for the quarter ended March 31, 2001. These capital expenditures focused on manufacturing efficiencies in order to improve operating performance. We expect our capital expenditures for 2002 to be approximately $19.0 million, based on a capital expenditure program directed at continued efficiency gains and will include material handling systems and equipment upgrades. We believe that current capacity is adequate in the near term based on anticipated utilization rates. Accordingly, our focus is directed at capital expenditures that will improve our cost position.

DEBT SERVICE REQUIREMENTS

    Our revolving credit facility provides for revolving loans of $90.0 million. The facility is secured by accounts receivable, inventory and property, plant and equipment and at our option, may be increased to provide for borrowings of up to $100.0 million, subject to finding lenders to provide such increase. The facility is subject to borrowing base availability and includes covenants restricting the incurrence of

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additional indebtedness, liens, certain payments (including pre-payment of the notes) and the sale of assets. As of May 31, 2002, we had total indebtedness of $391.7 million and had $50.8 million of additional borrowings available under our revolving credit facility, after excluding $1.3 million of letters of credit outstanding under that facility. See "Description of Certain Indebtedness--Revolving credit facility."

    Based on our current level of operations, we believe our cash flows from operations, available cash and available borrowings under our revolving credit facility will be adequate to meet our liquidity needs for the foreseeable future, including scheduled payments of interest on the securities and payments of interest on the borrowings under our revolving credit facility. Our ability to make payments on and to refinance our indebtedness, including our revolving credit facility, the securities, and to fund our business initiatives, however, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facility in an amount sufficient to enable us to pay our indebtedness, including our senior credit facility, the securities, or to fund our other liquidity needs. See "Risk Factors--We will require a significant amount of cash to service our indebtedness."

MARKET AND CREDIT RISK

    We are exposed to market risk from changes in interest rates. At
December 31, 2001, we had approximately $241.6 million outstanding borrowings against our senior secured credit agreement at variable rate. With the issuance of our Senior Notes in March 2002, all of our remaining long-term debt is at fixed interest rates. Therefore, exposure to interest rate fluctuations is immaterial.

    Two customers and their affiliates accounted approximately 32.0% of 2001 net sales, respectively, and approximately 28.1% of December 31, 2001 accounts receivable. The loss of either of these customers or a significant reduction in order volumes from them would have a material adverse effect on us. We manage credit risk by continually reviewing creditworthiness of our customer base as well as thoroughly analyzing new accounts to effectively manage our exposure.

INFLATION

    The impact of inflation on our operations has not been significant to date. We cannot predict what effect future inflation rates will have on our operating results.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, BUSINESS COMBINATIONS, and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill will no longer be amortized, but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives.

    We will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the non-amortization of goodwill is expected to result in an increase in net income of approximately $8.9 million per year ($0.17 per diluted share). During 2002, we will perform the first of the required impairment tests and have not yet determined what the effect of these tests will be on our earnings and financial position.

CRITICAL ACCOUNTING POLICIES

    Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and

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accompanying notes. On an ongoing basis, management evaluates its estimates and judgments, including those related to the recovery of inventories, property, plant and equipment and goodwill. Management bases its estimates and judgments on historical experience, current and expected economic conditions and other factors believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results may differ from these estimates. The significant accounting policies which management believes are most critical to aid in fully understanding and evaluating our reported financial results include the following:

INVENTORIES

    We value substantially all of the Company's inventory at the lower of cost, as determined using the last-in, first-out (LIFO) method, or market. The remainder of inventory is valued at the lower of cost, as determined using the first-in, first-out (FIFO) method, or market. Inventories include material, labor and manufacturing overhead. We record a reserve for excess and obsolete inventory based primarily upon historical and forecasted demand. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

REVENUE RECOGNITION

    We recognize revenue when the specific project is complete as determined by the contractual agreement. The Securities and Exchange Commission's Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition," provides guidance on the application of accounting principles generally accepted in the United States to selected revenue recognition issues. The policy is consistent with trade practice within the printing industry.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. We capitalize all repair and maintenance costs which result in significant increases in the useful life of the underlying asset. All other repair and maintenance costs are expensed. Depreciation is computed using straight-line or accelerated methods over various lives, dependent on the asset. Management assesses long-lived assets for impairment under Statement of Financial Accounting Standards (SFAS) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Changes in market conditions or poor operating results could result in a decline in value thereby potentially requiring an impairment charge in the future.

GOODWILL

    Effective January 1, 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under this new rule, goodwill will no longer be amortized, but will be subject to annual impairments. Other intangible assets will continue to be amortized over their useful lives. We will perform a transitional impairment test of our existing goodwill by June 30, 2002 and annual impairment tests thereafter. Changes in market conditions or poor operating results could result in a decline in value thereby potentially requiring an impairment charge in the future.

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                                    BUSINESS

THE COMPANY

    We believe that we are the leading manufacturer of four-color case-bound and soft-cover educational textbooks in the United States. Our products are sold principally to educational publishers who, in turn, sell them into the elementary and high school, or ELHI, and college instructional materials markets. In addition to textbook manufacturing, we provide our customers with a full range of value-added printing and design services from early design to final distribution. We believe we have an established reputation for superior quality, reliability and customer service, allowing us to build strong relationships with our customers, which include the major publishers of educational textbooks in the United States, including Houghton Mifflin, Pearson, McGraw-Hill and Harcourt. We estimate that our market share in our core business, the manufacture of four-color case-bound ELHI textbooks, is approximately 40%.

    Since 1998, we have diversified our product offerings and added new services through selected strategic acquisitions in order to enhance our position within the instructional materials market. In 1998, we added services such as design, art procurement, color separation and image setting and expanded our product offerings with one- and two-color printing capabilities, workbooks and test kits. In 2000, we further diversified our product offerings with the addition of plastic inserts and overhead transparencies. We believe that these acquisitions position us to offer the broadest range of products and services available to the instructional materials market, from early design to manufacture to distribution. In addition to solidifying our position in the instructional materials market, our acquisitions have enabled us to expand our presence in the commercial book-manufacturing market.

    Over the past five years, we have also invested approximately $80 million in high-quality, high-throughput machinery and plant expansions (excluding equipment obtained in acquisitions), enhancing our competitive position and providing capacity for future growth. These investments include additional four-color web printing presses, additional one- and two-color presses, sheet-fed presses, new digital pre-press equipment and additional manufacturing space. We have also invested extensively in customized, high-efficiency bookbinding production lines. As a result of our capital investments, we believe we have created an opportunity to gain greater market share as well as a barrier to entry for potential competitors.

COMPETITIVE STRENGTHS

    We believe we are distinguished by the following competitive strengths:

    - LEADING MARKET SHARE. We estimate that we have a market share of approximately 40% in our core business, the manufacture of four-color case-bound ELHI textbooks. We believe that our broad range of products and services positions us well to maintain our leading ELHI market share and to benefit from the expected growth in that market. In addition, we believe that we can leverage our leading position in the ELHI market and our range of products and services to expand our presence in the instructional materials market and other complementary printing markets.

    - REPUTATION FOR SUPERIOR QUALITY AND CUSTOMER SERVICE. We believe we are well regarded in the educational publishing market, where reliable service and product quality are important competitive attributes. We believe that our products are among the highest quality in the market. In addition, we believe that we have developed a reputation for solving complex production and distribution problems.

    - FOCUSED INSTRUCTIONAL MATERIALS MANUFACTURER. We believe that we are the only major book manufacturer principally focused on serving the ELHI and college instructional materials market. Because of our commitment to this market and our understanding of its key drivers and

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      the needs of our customers, we believe that we are better positioned than many of our competitors to satisfy the rigorous production and logistical requirements of the market.

    - SINGLE SOURCE SUPPLIER AND ABILITY TO EXPAND RELATIONSHIPS. We believe that we offer the broadest range of services among educational textbook manufacturers, from early design to manufacture to distribution. Our strategy of acquiring businesses that are complementary to our textbook manufacturing business has positioned us to increase our sales and enhance our relationships with our key customers by allowing us to offer a broader range of services. For example, our 1998 acquisitions of H&S Graphics and Preface added upstream services such as design, art procurement, color separation and image setting. These services allow us to collaborate with publishers in the early design phase of a book, thereby permitting us to establish a broader and deeper relationship with the educational publisher as well as providing an additional source of revenue.

    - STATE-OF-THE-ART MANUFACTURING FACILITIES. We have invested approximately $80 million in high-quality, high-throughput machinery and plant expansions (excluding equipment obtained in acquisitions) over the past five years, which has enhanced our competitive position and significantly increased our production capacity. We believe that our eight manufacturing facilities and our highly specialized and flexible printing equipment are well suited to efficiently accommodate both large and small print runs characteristic of the instructional materials industry and provide barriers to entry. We also believe our competitors' capital investments have lagged behind our own, thereby creating an opportunity for us to gain greater market share.

    - SKILLED AND EXPERIENCED WORKFORCE AND MANAGEMENT TEAM. We believe that our reputation for customer service can be attributed to the skill, experience and stability of our management and employees. We believe that our significant investment in training, equipment and technology has increased the productivity level of our workforce. We also have a highly-seasoned senior management team with an average of over 20 years experience in the instructional materials and book manufacturing industries.

BUSINESS STRATEGY

    The principal features of our business strategy include the following:

    - ENHANCE OUR POSITION IN THE INSTRUCTIONAL MATERIALS MARKET. We will continue to leverage our capabilities and our long-standing customer relationships to maintain and enhance our position in the instructional materials market. In the last five years, we have invested approximately $80 million in high-quality, high-throughput machinery and plant expansions (excluding equipment obtained in acquisitions), enhancing our competitive position and providing capacity for future growth. In addition, we have made acquisitions to enhance our product and service offerings to the instructional materials market. As a result, we believe we have maintained our 40% market share in our core business, the manufacturing of four-color case-bound ELHI textbooks, while expanding our product offerings.

    - LEVERAGE OUR EXISTING MANUFACTURING CAPABILITIES AND CAPACITY. Our recent investments in our manufacturing facilities have enabled us to increase our manufacturing capabilities and capacity. We intend to leverage our facilities and our reputation in the overall instructional materials market to enter or increase our presence in certain niche markets within the instructional materials market. By doing so, we believe that we will be able to maximize the utilization of our capacity and capabilities and increase our market share. We also intend to take advantage of the seasonality in the instructional materials market by committing our resources and capacity to the manufacturing of more products for the commercial market.

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    - CONSIDER SELECTIVE ACQUISITIONS. Since 1998, we have pursued a focused acquisition strategy that has increased our sales and cash flow while broadening our product offerings to our educational customers. Our acquisition strategy is distinct in that we target smaller companies within the instructional materials manufacturing market. Historically, these markets have been highly fragmented, and there are a number of candidates that our management believes would be meaningful additions to our current business. In particular, we are exploring opportunities with respect to additional four-color manufacturing capacity, book covers and other textbook-related components, and other related products and services.

THE INSTRUCTIONAL MATERIALS INDUSTRY

    We primarily serve the instructional materials market, from which we derived approximately 68% of our 2001 net sales. Within the overall instructional materials market, we focus principally on the ELHI and college and higher education areas, for which we manufacture textbooks, standardized test materials and other educational materials. Increased focus on education in the United States has been favorable for the instructional materials market, which remains one of the strongest segments of the book publishing industry. Education has become one of the most high-profile issues on the U.S. political landscape given today's highly competitive global market. This political climate has placed great civilian and government emphasis on the educated citizen, which has translated into strong sales growth for textbooks. Funding for instructional materials has been increased in response to the growing recognition of the importance of these materials to the learning process, as well as growing political pressure to improve the quality of public education.

    ELHI MARKET

    The ELHI instructional materials market is driven by the textbook adoption cycle, student enrollment, an increased focus on accountability and testing standards and state and federal funding for education.

    The textbook adoption process is a key factor affecting annual fluctuations in ELHI textbook sales. This process drives new content, and thus new product, into the textbook market. The ELHI textbook market is divided between states where publishers can market their books directly to school districts, known as "open territory" states, and states where districts must first get state approval to purchase textbooks, known as "adoption" states. In open territory states, textbooks are purchased independently by local school districts or by individual schools themselves. These states do not issue statewide schedules for purchasing or lists of state-selected instructional materials. By contrast, in an adoption state, a committee screens textbooks for approval for purchase within the state. Once they are on an approved list, these textbooks can be purchased by the individual districts within the state. These initial purchases tend to take place over a one- to three-year timeframe with reprints extending over an additional four to five years.

    Adoptions can represent a significant revenue stream for publishers and can be particularly lucrative when large adoption states such as California, Texas or Florida adopt materials in key subject areas such as reading, mathematics or science. The 21 adoption states typically represent 50% of the K-12 publishers' annual textbook sales, with the balance coming from the open territories. While the two groups are roughly equal in the number of schools that each represents, adoption states drive product development, which drives sales in non-adoption states as well.

                    ADOPTION AND NON-ADOPTION STATES IN 2001

                                     [LOGO]

    According to U.S. Department of Education statistics, a record number of approximately 53 million students was expected to enter K-12 classrooms for the 2001-2002 school year. This number is expected to remain at historically high levels through 2005.

    Standards, accountability and testing have also impacted the ELHI market. The mounting importance of standardized test scores and, in many cases, performance-based pay for teachers, have given rise to strong sales of standardized tests in the past decade and publisher's acquisitions of testing companies. In January 2002, Congress re-authorized the Elementary and Secondary Education Act, which was initially enacted in 1965, to raise student achievement levels through a combination of higher standards, stronger accountability, improved teacher quality and increased resources. It also provided for a 20% increase in overall funding for federal elementary and secondary education programs.

    Funds allocated to instructional materials at the ELHI levels increased from 1996 to 2000 as a consequence of higher enrollments, more robust state tax revenues and increased state and local spending as a result of an increased emphasis on improving the quality of public education. The five largest textbook markets, ranked by total textbook spending--California, Florida, Texas, New York and Illinois, which account for approximately 27% of all spending--saw a combined state funding increase of 94.3% from 1996 to 2000, reaching
$1.1 billion for the 2000-2001 school year.

    According to the 2001 Veronis Suhler Communications Industry Forecast, or the Veronis Forecast, projected total spending on ELHI instructional materials is expected to increase at a compound annual growth rate of 6.8% from 2000 to 2005, reaching an estimated $5.2 billion in 2005. Increased state funding, anticipated adoptions and moderate enrollment growth are expected to generate revenue growth in the ELHI market in the forecasted period.

        GROWTH IN END-USER SPENDING--ELHI INSTRUCTIONAL MATERIALS MARKET

                                ($ IN BILLIONS)

GROWTH IN END-USER SPENDING--ELHI INSTRUCTIONAL MATERIALS MARKET
($ IN BILLIONS)

                                     [LOGO]

    COLLEGE MARKET

    The college instructional materials market is driven primarily by student enrollment. College enrollment is projected to rise to 18.2 million by the year 2010, an increase of 17% from 2000. The most important factor in the projected rise of college enrollment is the projected 18% increase in the traditional college-age population of 18- to 24-year-olds from 1998 to 2010. In addition, the slowing economy has triggered a "back-to-college" trend for laid-off workers and the young adult population in general, eager to retain and enhance their skill sets in a tighter job market.

    According to the Veronis Forecast, end-user spending on college instructional materials is projected to rise at a compound annual growth rate of 6.3% from 2000 to 2005, reaching an estimated $5.1 billion in 2005.

      GROWTH IN END USER SPENDING--COLLEGE INSTRUCTIONAL MATERIALS MARKET
                                ($ IN BILLIONS)

GROWTH IN END-USER SPENDING--COLLEGE INSTRUCTIONAL MATERIALS MARKET ($ IN BILLIONS)

                                     [LOGO]

THE COMMERCIAL PRINTING MARKET

    We compete in a $7 billion subset of the $100 billion commercial printing market, supplying a wide variety of end users with one-, two- and four-color soft-cover printing with varied binding styles. The areas in which we compete include business-to-business catalogs, trade, religious and self-help materials, healthcare manuals, computer hardware and software manuals and documentation and government (state and federal) manuals. This market does not experience the same seasonality as the instructional materials market, with increased volume occurring in the second half of the year.

OPERATING DIVISIONS

    We provide our products and services to the instructional materials and commercial printing markets through our four operating divisions as follows:

OPERATING DIVISION                                       PRODUCT AND SERVICE OFFERINGS
------------------                          --------------------------------------------------------
Von Hoffmann, or VH                         -  Four-color hard- and soft-cover educational textbooks
                                            -  One- and two-color educational textbooks
                                            -  Standardized, secure educational testing materials
                                            -  Commercial one- and two-color books
                                            -  Fulfillment
Precision                                   -  Plastic printing: overhead transparency products and
                                               plastic inserts for scholastic textbooks
H&S Graphics                                -  Digital pre-press
                                            -  Composition
Preface                                     -  Design and creative services
                                            -  Editorial development
                                            -  Composition

    VH. VH is our largest operating division and includes the business of Von Hoffmann Graphics, which was merged into it in February 2002. VH produces four-color textbooks and testing materials for the instructional materials market and one- and two-color books for the commercial market. Its educational customers include virtually all of the major domestic publishers of ELHI and college textbooks, including the educational publishing divisions of Houghton Mifflin, Pearson, McGraw-Hill, and Harcourt. Its commercial customers include the U.S. Government Printing Office, General Motors Corporation, Microsoft Corporation, IBM Corporation, The Boeing Company and Texas Instruments Incorporated.

    VH's Jefferson City, Missouri facility focuses almost exclusively on the manufacture of four-color textbooks for the ELHI and college markets. We employ specially modified machinery to meet the demanding service, quality and delivery requirements of this market and believe that we are better able than our competitors to accommodate the relatively short lead-times and highly variable run lengths that typify the four-color textbook industry. These factors distinguish us from other book manufacturers who focus on multiple markets and for whom four-color textbooks represent only a small portion of overall product mix. VH also operates our Owensville, Missouri and Eldridge, Iowa facilities, which focus on the one- and two-color book manufacturing market. These facilities also feature binding operations, including adhesive and saddle-stitch styles, and provide fulfillment and distribution services. In addition, VH operates our Frederick, Maryland facility, which is strategically located near our customer base in the Northeast, and which produces products for the specialty trade and ancillary education workbook market.

    Over the past five years, we have invested in state-of-the-art, integrated digital pre-press equipment that streamlines and enhances the traditional pre-press process, which historically involved a publisher sending artwork out for color separation and the production of film, which is then sent to a printer to create printing plates. Through the purchase of this equipment and the acquisitions of H&S Graphics and Preface, we now have the ability to perform all the necessary pre-press work from digital media provided by our customers. This system gives us the capability to make plates in a computer-to-plate environment, saving time and reducing the opportunities for error. This is particularly significant in the textbook adoption process, which entails repeated changes to a book and multiple short-run print jobs.

    PRECISION. Founded in 1951, Precision is a sheet-fed printer and binder operation that sells primarily to the educational textbook market. We acquired Precision in March 2000 in order to provide our customers with a more complete and balanced product offering. Precision derives approximately 80% of its revenues from plastic printing, which consists of overhead transparency products and plastic inserts for educational textbooks, with the remaining 20% of revenues derived from paper printing. Management believes that Precision enjoys a strong market share in its core markets of plastic inserts and overhead transparencies. Precision's customer base includes the same major educational publishing houses with whom we have long-standing relationships, including McGraw-Hill, Houghton Mifflin, Pearson and Harcourt. The acquisition of Precision also strategically advanced our goal of providing our customers with more complete and balanced product offerings.

    Precision also has a presence in the commercial printing market and is implementing an extensive plan to significantly grow its presence further in the market.

    H&S GRAPHICS AND PREFACE. In June 1998, we acquired H&S Graphics and Preface, which added to our ability to serve publishers in the design, creative editorial development, digital pre-press and composition areas of book production. These stages, which represent the early production processes in the manufacturing of a book, position us to manage production more efficiently and more fully serve the needs of the educational publisher.

SALES AND MARKETING

    INSTRUCTIONAL MATERIALS MARKET. Our educational textbook sales team, consisting of approximately 10 employees, works to develop, support and enhance our relationships with publishers in both the college and ELHI markets, as well as with smaller independent publishers. The cost of printing a textbook typically represents a small percentage of a publisher's total cost for a textbook, but the failure to meet a production deadline could result in a significant loss to the publisher. As a result, competition in the textbook manufacturing industry is equally service- and quality-driven as price driven. Accordingly, a significant element of our marketing efforts consists of maintaining close relationships with our customers to insure proper production and scheduling and timely delivery. Our senior management team and sales support staff maintain close contact with key customers in order to identify relevant issues affecting these customers as well as to identify competitive threats. In addition, the sales force and planners are in daily contact with the manufacturing personnel of our customers with pending indications or firm orders in order to deal with changes or production issues that arise throughout the process.

    We have concentrated on maintaining long-standing relationships with the major publishers. These publishers have consolidated significantly over the past several years, reducing the major publishers to four. These publishers accounted for approximately 18.0%, 14.0%, 7.3% and 6.5%, respectively, of our net sales during 2001.

    COMMERCIAL PRINTING MARKET. Our sales and marketing organization has developed and is pursuing a focused sales strategy across the identified commercial market segments. With 25 dedicated sales people, we address this market on a national level. Customer needs are matched to one of our four manufacturing facilities and our array of production capabilities.

OPERATIONS AND PRODUCTION

    As a contract textbook manufacturer, we principally manufacture textbooks pursuant to firm customer orders. Our key manufacturing and distribution functions include:

    - creating digital files and page designs;

    - producing printing plates from film or directly from digital files provided by the publishers or created from our extensive library;

    - purchasing paper and other book components supplied by other manufacturers;

    - printing and binding textbooks;

    - packaging, storing and shipping finished textbooks;

    - archiving, preserving and reformatting film and digital files for reprints; and

    - fulfillment of customer orders, inserting CDs and arranging course packs.

    Our typical production run size ranges from less than 10,000 units to over 100,000 units, with the capability to produce profitably runs under 5,000 units. We can cost-effectively produce these short runs due to our unique ability to change plates and shift work rapidly among printing presses. Each plate change entails press down-time, as the plates are physically changed, and press start-up time, as the press is brought into production and proper color and registration is achieved. Because each plate prints eight pages of one color, a 300-page four-color book requires 150 plate changes. Therefore, short runs significantly increase the production cost per book. As a result of competition in the textbook publishing industry, publishers generally seek to lower costs by maintaining low inventory levels and ordering small quantities for just-in-time delivery. Our management believes that our ability to produce short runs effectively is a significant competitive advantage.

    We have configured our physical plant and trained our workforce to print both short-run and long-run quantities. The length of run of a given title is highly variable over its life span. We believe our "make ready" time per changeover is significantly less than that of our major competitors. This capability lowers unit costs, making it economically feasible to print fewer copies. This is important as it allows our customers to minimize their inventory levels while maintaining the ability to adjust subsequent production orders in response to unforeseen sales patterns and unexpected stock shortages.

As the trend towards more customized products becomes more apparent, we believe we are well-positioned to produce shorter runs efficiently and thereby accommodate our customers' needs.

PLANNING, SCHEDULING AND TRACKING

    EDUCATIONAL TEXTBOOKS. We centrally manage all of our four-color educational textbook production scheduling from our St. Louis headquarters. We have a team of planners who work with our chief scheduler. Due to the short lead-time and the just-in-time manufacturing requirements of textbook publishing, customers frequently change their production levels and timetables. We have developed a customized system to control our production planning. This process is supported by our fully integrated scheduling and tracking system, which enables salespersons, planners and employees at each of the manufacturing facilities to access information regarding company-wide scheduling and tracking.

    COMMERCIAL. In order to meet the demands of the highly competitive, time-sensitive commercial printing market we manage estimating and pricing centrally from our St. Louis headquarters, while scheduling is managed from our production plants. Work may move from plant to plant based on specific capabilities or capacity demands. We have dedicated customer service representatives at each facility in an effort to meet the needs of our commercial customers. We are in the process of implementing a master scheduling program for commercial business that will optimize plant utilization on a company-wide basis.

    PRE-PRESS. We have invested in state-of-the-art, integrated digital pre-press equipment that streamlines and enhances the traditional pre-press process. Rather than outsourcing this service, all of our printing facilities have the ability to perform the complete digital pre-press workflow directly from digital media provided by our customers. This system gives us the capability to make plates using the single-burn process, saving time and expense, while reducing the chance of error. This is particularly significant in the textbook adoption process, which entails repeated changes to a book and multiple short-run print jobs. We provide direct-to-plate capabilities, which eliminate the film-output step of the pre-press process. We now have complete redundancy in the digital pre-press process throughout our plants, which gives us increased flexibility in the manufacturing process.

    PRINTING AND BINDING. We have a variety of web printing presses configured to maximize our manufacturing flexibility. Although a certain number of our presses are dedicated to 9", 10" or 11" textbooks, these presses are highly specialized and have been modified to have the flexibility to print any of these sizes on the next-larger press size. Specifically, we have developed equipment adaptations and proprietary production methods for our textbook printing and binding operations that significantly reduce the make-ready time per changeover of plates as compared to that of our competitors. In addition, our state-of-the-art modified web presses are capable of running at speeds of up to 50,000 impressions per hour.

    Over the past five years, we have invested approximately $80 million in high-quality, high-throughput machinery and plant expansions (excluding equipment obtained in acquisitions), enhancing our competitive position and significantly expanding our production capacity for future growth. Our investments have been made in additional four-color web printing presses, additional sheet-fed presses, new digital pre-press equipment and additional manufacturing space. We have also invested extensively in customized, highly efficient bookbinding production lines.

    We currently maintain multiple binding lines in each of the manufacturing plants, providing several different binding methods to accommodate various customer preferences. We offer virtually all the textbook binding options used in the industry, including the proprietary "Von-Bind" Case, McCain, Smyth Case, Spiral Wire Hardbound, Spiral Wire, Adhesive Case, Side Wire, Saddle Stitch, Adhesive Paper, Plastic Comb, Wire-O-Hardback, Wire-O and Spiral Plastic.

    REPRINTS. Approximately 50% of ELHI textbooks are shipped to states that require publishers to keep a particular title in print and supply orders for reprints for periods generally ranging from five to eight years. Other ELHI and college textbooks are kept in print for approximately four to six years.

The reprint business is also necessitated by partial corrections or copyright edition changes that must be made in order to incorporate new information or to comply with editorial changes demanded by school committees in various states. In 2001, approximately 80% of our four-color ELHI net sales were generated from reprints, and we retained over 98% of our ELHI reprint business while losing less than 2% to competitors.

    When a textbook is first published, digital files or a set of film are created for producing reprints. It is both time-consuming and costly to move film or digital files from one printer to another with different presses, as the film or digital files would likely require reformatting. Therefore, publishers have a disincentive to switch manufacturers for the reprints of a title, which creates a backlog of future business for the original manufacturer. While the new digital workflows make this less of an obstacle to transfer work, reprints from films and digital files in our archives still generally account for an estimated 60% to 65% of our total annual revenues.

    FACILITIES. Our facilities consist of our corporate headquarters located in St. Louis, Missouri and eight separate production facilities located in Jefferson City and Owensville, Missouri; Eldridge, Iowa; Frederick, Maryland; Schaumburg and Rolling Meadows, Illinois; and Leesport and Dauberville, Pennsylvania. The Jefferson City facility is our principal production facility for our four-color web presses and building capabilities. Certain information regarding our facilities is set forth in the table below.

FACILITY LOCATION                           PRINCIPAL PURPOSE           SQUARE FOOTAGE    STATUS
-----------------                   ----------------------------------  --------------   --------
St. Louis, Missouri...............  Corporate headquarters                 170,000       Owned
Jefferson City, Missouri..........  Four-color book manufacturing          636,000       Owned
Owensville, Missouri..............  One- and two-color book                450,000       Owned
                                    manufacturing, distribution and
                                    fulfillment
Eldridge, Iowa....................  One- and two-color book                225,000       Owned
                                    manufacturing
Frederick, Maryland...............  One-and two-color book                 200,000       Owned
                                    manufacturing
Schaumburg, Illinois..............  Book design                              9,100       Leased
Rolling Meadows, Illinois.........  Digital pre-press and book design       23,000       Owned
Leesport, Pennsylvania............  Printing inserts and overheads          29,000       Owned
Dauberville, Pennsylvania.........  Precision bindery and                   24,000       Owned
                                    manufacturing


    In addition, through our subsidiary, One Thousand Realty & Investment Company, we own a condominium in New York, New York.


RAW MATERIALS

    Paper costs represent approximately 40% of our net sales and over 80% of raw material costs in the manufacturing process. Paper costs generally flow through to the customer as we generally order paper for specific orders and do not take significant commodity risk on paper.

    We have implemented a paper management program with several customers, which is designed to allow us to: (i) standardize the type of paper we use on presses and greatly reduces production and start-up costs; and (ii) avoid the cost of additional storage space and production inefficiencies required by separating each publisher's consigned paper. Because the type and size of paper traditionally delivered to manufacturers by textbook publishers was not uniform across different publishing houses, we were forced to adjust press lines and incur significant warehousing, set-up costs and delays when changing between different orders. Under our paper management program, we provide paper for the publisher to use in printing our textbooks rather than the publisher supplying its own paper. The resulting standardization of utilized paper allows for significant savings in manufacturing and inventory management costs. In 2001, approximately 55% of our paper usage was procured through this program.

    We operate our paper programs with three major paper suppliers, the largest and most significant of which is The Mead Corporation, now known as MeadWestvaco Corporation, which provides approximately 90% of the paper for this program. The benefits to us, our customers and paper producers have allowed our paper management program to grow consistently.

EMPLOYEES

    As of May 31, 2002, we had 2,077 employees, approximately 336 of whom are represented by affiliates of the Graphic Communications International Union under collective bargaining agreements that expire between August and November of 2005. We believe that relations with our employees are good.

COMPETITION

    The educational textbook market is highly competitive. The factors by which textbook manufacturers are chosen include the ability to maintain and adhere to a strict manufacturing schedule, the quality of product and service, competitive pricing and capability to provide "one-stop shopping" to the publisher. The commercial book manufacturing market is also very competitive. Competitive advantages include pricing, quality, service and rapid turnaround as well as other non-print, value-added services including fulfillment and distribution.

    We compete in the educational textbook market by leveraging our reputation for quality and full-service and by providing competitive pricing and rapid turnaround. By directing a highly-focused sales effort, opportunities for us are often identified in niches where value-added services are required and commodity-like price competition is less prevalent.

    Our major competitors in the one- and two-color educational and commercial book manufacturing markets are: R.R. Donnelley & Sons Company, Quebecor
World Inc., D.B. Hess Group, Banta Corporation, and Phoenix Color Corp. R.R. Donnelley and Quebecor are also major competitors in the four-color educational textbook manufacturing market.

    We believe that there are significant barriers to entry in the instructional materials market due to the significant initial investment in people, equipment and facilities that is required to compete. In addition, we believe it would take several years for a new entrant to develop the reputation for quality, service and delivery necessary to develop the significant base of titles needed to establish the recurring reprint volume required to achieve sufficient capacity utilization.

LEGAL AND ENVIRONMENTAL MATTERS

    We do not believe that there are any pending legal proceedings which, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

    We are subject to regulations under various and changing federal, state and local laws relating to the environment and to employee safety and health. These environmental regulations include those relating to the generation, storage, transportation, disposal, release and emission into the environment of various substances. Permits are required for operation of our business (particularly air emission permits), and these permits are subject to renewal, modification and, in certain circumstances, revocation. We are also subject to regulation under various and changing federal, state and local laws that allow regulatory authorities to compel (or to seek reimbursement for) the clean-up of environmental contamination at our own sites and at facilities where our waste products are or have been disposed.

    We have internal controls dedicated to compliance with all applicable environmental laws. Management believes that our capital expenditures to comply with federal, state and local provisions for environmental controls, as well as expenditures for our share of costs for environmental clean-up, if any, will not be material and will not have a material effect upon our earnings or our competitive position.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The names of our directors and executive officers and their respective ages and positions are as follows:

    VON HOFFMANN CORPORATION

NAME                                          AGE      POSITION
----                                        --------   --------
Thompson Dean.............................     43      Chairman of the Board and Director

Robert S. Mathews(1)*.....................     50      Chief Executive Officer, President, Chief Operating
                                                         Officer and Director

Peter C. Mitchell(+)......................     46      Vice Chairman of the Board, Executive Vice
                                                       President, Chief Financial Officer and Treasurer

Ron M. Garrison...........................     51      Senior Vice President of Manufacturing

Jack R. Field.............................     44      Senior Vice President of Sales and Marketing

Craig Nelson..............................     55      Vice President of Human Resources

Jay Skilton...............................     52      President of Preface

James D. Nallo............................     49      President of Precision

David F. Burgstahler......................     33      Director

James A. Quella(1)........................     52      Director

Robert S. Christie(1).....................     48      Director

    HOLDINGS

NAME                                          AGE      POSITION
----                                        --------   --------
Robert A. Uhlenhop........................     58      Chairman of the Board and Director

Robert S. Mathews(2)(3)*..................     50      Chief Executive Officer, President and Director

Peter C. Mitchell(+)......................     46      Executive Vice President, Chief Financial Officer
                                                       and Treasurer

David F. Burgstahler(2)(3)................     33      Director

Thompson Dean.............................     43      Director

James A. Quella(3)........................     52      Director

Robert S. Christie(2).....................     48      Director

------------------------

* Chairman, Chief Executive Officer and Director of One Thousand Realty & Investment Company, H&S Graphics, Inc., Preface, Inc. and Precision Offset Printing Company; Mr. Mathews is also President of One Thousand Realty & Investment Company.

+ Vice President, Chief Financial Officer, Treasurer and Director of One Thousand Realty & Investment Company, H&S Graphics, Inc., Preface, Inc. and Precision Offset Printing Company.

(1) Member of the Operations Review Committee of Von Hoffmann.

(2) Member of the Audit Committee of Holdings.

(3) Member of the Compensation Committee of Holdings.

    THOMPSON DEAN was appointed as the Chairman of the Board of Von Hoffmann in February 2002. He has been a director of Von Hoffmann and Holdings since 1997 and was Chairman of the Board of Holdings from May 1997 to February 2002. He is a Managing Director and the Head of Leveraged Corporate Private Equity for Credit Suisse First Boston Corporation, or CSFB. Mr. Dean joined CSFB in 2000 when it merged with Donaldson, Lufkin & Jenrette, Inc., or DLJ, where he has acted as Managing Partner of DLJ Merchant Banking Partners since 1995. Prior to becoming its Managing Partner, he served as Managing Director of DLJ Merchant Banking Partners from 1991 to 1995. Mr. Dean also serves as Chairman of the Board of Arcade Holding Corporation and DeCrane Aircraft Holdings, Inc. and as a director of Charles River Laboratories, Inc., Formica Corporation, Insilco Holding Company, Manufacturers' Services Ltd. and Mueller Holdings (N.A.), Inc.

    ROBERT S. MATHEWS was appointed as Chief Operating Officer of Von Hoffmann in January 2002 and as President, Chief Executive Officer and a director of Von Hoffmann in February 2002. Mr. Mathews also was appointed as Chief Executive Officer, President and a director of Holdings in February 2002. From 2000 to 2001, Mr. Mathews was President of our Von Hoffmann Graphics operating division, which was merged into Von Hoffmann in February 2002. From 1997 to 2000, he served as Senior Vice President of Quebecor World, which is a competitor of ours in the book manufacturing industry, and from 1996 to 1997, Mr. Mathews was Executive Vice President of Graphic Industries Inc. From 1994 to 1996, he was President of R.R. Donnelley, which is a competitor of ours in the book manufacturing industry.

    PETER C. MITCHELL has been Von Hoffmann's and Holdings' Chief Financial Officer and Treasurer since 1997. Mr. Mitchell has also served as Vice Chairman of the Board of Von Hoffmann since 2001 and as an Executive Vice President of Von Hoffmann and Holdings since 2000. From 1993 to 1997, he served as Senior Vice President and Chief Financial Officer of Crown Packaging Corporation, and from 1990 to 1993, served as Chief Financial Officer of Paperboard Industries Corporation, each of which was an integrated recycled-based paper packaging company.

    RON M. GARRISON was appointed as Senior Vice President of Manufacturing of Von Hoffmann in January 2002. From 2000 to 2001, Mr. Garrison served as Vice President of Manufacturing. From 1997 to 1999 he served as a Vice President and Division Director of R.R. Donnelley.

    JACK R. FIELD was appointed as Senior Vice President of Sales and Marketing of Von Hoffmann in January 2002. From 2000 to 2002, he was Senior Vice President of Sales for our Von Hoffmann Graphics division, which was merged into Von Hoffmann in February 2002. From 1998 to 2000, he was Vice President of Sales for Graphic Communications, Inc., which is a company that provides printing and binding services, and from 1980 to 1998 he was a Senior Account Executive for R.R. Donnelley.

    CRAIG NELSON has been Vice President of Human Resources of Von Hoffmann since 1990 and joined us in 1973.

    JAY SKILTON has been President of Preface since 1992, joining us in 1998 when we acquired Preface.

    JAMES D. NALLO has been the President of Precision since 1984, joining us in 2000 when we acquired Precision. Mr. Nallo also served as Chief Executive Officer of Precision from 1984 to 2000.

    DAVID F. BURGSTAHLER has been a director of Von Hoffmann since 2000 and Holdings since 1998. He is a Director of CSFB and Principal of DLJ Merchant Banking Partners. Mr. Burgstahler joined CSFB in 2000 when it merged with DLJ, where he was a Vice President of DLJ Merchant Banking Partners from 1999 to 2001 and an associate from 1997 to 1999. Mr. Burgstahler also serves as a director of Haights Cross Communications, Inc., WRC Media Inc., Focus Technologies Inc. and McCulloch Corporation.

    JAMES A. QUELLA has been a director of Von Hoffmann and Holdings since 2000. He holds the position of Managing Director of DLJ Merchant Banking Partners.
Mr. Quella joined CSFB in 2000
when it merged with DLJ, where he was a Managing Director and Senior Operating Partner in DLJ Merchant Banking Partners. Mr. Quella was a Managing Director for GH Venture Partners LLC from January 2000 to July 2000. From 1997 to 2000,
Mr. Quella served as Vice Chairman of Mercer Management Consulting, Inc. He was a senior consultant with Mercer from 1990 to 1997. Mr. Quella currently serves as a director of Advanstar Communications Inc., Arcade Holding Corporation, Formica Corporation and Merrill Corporation.

    ROBERT S. CHRISTIE was appointed as a director of Von Hoffmann and Holdings in February 2002. He was the President and Chief Executive Officer for Thomson Learning Corporation from 1998 to 2001, and from 1996 to 1998, he was President and Chief Executive Officer of Thomson Learnings' subsidiary Thomson & Thomson.

    ROBERT A. UHLENHOP was appointed as a Chairman of the Board of Holdings in February 2002 and has served as a director of Holdings since 1996. He served as Chairman of the Board, President and Chief Executive Officer of Von Hoffmann from 1995 to February 2002 and as the Chief Executive Officer and President of Holdings from 1996 to February 2002. From 1977 to 1997, he was Chief Financial Officer and Treasurer of Von Hoffmann.

    Each director serves for a term of one year.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by each person who served Chief Executive Officer of Von Hoffmann or Holdings in 2001 and the four other most highly compensated executive officers serving as executive officers at December 31, 2001.

                                                       ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                                 -------------------------------   ----------------------------------
                                                                                           AWARDS            PAYOUTS
                                                                                   -----------------------   --------
                                                                         OTHER                  SECURITIES
                                                                        ANNUAL     RESTRICTED   UNDERLYING              ALL OTHER
                                                                        COMPEN-      STOCK       OPTIONS/      LTIP      COMPEN-
                                                  SALARY     BONUS     SATION(1)     AWARDS        SARS      PAYOUTS     SATION
NAME AND PRINCIPAL POSITION(*)          YEAR       ($)        ($)         ($)         ($)          (#)         ($)         ($)
------------------------------        --------   --------   --------   ---------   ----------   ----------   --------   ---------
Robert Uhlenhop,....................    2001     $250,000   $322,335         --           --          --          --     $45,078
  Chairman of the Board,                2000     $233,400   $766,942         --           --          --          --     $43,177
  President and Chief Executive
    Officer(2)                          1999     $233,400   $466,000         --           --          --          --     $40,626

Peter Mitchell,.....................    2001     $208,400   $ 75,000         --           --          --          --     $18,540
  Vice-Chairman of the Board,           2000     $208,400   $182,553         --           --          --          --     $18,500
  Executive Vice President, Chief       1999     $183,400   $100,000         --           --          --          --     $17,561
  Financial Officer and Treasurer

James D. Nallo,.....................    2001     $200,018   $ 50,000         --           --          --          --     $11,900
  President of Precision                2000     $200,026   $100,000         --           --     100,000          --     $ 4,000
                                        1999           --         --         --           --          --          --          --

Robert Mathews,.....................    2001     $200,000   $ 70,635         --           --          --          --     $ 4,575
  President of Von Hoffmann             2000     $123,750   $ 60,000         --           --     100,000          --     $   146
  Graphics(3)                           1999           --         --         --           --          --          --          --

Jack R. Field,......................    2001     $171,000   $ 19,549         --           --          --          --     $   248
  Senior Vice President of Sales        2000     $ 44,292   $ 13,124         --           --          --          --     $    20
  for Von Hoffmann Graphics(4)          1999           --         --         --           --          --          --          --

* Reflects principal position at December 31, 2001

------------------------------


(1) Excludes perquisites where the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total annual salary and bonus reported for Messrs. Uhlenhop and Mitchell.


(2) Mr. Uhlenhop served as Chairman of the Board, President and Chief Executive Officer of Von Hoffmann from 1995 to February 2002. Mr. Uhlenhop was appointed as Chairman of the Board of Holdings in February 2002.

(3) Mr. Mathews served as President of our Von Hoffmann Graphics operating division, which was merged into Von Hoffmann in February 2002, from 2000 to 2001. Mr. Mathews was appointed as Chief Operating Officer of Von Hoffmann in January 2002 and as President, Chief Executive Officer and a director of Von Hoffmann and Holdings in February 2002.

(4) Mr. Field served as Senior Vice President of Sales for our Von Hoffmann Graphics operating division, which was merged into Von Hoffmann in February 2002, from 2000 to 2002. Mr. Field was appointed as our Senior Vice President of Sales and Marketing in January 2002.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

    No stock options were granted to or exercised by the named executive officers during 2001.

            AGGREGATED OPTION/SAR EXERCISES DURING LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth certain information with respect to the exercise of options to purchase our common stock during the twelve-month period ended December 31, 2001, and the unexercised options held and the value thereof at that date, for each of the named executive officers.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                    SHARES                       OPTIONS AT FISCAL YEAR          IN-THE-MONEY OPTION
                                  ACQUIRED ON                            END (#)               AT FISCAL YEAR END ($)
                                   EXERCISE        VALUE       ---------------------------   ---------------------------
NAME                                  (#)       REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   ------------   -----------   -------------   -----------   -------------
Robert Uhlenhop.................          --            --      1,601,600       398,400              --             --
Peter Mitchell..................          --            --        340,600       159,400              --             --
James D. Nallo..................          --            --         29,080        70,920              --             --
Robert Mathews..................          --            --         29,080        70,920              --             --
Jack R. Field...................          --            --             --            --              --             --

                            LONG TERM INCENTIVE PLAN

    We have no Long Term Incentive Plan in place.

EMPLOYMENT AGREEMENTS

    MATHEWS EMPLOYMENT AGREEMENT

    We have entered into an employment agreement with Mr. Mathews effective as of January 1, 2002. Pursuant to that agreement, Mr. Mathews will serve in an executive position for us until December 31, 2004. Currently, Mr. Mathews serves as President and Chief Executive Officer of both Von Hoffmann and Holdings. In exchange for his services, Mr. Mathews is compensated with a base salary of $225,000, an annual non-discretionary bonus in the amount of $75,000 and an additional annual bonus in an amount equal to 1.4% of EBITDA in excess of certain EBITDA targets for each calendar year. This additional bonus may not exceed $210,000 for any calendar year. In the event that Mr. Mathews is terminated for cause, he will be entitled to his base salary through the date of his termination, but will not be entitled to any additional compensation. If
Mr. Mathews is terminated without cause he is entitled to receive an amount in cash equal to $337,500, but will not be entitled to any other compensation. The employment agreement also includes a non-competition provision prohibiting
Mr. Mathews from competing with us for one year from the termination of his employment agreement.

    MITCHELL EMPLOYMENT AGREEMENT

    We have entered into an employment agreement with Mr. Mitchell, effective as of January 1, 2002. Pursuant to that agreement, Mr. Mitchell will serve in an executive position with us until December 31, 2004. Currently, Mr. Mitchell serves as Chief Financial Officer, Treasurer and Executive Vice President of Holdings and as Vice Chairman, Chief Financial Officer, Treasurer and Executive Vice President of Von Hoffmann. In exchange for his services,
Mr. Mitchell is compensated with a base salary of $225,000 subject to discretionary increases, an annual non-discretionary bonus in the amount of $75,000, and an additional bonus per calendar year in an amount equal to 1.4% of EBITDA in excess of certain EBITDA targets for each calendar year. This additional bonus may not exceed $210,000 for any calendar year. In the event that Mr. Mitchell is terminated for cause, he will be entitled to his base salary through the date of his termination, but will not be entitled to any additional compensation. If Mr. Mitchell is terminated without cause, he is entitled to receive an amount in cash equal to $337,500, but will not be entitled to any other compensation. In the event that Mr. Mitchell's employment is terminated without cause prior to December 31, 2002 after a change in control of our company, he is entitled to receive an amount in cash equal to $30,000. The employment agreement also includes a non-competition provision prohibiting Mr. Mitchell from competing with us for one year following the termination of his employment agreement.

    UHLENHOP EMPLOYMENT AGREEMENT

    Von Hoffmann and Holdings have entered into an employment agreement with Mr. Uhlenhop effective as of January 1, 2002 and amended and restated as of June 21, 2002. Pursuant to the amended and restated employment agreement, Mr. Uhlenhop will be employed as Chief Executive Emeritus and Special Advisor to the Chief Executive Officer of Von Hoffmann. In addition, Mr. Uhlenhop will serve as Chairman of Holdings' Board of Directors until January 21, 2004. Pursuant to the old employment agreement, Mr. Uhlenhop had served as the President and Chief Executive Officer of Holdings and the Chief Executive Officer of Von Hoffmann until Mr. Mathews' appointment to those positions in February 2002. To the extent requested by Holdings and Von Hoffmann,
Mr. Uhlenhop will provide guidance and assistance to members of Von Hoffman's senior management and to Mr. Mathews in his capacity as Von Hoffman's new Chief Executive Officer and President. In exchange for his services, Mr. Uhlenhop is compensated with a base salary of $250,000 per year subject to discretionary increases and an annual non-discretionary bonus of $300,000. In the event that Mr. Uhlenhop is terminated for cause, he will be entitled to his base salary through the date of his termination but will not be entitled to any additional compensation from Von Hoffmann or Holdings. If Mr. Uhlenhop is terminated without cause prior to December 31, 2002, he would be entitled to receive $550,000 (I.E., his base salary and bonus for one calendar year) plus continuation of certain benefits. If Mr. Uhlenhop is terminated without cause on or after January 1, 2003 and prior to January 21, 2004, he would be entitled to receive his base salary for the remainder of such period following his termination and $300,000 (I.E., his bonus for one calendar year) plus continuation of certain benefits. Additionally, in recognition of Mr. Uhlenhop's past and continued service to Von Hoffmann Corporation, he received a cash payment equal to $1,000,000 on an after tax basis upon the execution of the amended and restated employment agreement. The amended and restated Von Hoffmann employment agreement also includes a non-competition provision prohibiting Mr. Uhlenhop from competing with Von Hoffmann for two years after the last severance payment is made to Mr. Uhlenhop.

    The amended and restated employment agreement also provides that so long as Mr. Uhlenhop holds at least 2% of the outstanding common stock of Holdings, he is entitled to serve as a director of Holdings. If, however, Mr. Uhlenhop is terminated for cause or violates the terms of the non-competition provision, he will no longer be entitled to serve as a director of Holdings.

DIRECTOR'S ARRANGEMENTS

    In connection with Robert S. Christie serving as director of Von Hoffmann and Holdings, Mr. Christie is reimbursed for reasonable out-of-pocket expenses that he incurs in the performance of his duties. We also pay him an annual retainer fee equal to $50,000, payable in equal quarterly installments. Additionally, we will grant him options to purchase 50,000 shares of Holdings' common stock at an exercise price of $1.00 per share. Mr. Christie is also the Chairman of the Operations Review Committee of the board of directors of Von Hoffmann and a member of Holdings' Audit Committee.

    Other than Mr. Christie, none of our other directors receive any fees or other compensation for serving as a director. All directors are entitled to reimbursement for travel expenses associated with board activities.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of Holdings' common stock as of June 20, 2002 by (i) each person we believe owns beneficially more than five percent of Holdings outstanding common stock;
(ii) each of Holdings' directors and named executive officers and (iii) each of Holdings' directors and executive officers as a group.


                                                               NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   PERCENTAGE
------------------------------------                          ------------------   ----------
DLJ Merchant Banking(1).....................................      67,134,000          96.6
Robert A. Uhlenhop(2).......................................       1,601,600           2.4
Robert S. Mathews(3)........................................          29,080          *
Peter C. Mitchell(4)........................................         490,600          *
David F. Burgstahler(5).....................................              --
Thompson Dean(5)............................................              --
James A. Quella(5)..........................................              --
Robert S. Christie..........................................              --
All directors and executive officers as a group (8
  persons)(5)...............................................       2,121,280           3.9
* Indicates less than one percent.


------------------------

(1) Consists of (a) 62,134,000 shares and (b) warrants that are presently exercisable or exercisable within 60 days to purchase 5,000,000 shares held by the following entities: DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V. (DLJOP), DLJMB Funding II, Inc. (DLJ Funding), DLJ Diversified Partners, L.P. (Diversified), DLJ Diversified Partners-A, L.P. (Diversified-A), DLJ EAB Partners, L.P. (EAB), DLJ First ESC L.P. (First ESC), DLJ Merchant Banking Partners II-A, L.P. (Partners II-A), DLJ Millennium Partners, L.P. (Millennium L.P.), DLJ Millennium Partners-A, L.P. (Millennium-A) and UK Investment Plan 1997 Partners (UK Investment). See "Certain Relationships and Related Transactions--Shareholders' Agreement" and "Plan of Distribution." The address of each of DLJ Merchant Banking Partners II, L.P., DLJ Funding, Diversified, Diversified-A, EAB, First ESC, Partners II-A, Millennium L.P. and Millennium-A is 11 Madison Avenue, 16th Floor, New York, New York, 10010. The address of DLJOP is John B. Gorsiraweg 14, Willenstad, Curacao, Netherlands Antilles. The address of UK Investment is 2121 Avenue of the Stars, Fox Plaza, Suite 3000, Los Angeles, California 90067.

(2) Includes options that are presently exercisable or exercisable within 60 days to purchase 1,601,600 shares.

(3) Consists of options that are presently exercisable or exercisable within 60 days to purchase 29,080 shares.

(4) Includes options that are presently exercisable or exercisable within 60 days to purchase 340,600 shares.


(5) Messrs. Dean, Quella and Burgstahler are managing partner, managing director, and principal of DLJ Merchant Banking Partners, respectively. Messrs. Dean, Quella and Burgstahler do not have sole or shared voting or dispositive power over the shares held by DLJ Merchant Banking and as such do not have beneficial ownership of such shares.



(6) Includes options and warrants that are presently exercisable or exercisable within 60 days to purchase 2,315,040 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SHAREHOLDERS' AGREEMENT

    On May 22, 1997, Holdings, DLJ Merchant Banking, ZS VH II L.P., and management and other employees who own shares of Holdings entered into a shareholders' agreement that sets forth certain rights and restrictions relating to the ownership of Holdings' common stock and agreements among those parties as to the governance of Holdings and, indirectly, of Von Hoffmann. The agreement was amended on November 30, 2000, and subsequently amended on June 20, 2002.

    The shareholders' agreement contains provisions which, among other things and subject to certain exceptions: (i) restrict the ability of the management and employee stockholders to transfer their respective ownership interests, subject to certain rights of first refusal and tag-along rights held by the other stockholders; (ii) grant certain drag-along rights to DLJ Merchant Banking to require the remaining stockholders to sell their shares if DLJ Merchant Banking sells more than 50% of the then-outstanding shares of Holdings' common stock of Holdings and grant to the remaining stockholders, under certain circumstances, tag-along rights with respect to sales by DLJ Merchant Banking;
(iii) grant to stockholders certain registration rights; and (iv) grant
Mr. Uhlenhop the right to require Holdings to sell shares to him on the same basis and in a proportional amount as any sold by Holdings to DLJ Merchant Banking.


    Holdings or its designee has the right to repurchase all shares owned by any management stockholder upon the termination of such management stockholder's employment with us. Additionally, DLJ Merchant Banking was granted demand registration and piggyback registration rights. This agreement was negotiated on an arm's length basis.


STOCK PURCHASE AGREEMENT WITH DLJ MERCHANT BANKING


    On March 26, 2002, Holdings and DLJ Merchant Banking Partners II, L.P. entered into a stock purchase agreement pursuant to which DLJ Merchant Banking purchased from Holdings 20,000,000 shares of Holdings' common stock for a purchase price of $1.00 per share. The proceeds of that investment can be used by Holdings for general corporate purposes, which may include the purchase of debt and/or equity securities. Holdings used $5.0 million of the proceeds to repurchase shares of ZS and $1.0 million to repurchase shares of Robert Uhlenhop. The stock purchase agreement further provides that DLJ Merchant Banking may, in its discretion, purchase up to an additional 5,000,000 shares of Holdings' Common Stock at any time prior to December 31, 2002. We believe the terms of this agreement were no less favorable to us than could have been obtained from independent third parties.


STOCK REPURCHASE AGREEMENT WITH ZS VH II L.P.

    On June 21, 2002, ZS VH II L.P., Holdings and DLJ Merchant Banking Partners II, L.P. entered into a stock purchase agreement pursuant to which ZS VH II L.P. sold 5,000,000 shares of common stock of Holdings for a purchase price of $1.00 per share to Holdings.

    The stock purchase agreement provides that each of the parties, along with ZS VH L.P., agree to release each other from any and all claims, liabilities and other legal actions which may have arisen or may later arise between the parties under: (i) the Agreement and Plan of Merger, dated as of May 22, 1997, by and among VH Acquisition Corp., Holdings, DLJ Merchant Banking Partners II, L.P. and certain of its affiliates, and certain shareholders, and the ancillary documents delivered in connection with the execution of the Agreement and Plan of Merger,
(ii) the Shareholders' Agreement, (iii) and the stock purchase agreement. Robert Horne, the board designee of ZS, resigned concurrently with the sale of the shares. Under the agreement, Holdings releases Mr. Horne from any liability for any claims in connection with Mr. Horne serving as a director of Holdings.


    The purchase price paid for ZS VH II L.P.'s shares came from cash on hand of Holdings, which cash was proceeds from DLJ Merchant Banking's equity contribution in March, 2002. We believe the terms of this transaction were no less favorable to us than could have been obtained from independent third parties.


STOCK REPURCHASE AGREEMENT WITH ROBERT UHLENHOP


    On June 21, 2002, Holdings and Von Hoffmann entered into a stock purchase agreement with Robert Uhlenhop, the Chairman of the Board of Directors of Holdings, and the Robert A. Uhlenhop 1998 Irrevocable Trust Dated January 27, 1998. Each of Mr. Uhlenhop and the trust sold 1,000,000 shares of Holdings' outstanding common stock to Holdings in exchange for $1,000,000. Of the $1,000,000 received by Mr. Uhlenhop, approximately $797,000 was paid to Von Hoffmann as settlement of the outstanding principal amount of, and the unpaid and accrued interest through June 19, 2002 on, the non-recourse secured promissory note, dated as of May 22, 1997, from Mr. Uhlenhop to Von Hoffmann. The payment from Mr. Uhlenhop to Von Hoffmann fully discharged and satisfied all of Mr. Uhlenhop's obligations to Von Hoffmann under the promissory note. The purchase price paid for Mr. Uhlenhop's shares came from cash on hand of Holdings, which cash was proceeds from DLJ Merchant Banking's equity contribution in March, 2002. We believe the terms of this transaction were no less favorable to us than could have been obtained from independent third parties.


FINANCIAL SERVICES AGREEMENT


    On March 26, 2002 we entered into a financial advisory agreement with CSFB. Pursuant to this agreement, CSFB has been retained to act as our financial advisor for a five-year period, unless terminated earlier. Under this agreement CSFB, among other things, assists us in analyzing our operations and performance and future prospects. In addition, CSFB advises us on our continued evaluation of our capital structure, potential acquisitions and strategic plan and alternatives. For its services, CSFB is entitled to receive up to $3.5 million, payable at certain times and in certain amounts, depending upon the services performed. As contemplated by the agreement, we have agreed to indemnify CSFB against specified losses or liability arising out of, or in connection with, advice and services rendered under the agreement. This agreement is terminable by either us or CSFB at any time upon written notice. We believe the terms of this agreement are no less favorable to us than could have been obtained from independent third parties.


MITCHELL LOAN


    On August 15, 1997, pursuant to a non-recourse secured promissory note, DLJ loaned Peter C. Mitchell, an executive officer of Holdings and of Von Hoffmann, $75,000 at an interest rate of 9.4% per annum for the purchase of 75,000 shares of Holdings' common stock. DLJ subsequently sold this promissory note to us. As of December 31, 2001, the balance was $112,177. This agreement was negotiated on an arm's length basis.


NELSON LOAN


    On May 22, 1997, pursuant to a non-recourse secured promissory note, DLJ loaned Craig Nelson, the Vice President of Human Resources of Von Hoffmann, $100,000 at an interest rate of 9.4% per annum for the purchase of 100,000 shares of Holdings' common stock. DLJ subsequently sold this promissory note to us. As of December 31, 2001, the balance was $152,711. This agreement was negotiated on an arm's length basis.


UHLENHOP LOAN


    On May 22, 1997, pursuant to a non-recourse secured promissory note, DLJ loaned Robert A. Uhlenhop, the Chairman of the Board and a director of Holdings, $500,000 at an interest rate of 9.4% per annum for the purchase of 500,000 shares of Holdings' common stock. DLJ subsequently sold this promissory note to us. As of December 31, 2001, the balance was $763,559. The loan was repaid on June 20, 2002, as described above under "--Stock Repurchase Agreement with Robert Uhlenhop." This agreement was negotiated on an arm's length basis.

OTHER


    CSFB and certain of its affiliates have performed investment banking, financial advisory and/or lending services for us from time to time, for which they have received customary compensation and may do so in the future. CSFB is the syndication agent under our revolving credit facility and received customary compensation in connection with acting in that role. CSFB was also an initial purchaser for the 2009 notes. We believe the compensation received by CSFB in these transactions was no less favorable to us than could have been obtained from independent third parties. Additionally, an affiliate of CSFB is a lender under our revolving credit facility.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS

REVOLVING CREDIT FACILITY

    We entered into a revolving credit facility on March 26, 2002, which provides for revolving loans of $90.0 million, and which includes a $10.0 million sublimit for the issuance of stand by and commercial letters of credit and a $10.0 million sublimit for swingline loans. As of May 31, 2002, we had total indebtedness of $391.7 million and had $50.8 million of additional borrowings available under our revolving credit facility, after excluding
$1.35 million of letters of credit outstanding under that facility. The facility will terminate November 15, 2006, although in certain circumstances it can be extended to March 26, 2007. At any time prior to that date, we have the right, subject to finding lenders willing to provide such increase, to effectuate an one-time increase to provide for borrowings of up to $100.0 million under the revolving credit facility. Von Hoffmann is the borrower under the facility and Holdings and all of Von Hoffmann subsidiaries unconditionally guarantee Von Hoffman'S obligations under the facility.

    All borrowings, except for swingline loans, bear interest, at our option, at either the administrative agent's alternate base rate plus 1.75% per annum or reserve-adjusted LIBOR plus 3.0% per annum. Swingline loans bear interest as base rate loans. The applicable margins may be adjusted beginning approximately two quarters after the closing of the facility based on our ratio of debt to EBITDA. We pay customary administration fees and expenses and pay commitment fees of 0.625% per annum on the unused portion of the revolving credit facility.

    We may prepay outstanding revolving loans without penalty, PROVIDED, HOWEVER, that LIBOR breakage costs, if any, will be for our account. Subject to certain exceptions, we are required to make certain mandatory prepayments (and concurrently to reduce the commitments under the facility), including with:
(i) 100% of the net proceeds from certain asset sales; (ii) 100% of the net proceeds from the sale or issuance of certain debt securities other than the notes; (iii) 50% of the net proceeds from the sale or issuance of certain equity securities; and (iv) certain proceeds of casualty or condemnation events. We are also required to paydown our revolving facility from time to time with excess cash.

    Borrowings and letters of credit under the revolving credit facility are limited to an amount not in excess of a borrowing base equal to specified percentages of our eligible inventory and receivables and, subject to a limit, our eligible property, plant and equipment.

    Our obligations under the revolving credit facility are secured by a first-priority perfected lien on our outstanding capital stock and substantially all of our and our subsidiaries' property and assets.

    The revolving credit facility contains customary covenants and restrictions on our ability to engage in certain activities, including incurring debt or liens, paying dividends or repurchasing our equity securities, voluntarily prepaying certain indebtedness (including the 2009 notes and the 2007 notes), selling assets, making acquisitions, entering into mergers or similar transactions or engaging in transactions with affiliates. The revolving credit facility restricts us from repurchasing the 2009 notes and the 2007 notes prior to their maturity, except under certain circumstances. In addition, the revolving credit facility requires that we meet or exceed certain fixed charge coverage ratios and not exceed specified leverage ratios. It also includes customary events of default.

                    DESCRIPTION OF THE REGISTERED SECURITIES

    THE FOLLOWING DESCRIPTION IS ONLY A SUMMARY OF CERTAIN PROVISIONS OF THE INDENTURES AND THE REGISTERED SECURITIES THAT WE CONSIDER MATERIAL. YOU CAN RECEIVE A COPY OF THE INDENTURES UPON REQUEST TO US AT THE ADDRESS SET FORTH UNDER "WHERE YOU CAN FIND MORE INFORMATION."

                         10 1/4% SENIOR NOTES DUE 2009

    You can find the definitions of certain terms used in this description of the 2009 notes under the subheading "--Certain Definitions." In this description, the term "Von Hoffmann" refers only to Von Hoffmann Corporation and not to any of its subsidiaries.


    Von Hoffmann issued the old 2009 notes under an indenture among itself, the Guarantors and U.S. Bank National Association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the 2009 notes include those stated in the indenture governing them and those made part of that indenture by reference to the Trust Indenture Act of 1939, as amended.



    The following description is a summary of the material provisions of the indenture governing the 2009 notes and the registration rights agreement relating to the 2009 notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement governing the 2009 notes because they define your rights as holders of the notes. Copies of the indenture and the registration rights agreement governing the 2009 notes are available as set forth below under "--Additional Information."


BRIEF DESCRIPTION OF THE 2009 NOTES AND THE NOTE GUARANTEES

    The 2009 notes:

    - will be general unsecured obligations of Von Hoffmann;

    - will be PARI PASSU in right of payment with all existing and future senior indebtedness of Von Hoffmann;

    - will be senior in right of payment to all existing and future subordinated indebtedness of Von Hoffmann; and

    - will be unconditionally guaranteed by the Guarantors.

However, the 2009 notes will be effectively subordinated to all borrowings under our revolving credit facility, which will be secured by substantially all of the assets of Von Hoffmann and the Guarantors. See "Risk Factors--Your right to receive payments on the securities is effectively subordinated to the rights of our existing and future secured creditors."

    THE NOTE GUARANTEES

    The 2009 notes will be guaranteed by all of Von Hoffmann's current and future Domestic Subsidiaries and, for so long as Holdings guarantees any of the Credit Facilities, by Holdings.

    Each guarantee of the 2009 notes:

    - will be a general unsecured obligation of the Guarantor;

    - will be PARI PASSU in right of payment to all existing and future unsecured senior indebtedness of that Guarantor; and

    - will be senior in right of payment to all existing and future subordinated indebtedness of that Guarantor.

    As of the date of the exchange offers, all of Von Hoffmann's subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," Von Hoffmann will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." Von Hoffmann's Unrestricted Subsidiaries will generally not be subject to the restrictive covenants in the indenture governing the 2009 notes and will not guarantee the 2009 notes.

PRINCIPAL, MATURITY AND INTEREST


    The indenture governing the 2009 notes does not limit the maximum aggregate principal amount of the 2009 notes that Von Hoffmann may issue thereunder. Von Hoffmann issued the old 2009 notes in an aggregate principal amount of $215 million. Von Hoffmann may issue additional 2009 notes from time to time, subject to the covenant described below under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock." The outstanding 2009 notes and any additional notes subsequently issued under the indenture governing the 2009 notes will be treated as a single class for all purposes under the indenture governing the 2009 notes, including, without limitation, waivers, amendments, redemptions and offers to purchase. Von Hoffmann will issue the 2009 notes in denominations of $1,000 and integral multiples of $1,000. The 2009 notes will mature on March 15, 2009. Interest on the 2009 notes will accrue at the rate of 10 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2002. Von Hoffmann will make each interest payment to the holders of record on the immediately preceding February 1 and August 1. Interest on the 2009 notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


    All payments on 2009 notes will be made at the office or agency of the paying agent unless Von Hoffmann elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE 2009 NOTES

    The trustee currently acts as paying agent and registrar. Von Hoffmann may change the paying agent or registrar without prior notice to the holders of the 2009 notes, and Von Hoffmann or any of its subsidiaries may act as paying agent or registrar.

NOTE GUARANTEES

    The 2009 notes will be guaranteed by all of Von Hoffmann's current and future Domestic Subsidiaries and, so long as Holdings guarantees any of the Credit Facilities, by Holdings. The note guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its note guarantee will be limited as necessary to prevent that note guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and State statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

    No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or sell or otherwise dispose of all or substantially all of its assets to, another corporation, Person or entity, whether or not affiliated with such Guarantor, unless:

        (1) subject to the provisions below, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee, under the indenture governing the 2009 notes;

        (2) immediately after giving effect to that transaction, no Default or Event of Default exists; and

        (3) Von Hoffmann would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

Notwithstanding the provisions of this paragraph, the indenture governing the 2009 notes will not prohibit the merger of two of Von Hoffmann's Restricted Subsidiaries or the merger of a Restricted Subsidiary into Von Hoffmann.

    The note guarantee of a Guarantor will be released:

        (1) in connection with any sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise; or

        (2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor; or

        (3) the designation of a Guarantor as an Unrestricted Subsidiary;

PROVIDED, that, in the case of a sale or other disposition of all of the assets or Capital Stock of a Guarantor or the designation of a Guarantor as an Unrestricted Subsidiary, the Net Proceeds of such sale or other disposition are applied, or such designation is made, in accordance with the applicable provisions of the indenture governing the 2009 notes. See "--Repurchase at the Option of Holders--Asset Sales" and "--Certain Covenants--Restricted Payments." The indenture governing the 2009 notes will also provide that if all of the Guarantees of Holdings issued pursuant to Credit Facilities are released, Holdings' note guarantee will also be released. Except as set forth above, the limitations and restrictions in the indenture governing the 2009 notes will not apply to, limit or restrict the operations of Holdings.

OPTIONAL REDEMPTION

    The 2009 notes may be redeemed, in whole or in part, at any time prior to March 15, 2005 at the option of Von Hoffmann upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to, as determined by the Reference Treasury Dealer, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption.

    At any time on or prior to March 15, 2005, Von Hoffmann may redeem up to 35% of the aggregate principal amount of the 2009 notes issued under the indenture governing the 2009 notes at a redemption price of 110.25% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of a sale of Equity Interests (other than Disqualified Stock) of Von Hoffmann or a capital contribution to Von Hoffmann's common equity from Holdings; PROVIDED that:

        (1) at least 65% of the aggregate principal amount of the 2009 notes issued under the indenture governing the 2009 notes remains outstanding immediately after the occurrence of such redemption (excluding the 2009 notes held by Von Hoffmann and its Subsidiaries); and

        (2) the redemption occurs within 90 days of the date of the closing of such sale or contribution.

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    The indenture governing the 2009 notes will not restrict Von Hoffmann's ability to separately make open market, privately negotiated or other purchases of the 2009 notes from time to time.

    Except pursuant to the first two paragraphs of this section, the 2009 notes will not be redeemable at Von Hoffmann's option prior to March 15, 2005.

    On or after March 15, 2005, Von Hoffmann may redeem all or a part of the 2009 notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the 2009 notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2005........................................................    107.688%
2006........................................................    105.125%
2007........................................................    102.563%
2008 and thereafter.........................................    100.000%

    Unless Von Hoffmann defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2009 notes or portions thereof called for redemption.

MANDATORY REDEMPTION

    Except as set forth below under "--Repurchase at the Option of Holders," Von Hoffmann is not required to make mandatory redemption or sinking fund payments with respect to the 2009 notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, each holder of the 2009 notes will have the right to require Von Hoffmann to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's 2009 notes pursuant to a Change of Control Offer on the terms set forth in the indenture governing the 2009 notes. In the Change of Control Offer, Von Hoffmann will offer at an offer price in cash equal to 101% of the aggregate principal amount of the 2009 notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 2009 notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Von Hoffmann will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the 2009 notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture governing the 2009 notes and described in such notice. Von Hoffmann will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2009 notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture governing the 2009 notes, Von Hoffmann will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture governing the 2009 notes by virtue of such conflict.

    On the Change of Control Payment Date, Von Hoffmann will, to the extent lawful:

        (1) accept for payment all the 2009 notes or portions of the 2009 notes properly tendered pursuant to the Change of Control Offer;

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
        (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all the 2009 notes or portions of the 2009 notes properly tendered; and

        (3) deliver or cause to be delivered to the trustee the 2009 notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of the 2009 notes or portions of the 2009 notes being purchased by Von Hoffmann.

    The paying agent will promptly mail to each holder of the 2009 notes properly tendered the Change of Control Payment for such 2009 notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 2009 note equal in principal amount to any unpurchased portion of the 2009 notes surrendered, if any; PROVIDED that each new 2009 note will be in a principal amount of $1,000 or an integral multiple of $1,000.

    Von Hoffmann will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The provisions described above that require Von Hoffmann to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture governing the 2009 notes are applicable. Except as described above with respect to a Change of Control, the indenture governing the 2009 notes does not contain provisions that permit the holders of the 2009 notes to require that Von Hoffmann repurchase or redeem the 2009 notes in the event of a takeover, recapitalization or similar transaction.

    The revolving credit facility limits Von Hoffmann from purchasing or redeeming any 2009 notes, and also provides that certain change of control events with respect to Von Hoffmann would constitute a default thereunder. Any future credit agreements or other agreements to which Von Hoffmann becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Von Hoffmann is prohibited from purchasing or redeeming the 2009 notes, it could seek the consent of its lenders to the purchase of the 2009 notes or could attempt to refinance the borrowings that contain such prohibition. If Von Hoffmann does not obtain such a consent or repay such borrowings, it will remain prohibited from purchasing the 2009 notes. In such case, Von Hoffmann's failure to purchase tendered 2009 notes would constitute an Event of Default under the indenture governing the 2009 notes, which would, in turn, constitute a default under the revolving credit facility. In addition, Von Hoffmann's ability to pay cash to the holders of the 2009 notes upon a repurchase may be limited by its then existing financial resources.

    Von Hoffmann will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture governing the 2009 notes applicable to a Change of Control Offer made by Holdings and purchases all the 2009 notes validly tendered and not withdrawn under the Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Von Hoffmann and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the 2009 notes to require Von Hoffmann to repurchase the 2009 notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Von Hoffmann and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    Von Hoffmann's ability to pay cash to the holders of the 2009 notes upon a repurchase may be limited by Von Hoffmann then existing financial resources. See "Risk Factors--We may not have the ability to raise the funds necessary to finance the change of control offer required by the securities indentures."

    ASSET SALES

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

        (1) Von Hoffmann (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors of Von Hoffmann set forth in an Officers' Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

        (2) at least 75% of the consideration received in the Asset Sale by Von Hoffmann or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

           (a) any liabilities, as shown on Von Hoffmann's or such Restricted Subsidiary's most recent consolidated balance sheet, of Von Hoffmann or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 2009 notes or any note guarantee) that are assumed by the transferee of any such assets; and

           (b) any securities, notes or other obligations received by Von Hoffmann or any such Restricted Subsidiary from such transferee that are immediately converted by Von Hoffmann or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

    The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Von Hoffmann or any Restricted Subsidiary may apply those Net Proceeds at its option:

        (1) to repay Indebtedness (other than Indebtedness that by its terms is subordinated in right of payment to the 2009 notes or any note guarantee) and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

        (2) to acquire a controlling interest in another business;

        (3) to make a capital expenditure; or

        (4) to acquire other long-term assets,

in each case in accordance with the terms of the indenture governing the 2009 notes. Pending the final application of any Net Proceeds, Von Hoffmann may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture governing the 2009 notes.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million or, if no Senior Subordinated Notes are outstanding, $10.0 million, Von Hoffmann will make an offer (an "Asset Sale Offer") to all holders of the 2009 notes and, at its option, an offer to all holders of other Indebtedness that ranks equally with the 2009 notes containing similar provisions to those in the indenture governing the 2009 notes with respect to offers to purchase or redeem with the proceeds of asset sales to purchase the maximum principal amount of the 2009 notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer for the 2009 notes will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer and such offer for PARI PASSU Indebtedness, Von Hoffmann may use those Excess Proceeds for general corporate purposes, including to make a similar offer for the Senior Subordinated Notes pursuant to the indenture for such notes. If the aggregate principal amount of notes tendered into such Asset Sale Offer and such other offer exceeds the amount of Excess Proceeds, the trustee will select the 2009 notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

    Notwithstanding the foregoing, Von Hoffmann and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the preceding paragraphs if (i) Von Hoffmann or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of Von Hoffmann's board of directors set forth in an Officers' Certificate delivered to the trustee), and (ii) at least 75% of the consideration for such Asset Sale constitutes assets or other property of a kind usable by Von Hoffmann and its Restricted Subsidiaries in the business of Von Hoffmann and its Restricted Subsidiaries as conducted by Von Hoffmann and its Restricted Subsidiaries on the date of the indenture governing the 2009 notes; PROVIDED that any cash consideration received by Von Hoffmann or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the two preceding paragraphs.

    Von Hoffmann will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the 2009 notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture governing the 2009 notes, Von Hoffmann will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture governing the 2009 notes by virtue of such conflict.

SELECTION AND NOTICE

    Except as otherwise provided in the indenture governing the 2009 notes, if less than all of the 2009 notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

        (1) if the 2009 notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the 2009 notes are listed; or

        (2) if the 2009 notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

    No 2009 notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of the 2009 notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2009 notes or a satisfaction and discharge of the indenture governing the 2009 notes. Notices of redemption may not be conditional.

    If any 2009 note is to be redeemed in part only, the notice of redemption that relates to that 2009 note will state the portion of the principal amount of that 2009 note that is to be redeemed. A new 2009 note in principal amount equal to the unredeemed portion of the original 2009 note will be issued in the name of the holder of the 2009 notes upon cancellation of the original 2009 note. The 2009 notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the 2009 notes or portions of them called for redemption.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (1) declare or pay any dividend or make any other payment or distribution on account of Von Hoffmann's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Von Hoffmann);

        (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Von Hoffmann;

        (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the 2009 notes ("subordinated Indebtedness"), except a payment of interest or a payment of principal at Stated Maturity; or

        (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

        (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (2) Von Hoffmann would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

        (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Von Hoffmann and its Restricted Subsidiaries since May 22, 1997 (excluding Restricted Payments permitted by clause (2) of the next succeeding paragraph), is less than the sum of:

           (a) 50% of the Consolidated Net Income of Von Hoffmann for the period (taken as one accounting period) commencing July 1, 1997 to the end of Von Hoffmann's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

           (b) 100% of the aggregate net cash proceeds received by Von Hoffmann from the issue or sale since May 22, 1997 of (A) Equity Interests of Von Hoffmann (other than Disqualified Stock), (B) any Restricted Subsidiaries or (C) Disqualified Stock or debt securities of Von Hoffmann that have been converted into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Von Hoffmann and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), PLUS

           (c) 100% of the aggregate amount of capital contributions to Von Hoffmann's common equity since May 22, 1997, PLUS

           (d) 100% of the net proceeds received by Von Hoffmann or any of its Restricted Subsidiaries since May 22, 1997 from (A) the sale or other disposition of any Restricted Investment or (B) dividends on or the sale of stock of Unrestricted Subsidiaries.

    The foregoing provisions will not prohibit:

        (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture governing the 2009 notes;

        (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Von Hoffmann in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Von Hoffmann) of, other Equity Interests of Von Hoffmann (other than any Disqualified Stock) or from the net proceeds of a capital contribution by Holdings to Von Hoffmann; PROVIDED that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition since May 22, 1997 shall be excluded from clause (3)(b) of the preceding paragraph;

        (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (a) with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or (b) in an amount not to exceed the net proceeds received by Von Hoffmann since May 22, 1997 from Subordinated Shareholder Loans (other than Subordinated Shareholder Loans that have constituted Permitted Refinancing Indebtedness);

        (4) the repurchase, redemption or other acquisition or retirement for value of any Management Equity Interests or the repurchase, redemption or other acquisition or retirement for value of Indebtedness incurred pursuant to clause (12) of the second paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" (including, in each case, any dividend or distribution to Holdings used for such purpose); PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Management Equity Interests shall not exceed the sum of (a) $3.0 million in any twelve-month period but not more than $15.0 million in the aggregate plus (b) cash proceeds from the sale of Management Equity Interests to management, directors or consultants of Von Hoffmann (or any of its Restricted Subsidiaries) since May 22, 1997;

        (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

        (6) other Restricted Investments not to exceed $15.0 million;

        (7) Restricted Investments made or received by Von Hoffmann and its Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by the covenant described under "--Repurchase at the Option of Holders--Asset Sales" or received by a person in exchange for trade or other claims against such person in connection with a financial reorganization or restructuring or such person;

        (8) any loans, advances, distributions or payments between Von Hoffmann and its Restricted Subsidiaries;

        (9) the payment of dividends or distributions to Holdings in an amount not to exceed $2.0 million per calendar year to allow Holdings to pay reasonable legal, accounting, investment banking, financial advisory, outside director or other professional and administrative fees and expenses incurred by it related to its business;

        (10) payments pursuant to the Tax Sharing Agreement;

        (11) payments to CSFB or dividends to Holdings to allow Holdings to pay CSFB in respect of fees for advisory services in accordance with the Financial Advisory Agreement;

        (12) upon the occurrence of a Change of Control, during the 60-day period commencing after the completion of the offer to repurchase the notes pursuant to the covenant described under "--Repurchase at the Option of Holders--Change of Control" above (including the purchase of the 2009 notes tendered), any purchase or redemption of subordinated Indebtedness or any Capital Stock of Von Hoffmann required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); PROVIDED, HOWEVER, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

        (13) upon the occurrence of an Asset Sale, during the 60-day period commencing after the completion of an Asset Sale Offer to repurchase the 2009 notes pursuant to the covenant described under "--Repurchase at the Option of Holders--Asset Sales" above (including the purchase of the 2009 notes tendered), any purchase or redemption of subordinated Indebtedness or any Capital Stock of Von Hoffmann required pursuant to the terms thereof as a result of such Asset Sale at a purchase or redemption price not to exceed 100% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); PROVIDED, HOWEVER, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom); and

        (14) dividends or distributions in an amount not to exceed the aggregate amount of capital contributions received by Von Hoffmann since the date of the indenture governing the 2009 notes, less any amount used from capital contributions to redeem, repurchase, retire, defease or acquire subordinated Indebtedness or Equity Interests of Von Hoffmann pursuant to clause (2) of this paragraph; PROVIDED that the amount of such capital contributions that are utilized for such dividends or distributions shall be excluded from clause (3)(c) of the preceding paragraph.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Von Hoffmann or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the board of directors whose resolution with respect thereto shall be delivered to the trustee. Not later than the date of making any Restricted Payment, Von Hoffmann shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that Von Hoffmann or any Guarantor may incur Indebtedness (including Acquired Debt) and Von Hoffmann's Restricted Subsidiaries may issue shares of preferred stock if the Fixed Charge Coverage Ratio for Von Hoffmann's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the

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additional Indebtedness had been incurred or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following:

        (1) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Indebtedness under the Credit Facilities pursuant to this clause (1) in an aggregate principal amount not to exceed $115.0 million at any one time outstanding;

        (2) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Existing Indebtedness;

        (3) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Indebtedness represented by the 2009 notes and the related note guarantees, the registered 2009 notes and any new notes issued in exchange for the 2007 notes or additional notes issued under the indenture governing the 2009 notes provided any new notes are issued pursuant to arrangements similar to those provided for in the exchange offer provisions of the registration rights agreement for the 2009 notes;

        (4) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

        (5) the incurrence by Von Hoffmann or any of its Restricted Subsidiaries of Acquired Debt in an amount not to exceed $25.0 million; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by Von Hoffmann or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by Von Hoffmann or one of its Restricted Subsidiaries;

        (6) the incurrence by Von Hoffmann or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the indenture governing the 2009 notes to be incurred;

        (7) the incurrence by Von Hoffmann or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Von Hoffmann and any of its Restricted Subsidiaries;

        (8) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture governing the 2009 notes to be outstanding;

        (9) the guarantee by Von Hoffmann or any of the Guarantors of Indebtedness of Von Hoffmann or a Restricted Subsidiary of Von Hoffmann that was permitted to be incurred by the indenture governing the 2009 notes;

        (10) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Indebtedness arising from the issuance of Subordinated Shareholder Loans in an aggregate principal amount not to exceed $50.0 million outstanding at any one time;

        (11) the incurrence by Von Hoffmann or any of its Restricted Subsidiaries of Indebtedness to repurchase, redeem or otherwise acquire or retire for value Management Equity Interests as permitted by clause (4) of the second paragraph of the covenant described above under the caption "--Restricted Payments"; PROVIDED that such Indebtedness is subordinated to the 2009 notes to at least the same extent as Von Hoffmann's Senior Subordinated Notes are subordinated to the 2009 notes; and

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        (12) the incurrence by Von Hoffmann and its Restricted Subsidiaries of
    additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (12), not to exceed $30.0 million.

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Von Hoffmann will be permitted to classify such item of Indebtedness on the date of its incurrence under one or more of such clauses and such paragraph, or later reclassify all or a portion of such item of Indebtedness as having been incurred, in any manner that complies with this covenant. Indebtedness under the Credit Facilities outstanding on the date on which the 2009 notes are first issued and authenticated under the indenture governing the 2009 notes will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above.

    LIENS

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (the "Initial Lien") securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens unless the 2009 notes are equally and ratably secured (except that Liens securing subordinated Indebtedness shall be expressly subordinate to Liens securing the notes to the same extent such subordinated Indebtedness is subordinate to the 2009 notes). Any Lien created for the benefit of the holders of the 2009 notes pursuant to the preceding sentence shall provide by its terms that such Lien shall automatically and unconditionally be released and discharged upon the release and discharge of the Initial Lien.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1) pay dividends or make any other distributions to Von Hoffmann or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Von Hoffmann or any of its Restricted Subsidiaries;

        (2) make loans or advances to or guarantee any Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries; or

        (3) transfer any of its properties or assets to Von Hoffmann or any of its Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

        (1) Existing Indebtedness as in effect on the date of the indenture governing the 2009 notes;

        (2) the Credit Facilities as in effect as of the date of the indenture governing the 2009 notes, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more

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    restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facilities as in effect on the date of the indenture governing the 2009 notes;

        (3) the indenture governing the 2009 notes, the 2009 notes and the note guarantees;

        (4) applicable law;

        (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by, merged into or consolidated with Von Hoffmann or any of its Restricted Subsidiaries as in effect at the time of such acquisition, merger or consolidation (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture governing the 2009 notes to be incurred;

        (6) customary non-assignment provisions in leases entered into in the ordinary course of business;

        (7) purchase money obligations for property acquired in the ordinary course of business or Indebtedness incurred pursuant to clause (4) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" that impose restrictions of the nature described in clause (3) of the preceding paragraph on the property so acquired;

        (8) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

        (9) restrictions with respect to sales of assets or dispositions of stock of Von Hoffmann or any Restricted Subsidiary imposed pursuant to agreements relating to the sale of such assets or stock; or

        (10) any instrument governing Acquired Debt, or any Lien in respect of Acquired Debt, assumed in connection with assets acquired by Von Hoffmann or any of its Restricted Subsidiaries, as in effect at the time of such acquisition, which encumbrance or restriction does not extend to any other assets of Von Hoffmann or any of its Restricted Subsidiaries, PROVIDED such Acquired Debt was permitted by the terms of the indenture governing the 2009 notes to be incurred.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    Von Hoffmann may not (1) consolidate or merge with or into (whether or not Von Hoffmann is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

        (1) Von Hoffmann is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Von Hoffmann) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

        (2) the entity or Person formed by or surviving any such consolidation or merger (if other than Von Hoffmann) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Von

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    Hoffmann under the 2009 notes and the indenture governing the 2009 notes pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

        (3) immediately after such transaction no Default or Event of Default exists; and

        (4) except in the case of a merger of Von Hoffmann with or into a Wholly Owned Subsidiary of Von Hoffmann, Von Hoffmann or the entity or Person formed by or surviving any such consolidation or merger (if other than Von Hoffmann), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    TRANSACTIONS WITH AFFILIATES

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

        (1) such Affiliate Transaction is on terms that are no less favorable to Von Hoffmann or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Von Hoffmann or such Restricted Subsidiary with an unrelated Person; and

        (2) Von Hoffmann delivers to the trustee:

           (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the board of directors of Von Hoffmann set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors of Von Hoffmann, if any; and

           (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, other than transactions between Von Hoffmann or any of its Restricted Subsidiaries on the one hand, and CSFB on the other hand, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

        (1) any employment agreement entered into by Von Hoffmann or any of its Restricted Subsidiaries in the ordinary course of business of Von Hoffmann or such Restricted Subsidiary and ordinary course loans to employees;

        (2) transactions between or among Von Hoffmann and/or its Restricted Subsidiaries;

        (3) Restricted Payments or Permitted Investments that are not prohibited by the provisions of the indenture governing the 2009 notes described above under the caption "--Restricted Payments";

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        (4) payments and transactions in connection with the Refinancing; and

        (5) any agreement as in effect on the date of the indenture governing the 2009 notes (including, without limitation, the revolving credit facility) or any amendment or replacement of such agreement or any transactions contemplated thereby (including pursuant to any amendment or replacement of such agreement) so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the 2009 notes in any material respect than the original agreement as in effect on the date of the indenture governing the 2009 notes.

    ADDITIONAL SUBSIDIARY GUARANTEES

    If Von Hoffmann or any of its Restricted Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the indenture governing the 2009 notes, then such newly acquired or created Domestic Subsidiary, except for a Domestic Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the indenture governing the 2009 notes for so long as it continues to constitute an Unrestricted Subsidiary, shall execute a note guarantee and deliver an opinion of counsel, in accordance with the terms of the indenture governing the 2009 notes.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The board of directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Von Hoffmann and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph or clause (6) of the second paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by Von Hoffmann. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    REPORTS

    So long as any 2009 notes are outstanding, Von Hoffmann will furnish to the holders of the 2009 notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Von Hoffmann were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Von Hoffmann and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by Von Hoffmann's certified independent accountants.

    In addition, following the consummation of the exchange offers for the 2009 notes, whether or not required by the Commission, Von Hoffmann will file a copy of all of the foregoing information with the Commission for public availability (unless the Commission will not accept such a filing) concurrently with furnishing such information to holders of the 2009 notes.

    Von Hoffmann and the Guarantors have also agreed that, for so long as any 2009 notes remain outstanding, they will furnish to the holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)
(4) under the Securities Act. However, to the extent not required by the Trust Indenture Act, the indenture governing the 2009 notes will not require Von Hoffmann to make any information available pursuant to the foregoing sentence or the first paragraph of this covenant to any holder of the 2009 notes that Von Hoffmann reasonably believes to be a competitor of Von Hoffmann.

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EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

        (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the 2009 notes;

        (2) default in payment when due of the principal of, or premium, if any, on the 2009 notes;

        (3) failure by Von Hoffmann to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock";

        (4) failure by Von Hoffmann or any of its Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture governing the 2009 notes or in the 2009 notes;

        (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Von Hoffmann or any of its Subsidiaries (or the payment of which is guaranteed by Von Hoffmann or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture governing the 2009 notes, if that default:

           (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default and the aggregate amount of such principal, premium and interest that has not been paid exceeds $5.0 million (a "Payment Default"); or

           (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

        (6) failure by Von Hoffmann or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

        (7) any note guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its note guarantee; and

        (8) certain events of bankruptcy or insolvency with respect to Von Hoffmann or any of its Restricted Subsidiaries.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Von Hoffmann, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding 2009 notes will become due and payable immediately without further action or notice. Holders of the 2009 notes may not enforce the indenture governing the 2009 notes or the 2009 notes except as provided in the indenture governing the 2009 notes. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding 2009 notes may declare all the 2009 notes to be due and payable immediately.

    In the event of a declaration of acceleration of the 2009 notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the preceding paragraph, the declaration of acceleration of the 2009 notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if

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(a) the annulment of the acceleration of the 2009 notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except nonpayment of principal or interest on the 2009 notes that became due solely because of the acceleration of the 2009 notes, have been cured or waived.

    Subject to certain limitations, holders of a majority in principal amount of the then outstanding 2009 notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the 2009 notes notice of any continuing Default or Event of Default if it determines that withholding the 2009 notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

    The holders of a majority in aggregate principal amount of the 2009 notes then outstanding by notice to the trustee may on behalf of the holders of all of the 2009 notes waive any existing Default or Event of Default and its consequences under the indenture governing the 2009 notes except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the 2009 notes.

    Von Hoffmann is required to deliver to the trustee annually a statement regarding compliance with the indenture governing the 2009 notes. Upon becoming aware of any Default or Event of Default, Von Hoffmann is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Von Hoffmann or any Guarantor, as such, will have any liability for any obligations of Von Hoffmann or the Guarantors under the 2009 notes, the indenture governing the 2009 notes, the note guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the 2009 notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2009 notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Von Hoffmann may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 2009 notes and all obligations of the Guarantors discharged with respect to their note guarantees ("Legal Defeasance") except for:

        (1) the rights of holders of outstanding 2009 notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

        (2) Von Hoffmann's obligations with respect to the 2009 notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3) the rights, powers, trusts, duties and immunities of the trustee, and Von Hoffmann's and the Guarantor's obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the indenture governing the 2009 notes.

    In addition, Von Hoffmann may, at its option and at any time, elect to have the obligations of Von Hoffmann and the Guarantors released with respect to certain covenants that are described in the indenture governing the 2009 notes ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2009 notes.

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In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 2009 notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1) Von Hoffmann must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the 2009 notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding 2009 notes on the stated maturity or on the applicable redemption date, as the case may be, and Von Hoffmann must specify whether the 2009 notes are being defeased to maturity or to a particular redemption date;

        (2) in the case of Legal Defeasance, Von Hoffmann has delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (a) Von Hoffmann has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture governing the 2009 notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding 2009 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, Von Hoffmann has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding 2009 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

        (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture governing the 2009 notes) to which Von Hoffmann or any of its Subsidiaries is a party or by which Von Hoffmann or any of its Subsidiaries is bound;

        (6) Von Hoffmann must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Von Hoffmann with the intent of preferring the holders of notes over the other creditors of Von Hoffmann with the intent of defeating, hindering, delaying or defrauding creditors of Von Hoffmann or others;

        (7) Von Hoffmann must deliver to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

        (8) Von Hoffmann must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

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AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the indenture governing the 2009 notes, the 2009 notes or the note guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the 2009 notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2009 notes), and any existing default or compliance with any provision of the indenture governing the 2009 notes or the 2009 notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding 2009 notes (including consents obtained in connection with a tender offer or exchange offer for, the 2009 notes).

    Without the consent of each holder affected, an amendment or waiver may not (with respect to any 2009 notes held by a non-consenting holder):

        (1) reduce the principal amount of the 2009 notes whose holders must consent to an amendment, supplement or waiver;

        (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the 2009 notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders") in a manner adverse to the holders of the 2009 notes;

        (3) reduce the rate of or change the time for payment of interest, or Liquidated Damages, if any, on any 2009 note;

        (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the 2009 notes (except a rescission of acceleration of the 2009 notes by the holders of at least a majority in aggregate principal amount of the 2009 notes and a waiver of the payment default that resulted from such acceleration);

        (5) make any 2009 note payable in money other than that stated in the 2009 notes;

        (6) make any change in the provisions of the indenture governing the 2009 notes relating to waivers of past Defaults or the rights of holders of the 2009 notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the 2009 notes;

        (7) waive a redemption payment with respect to any 2009 note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

        (8) release any Guarantor from any of its obligations under its note guarantee or the indenture governing the 2009 notes, except in accordance with the terms of the indenture governing the 2009 notes; or

        (9) make any change in the preceding amendment and waiver provisions.

    Notwithstanding the preceding, without the consent of any holder of the 2009 notes, Von Hoffmann, the Guarantors and the trustee may amend or supplement the indenture governing the 2009 notes or the 2009 notes:

        (1) to cure any ambiguity, defect or inconsistency;

        (2) to provide for uncertificated 2009 notes in addition to or in place of certificated 2009 notes;

        (3) to provide for the assumption of Von Hoffmann's or a Guarantor's obligations to holders of the 2009 notes in the case of a merger or consolidation;

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        (4) to make any change that would provide any additional rights or benefits to the holders of the 2009 notes or that does not adversely affect the legal rights under the indenture governing the 2009 notes of any such holder; or

        (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture governing the 2009 notes under the Trust Indenture Act or to allow any Guarantor to guarantee the 2009 notes.

SATISFACTION AND DISCHARGE

    The indenture governing the 2009 notes will be discharged and will cease to be of further effect as to all 2009 notes issued thereunder, when:

        (1) either:

           (a) all 2009 notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and 2009 notes for whose payment money has been deposited in trust and thereafter repaid to Von Hoffmann, have been delivered to the trustee for cancellation; or

           (b) all 2009 notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Von Hoffmann or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 2009 notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

        (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Von Hoffmann or any Guarantor is a party or by which Von Hoffmann or any Guarantor is bound;

        (3) Von Hoffmann or any Guarantor has paid or caused to be paid all sums payable by it under the indenture governing the 2009 notes; and

        (4) Von Hoffmann has delivered irrevocable instructions to the trustee under the indenture governing the 2009 notes to apply the deposited money toward the payment of the 2009 notes at maturity or the redemption date, as the case may be.

In addition, Von Hoffmann must deliver an Officers' Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

    If the trustee becomes a creditor of Von Hoffmann or any Guarantor, the indenture governing the 2009 notes limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

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    The holders of a majority in principal amount of the then outstanding 2009 notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture governing the 2009 notes provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture governing the 2009 notes at the request of any holder of the 2009 notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement governing the 2009 notes without charge by writing to: Von Hoffmann Corporation, 1000 Camera Avenue, St. Louis, Missouri, 63126,
Attention: Chief Financial Officer.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture governing the 2009 notes. Reference is made to the indenture governing the 2009 notes for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person:

        (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and

        (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "ADJUSTED TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 50 basis points.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "ASSET SALE" means:

        (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory or obsolete or unused equipment or assets in the ordinary course of business (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Von Hoffmann and its Subsidiaries taken as a whole will be governed by the provisions of the indenture governing the 2009 notes described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

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        (2) the issue or sale by Von Hoffmann or any of its Restricted
    Subsidiaries of Equity Interests of any of Von Hoffmann's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions for Net Proceeds in excess of $2.0 million.

    Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

        (1) a transfer of assets by Von Hoffmann to a Restricted Subsidiary or by a Restricted Subsidiary to Von Hoffmann or to another Restricted Subsidiary;

        (2) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to Von Hoffmann or to another Wholly Owned Restricted Subsidiary; and

        (3) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Restricted Payments."

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessee, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

        (1) in the case of a corporation, corporate stock;

        (2) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means:

        (1) United States dollars;

        (2) any evidence of Indebtedness, maturing not more than one year after the date of their acquisition, issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

        (3) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's, or (ii) any lender party to the Credit Facilities (or its holding company);

        (4) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after the date of their acquisition, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any lender party to the Credit Facilities;

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        (5) short-term tax-exempt securities rated not lower than MIG- 1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

        (6) repurchase agreements with respect to any securities referred to in clause (2) above entered into with any entity referred to in clause (3) or
    (4) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baal or better by Moody's and maturing not more than one year after the date of their acquisition; and

        (7) any money market or similar fund the assets of which are comprised exclusively of any of the items specified in clauses (1) through (5) above and as to which withdrawals are permitted at least every 90 days.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

        (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Von Hoffmann and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) (3) of the Exchange Act) other than DLJMB;

        (2) the adoption of a plan relating to the liquidation or dissolution of Von Hoffmann;

        (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Existing Shareholders and an entity that is the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of 100% of the common stock of Von Hoffmann, becomes the "beneficial owner" (as defined above) of more than 50% of the Voting Stock of Von Hoffmann or Holdings (measured by voting power rather than number of shares); or

        (4) the first day on which a majority of the members of the board of directors of Von Hoffmann are not Continuing Directors.

    "COMPARABLE TREASURY ISSUE" means the United States Treasury Security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the 2009 notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2009 notes.

    "COMPARABLE TREASURY PRICE" means, with respect to any redemption date:

        (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities;" or

        (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

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    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS:

        (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); PLUS

        (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; PLUS

        (3) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

        (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

        (5) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees and costs incurred in connection with the Refinancing), in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Von Hoffmann by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

        (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof;

        (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval

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    (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than Credit Facilities, the indebtedness of which is permitted to be incurred under the indenture governing the 2009 notes);

        (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

        (4) the cumulative effect of a change in accounting principles shall be excluded; and

        (5) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Von Hoffmann or one of its Subsidiaries.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the board of directors of Von Hoffmann who:

        (1) was a member of such board of directors on the date of the indenture governing the 2009 notes; or

        (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

    "CREDIT FACILITIES" means, one or more debt facilities or commercial paper facilities or other agreements, in each case with banks or other institutional lenders or agents providing for revolving credit loans, term loans, financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, Hedging Obligations or the issuance of securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time whether with the same or different banks or lenders or agents and whether represented by one or more facilities or agreements.

    "CSFB" means Credit Suisse First Boston Corporation and its successors and their Affiliates.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.

    "DLJMB" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

    "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of Von Hoffmann that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support (other than through a Lien on its Capital Stock) for any Indebtedness of Von Hoffmann.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of Von Hoffmann and its Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the date of the indenture governing the 2009 notes, until such amounts are repaid.

    "EXISTING SHAREHOLDERS" means DLJMB, ZS and the Management Holders.

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    "FINANCIAL ADVISORY AGREEMENT" means the letter agreement dated the date of the indenture governing the 2009 notes between Von Hoffmann and CSFB.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

        (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

        (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

        (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

        (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Von Hoffmann and other than any dividend payment that may be deemed to have been made as a result of an increase in the liquidation preference of any preferred stock, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that Von Hoffmann or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings unless permanently reduced) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of making the computation referred to above:

        (1) acquisitions that have been made by Von Hoffmann or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (a) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (b) the amount of any reduction in general, administrative or overhead costs or other non-recurring items of the acquired entities, in each case, as determined in good faith by an officer of Von Hoffmann) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

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        (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

        (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of determination.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTORS" means all Domestic Subsidiaries and, so long as it guarantees any Obligations under the Credit Facilities, Holdings.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

        (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

        (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "HOLDINGS" means Von Hoffmann Holdings Inc., a Delaware corporation, and its successors.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent:

        (1) in respect of borrowed money;

        (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances;

        (3) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property; or

        (4) representing any Hedging Obligations,

except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

    The amount of any Indebtedness outstanding as of any date will be:

        (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

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        (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Von Hoffmann or any Subsidiary of Von Hoffmann sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Von Hoffmann such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Von Hoffmann, Von Hoffmann shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MANAGEMENT EQUITY INTERESTS" means Equity Interests of Holdings held by any employee of Von Hoffmann or Holdings (or any of their Restricted Subsidiaries).

    "MANAGEMENT HOLDERS" means holders of Management Equity Interests on the date of the indenture governing the 2009 notes.

    "MOODY'S" means Moody's Investors Service, Inc.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

        (1) gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

        (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by Von Hoffmann or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to repay Indebtedness secured by such assets (other than pursuant to the Credit Facilities) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness:

        (1) as to which neither Von Hoffmann nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
    (b) is directly or indirectly liable (as a guarantor or otherwise), or
    (c) constitutes the lender; and

        (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

        (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Von Hoffmann or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including any Guarantees of such Indebtedness.

    "PERMITTED INVESTMENTS" means

        (1) any Investment in Von Hoffmann or in a Restricted Subsidiary of Von Hoffmann;

        (2) any Investment in Cash Equivalents;

        (3) any Investment by Von Hoffmann or any Restricted Subsidiary of Von Hoffmann in a Person, if as a result of such Investment:

           (a) such Person becomes a Restricted Subsidiary of Von Hoffmann; or

           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Von Hoffmann or a Restricted Subsidiary of Von Hoffmann;

        (4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

        (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Von Hoffmann;

        (6) any loan made to management in order to enable management to purchase equity in Holdings, or any refinancing of any loan made to management, which loan was made to enable management to purchase equity in Holdings;

        (7) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not to exceed $2.0 million; and

        (8) Investments received solely in exchange for Equity Interests of Von Hoffmann.

    "PERMITTED LIENS" means

        (1) Liens securing Credit Facilities, other than Liens securing Indebtedness incurred under Credit Facilities that is issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund, the principal of the Senior Subordinated Notes at its Stated Maturity;

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
        (2) Liens in favor of Von Hoffmann or any of their Restricted Subsidiaries;

        (3) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with Von Hoffmann or any Subsidiary of Von Hoffmann; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Von Hoffmann;

        (4) Liens on property existing at the time of acquisition thereof by Von Hoffmann or any Subsidiary of Von Hoffmann, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

        (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

        (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with, or the subject of the lease or mortgage pertaining to, such Indebtedness;

        (7) Liens existing on the date of the indenture governing the 2009 notes;

        (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

        (9) Liens to secure any Permitted Refinancing Indebtedness, PROVIDED that such Liens are not materially more restrictive than the Liens that secured the Indebtedness being refinanced;

        (10) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

        (11) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Von Hoffmann and its Subsidiaries taken as a whole; and

        (12) Liens incurred in the ordinary course of business of Von Hoffmann or any Subsidiary of Von Hoffmann with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Von Hoffmann or such Subsidiary.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries; PROVIDED that:

        (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest, premium and prepayment penalties, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

        (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 2009 notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the 2009 notes on terms at least as favorable to the holders of the 2009 notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

        (4) such Indebtedness is incurred either by Von Hoffmann or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "REFERENCE TREASURY DEALER" means Credit Suisse First Boston Corporation and its successors; PROVIDED, HOWEVER, that if Credit Suisse First Boston Corporation shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), Von Hoffmann shall substitute therefor another primary U.S. government securities dealer to be the Primary Treasury Dealer.

    "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

    "REMAINING SCHEDULED PAYMENTS" means, with respect to each 2009 note to be redeemed, (a) the redemption price of such note on March 15, 2005 and (b) the remaining scheduled payments of interest thereon that would be due on or prior to March 15, 2005 but after the related redemption date but for such redemption; PROVIDED, HOWEVER, that, if such redemption date is not an interest payment date on the 2009 notes, the amount of the next succeeding scheduled interest payment on the 2009 notes to be redeemed will be reduced by the amount of interest accrued on those 2009 notes to such redemption date.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the relevant Person that is not an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's Ratings Group.

    "SENIOR SUBORDINATED NOTES" means the 10 3/8% Senior Subordinated Notes due 2007 of Von Hoffmann.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBORDINATED SHAREHOLDER LOAN" means one or more loans from Holdings to Von Hoffmann, each of which shall: (1) have a Stated Maturity in respect of principal no earlier than 91 days following the maturity of the 2009 notes;
(2) be subordinated in right of payment to the 2009 notes to the same or a greater extent than the Senior Subordinated Notes are subordinated to the 2009 notes; (3) have covenants no more restrictive to Von Hoffmann or its Restricted Subsidiaries than those relating to the 2009 notes; and (4) provide that the lender thereunder will not be entitled to any cash interest payments so long as any of the 2009 notes are outstanding.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
(b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "TAX SHARING AGREEMENT" means that certain tax sharing agreement between Holdings and Von Hoffmann, dated as of May 22, 1997, as amended from time to time; PROVIDED such amendment or amendments do not materially adversely effect Von Hoffmann.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the board of directors of Von Hoffmann as an Unrestricted Subsidiary pursuant to a board resolution; but only to the extent that such Subsidiary:

        (1) has no Indebtedness other than Non-Recourse Debt;

        (2) is not party to any agreement, contract, arrangement or understanding with Von Hoffmann or any Restricted Subsidiary of Von Hoffmann unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Von Hoffmann or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Von Hoffmann;

        (3) is a Person with respect to which neither Von Hoffmann nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

        (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries; and

        (5) has at least one director on its board of directors that is not a director or executive officer of Von Hoffmann or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Von Hoffmann or any of its Restricted Subsidiaries.

    Any such designation by the Board of Directors of Von Hoffmann shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture governing the 2009 notes and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Von Hoffmann as of such date

(and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," Von Hoffmann shall be in default of such covenant). The Board of Directors of Von Hoffmann may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Von Hoffmann of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (ii) such Subsidiary shall execute a note guarantee and deliver an opinion of counsel, in accordance with the terms of the indenture governing the 2009 notes and (iii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

    "ZS" means ZS VH L.P., together with ZS VH II L.P., as the context requires.

FORMS OF REGISTERED SECURITIES

    The certificates representing the registered securities will be issued in fully registered form, without coupons. Except as described in the next paragraph, the registered securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global security. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.

    Book-entry interests may be exchanged for certificated securities of like tenor and equal aggregate principal amount, if

    (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days,

    (2) we provide for the exchange pursuant to the terms of the indenture governing the 2009 notes, or

    (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the Trustee instructions to that effect.

                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

    You can find the definitions of certain terms used in this description of the 2007 notes under the subheading "--Certain Definitions." In this description, the term "Von Hoffmann" refers only to Von Hoffmann Corporation and not to any of its subsidiaries.

    Von Hoffmann issued the old 2007 notes under an indenture among itself, the Guarantors and Marine Midland Bank (now HSBC Bank USA), as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the 2007 notes include those stated in the indenture governing the 2007 notes and those made part of that indenture by reference to the Trust Indenture Act of 1939, as amended.


    The following description is a summary of the material provisions of the indenture governing the 2007 notes and the registration rights agreement relating to the 2007 notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement governing the 2007 notes because they define your rights as holders of the notes. Copies of the indenture and the registration rights agreement governing the 2007 notes are available as set forth below under "--Additional Information."


BRIEF DESCRIPTION OF THE 2007 NOTES AND THE NOTE GUARANTEES

    The 2007 notes:

    - will be general unsecured obligations of Von Hoffmann;

    - will be junior in right of payment with all existing and future senior indebtedness of Von Hoffmann;

    - will be PARI PASSU in right of payment with all existing and future senior subordinated indebtedness of Von Hoffmann;

    - will be senior in right of payment to all existing and future subordinated indebtedness of Von Hoffmann; and

    - will be unconditionally guaranteed by the Guarantors.

    THE NOTE GUARANTEES

    The 2007 notes will be guaranteed by all of Von Hoffmann's current and future Restricted Subsidiaries and for so long as it guarantees any obligations under the New Credit Agreement, Holdings.

    Each guarantee of the 2007 notes:

    - will be a general unsecured obligation of that Guarantor;

    - will be junior in right of payment with all existing and future senior indebtedness of that Guarantor;

    - will be PARI PASSU in right of payment to all existing and future senior indebtedness of that Guarantor; and

    - will be senior in right of payment to all existing and future subordinated indebtedness of that Guarantor.

    As of the date of the exchange offer, all of Von Hoffmann's subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain

Covenants--Designation of Restricted and Unrestricted Subsidiaries," Von Hoffmann will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." Von Hoffmann's Unrestricted Subsidiaries will generally not be subject to the restrictive covenants in the indenture governing the 2007 notes and will not guarantee the 2007 notes.

PRINCIPAL, MATURITY AND INTEREST

    The 2007 notes will be limited in aggregate principal amount to $100.0 million and mature on May 15, 2007. Interest on the 2007 notes accrues at the rate of 10.375% per annum and is payable semi-annually in arrears on May 15 and November 15 to holders of record on the immediately preceding May 1 and November 1. Interest on the 2007 notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, and interest and Liquidated Damages, if any, on the 2007 notes will be payable at the office or agency of Von Hoffmann maintained for such purpose or, at its option, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the 2007 notes at their respective addresses set forth in the register of Holders of the 2007 notes; PROVIDED that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to the 2007 notes the Holders of which have given wire transfer instructions to Von Hoffmann will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Von Hoffmann, its office for the payment of principal of and premium, if any, and interest on the 2007 notes will be the office of the Trustee maintained for such purpose. The 2007 notes will be issued in denominations of $1,000 and integral multiples thereof. Von Hoffmann is currently paying Liquidated Damages to holders of the 2007 notes. Upon consummation of the exchange offer for the 2007 notes, holders of the 2007 notes will no longer receive Liquidated Damages.

SUBORDINATION

    The payment of Subordinated Note Obligations are subordinated in right of payment, as set forth in the indenture governing the 2007 notes, to the prior payment in full in cash or cash equivalents of all Senior Debt, whether outstanding on the date of the indenture governing the 2007 notes or thereafter incurred.

    Upon any distribution to creditors of Von Hoffmann in a liquidation or dissolution of it or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Von Hoffmann or its property, an assignment for the benefit of creditors or any marshalling of its assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of the 2007 notes will be entitled to receive any payment with respect to the Debenture Obligations, and until all Obligations with respect to Senior Debt are paid in full in cash or cash equivalents, any distribution to which the Holders of the 2007 notes would be entitled shall be made to the holders of Senior Debt (except that Holders of the 2007 notes may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

    Von Hoffmann also may not make any payment upon or in respect of the Subordinated Note Obligations (except in Permitted Junior Securities or payments made from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of or premium, if any, or interest on, or commitment fees relating to, any Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior

Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from Von Hoffmann or the holders of such Designated Senior Debt (or its representative). Payments on the 2007 notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    The indenture governing the 2007 notes further requires that Von Hoffmann promptly notifies holders of Senior Debt if payment of the 2007 notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the 2007 notes may recover less ratably than creditors of Von Hoffmann who are holders of Senior Debt. The indenture limits, subject to certain conditions, the amount of additional Indebtedness, including Senior Debt, that Von Hoffmann and its subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

PAYING AGENT AND REGISTRAR FOR THE 2007 NOTES

    The trustee currently acts as paying agent and registrar. Von Hoffmann may change the paying agent or registrar without prior notice to the holders of the 2007 notes, and Von Hoffmann or any of its Subsidiary may act as paying agent or registrar.

NOTES GUARANTEES

    Von Hoffmann's payment obligations under the 2007 notes are jointly and severally guaranteed (the "Notes Guarantees") by the Guarantors. The Notes Guarantee of each Guarantor will be subordinated to the prior payment in full in cash or cash equivalents of all Senior Debt of such Guarantor, including such Guarantors Guarantee of Obligations under the New Credit Agreement, to the same extent as the 2007 notes are subordinated to Senior Debt of Von Hoffmann. The indenture governing the 2007 notes provides that if the Guarantee of Holdings issued pursuant to the New Credit Agreement is released, Holdings' Notes Guarantee will also be released.

    The indenture governing the 2007 notes provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or sell all or substantially all of its assets to, another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the indenture governing the 2007 notes; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and
(iii) Von Hoffmann would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Notwithstanding the provisions of this paragraph, the indenture governing the 2007 notes will not prohibit the merger of two of Von Hoffmann's Restricted Subsidiaries or the merger of a Restricted Subsidiary into Von Hoffmann.

    The indenture governing the 2007 notes provides that in the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the capital stock of any Guarantor or (iii) the designation of a Guarantor as an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Notes Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied or such designation is made in accordance with the applicable provisions of the indenture governing the 2007 notes. See "--Redemption or Repurchase at Option of Holders--Asset Sales" and "--Certain Covenants--Restricted Payments." Except as set forth above, the limitations and restrictions in the indenture governing the 2007 notes will not apply to, limit or restrict the operations of Holdings.

OPTIONAL REDEMPTION

    The 2007 notes will be subject to redemption at any time at Von Hoffmann's option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2002........................................................     105.188%
2003........................................................     103.458%
2004........................................................     101.729%
2005 and thereafter.........................................     100.000%

MANDATORY REDEMPTION

    Except as set forth below under "--Repurchase at the Option of Holders," Von Hoffmann is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of the 2007 notes will have the right to require Von Hoffmann to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's 2007 notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Von Hoffmann will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture governing the 2007 notes and described in such notice. Von Hoffmann will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 2007 notes as a result of a Change of Control.

    On the Change of Control Payment Date, Von Hoffmann will, to the extent lawful, (1) accept for payment all the 2007 notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the 2007 notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the 2007 notes so accepted together with an Officers' Certificate stating the aggregate principal

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amount of 2007 notes or portions thereof being purchased by Von Hoffmann. The
Paying Agent will promptly mail to each Holder of the 2007 notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 2007 note equal in principal amount to any unpurchased portion of the 2007 notes surrendered, if any, PROVIDED that each such new 2007 note will be in a principal amount of $1,000 or an integral multiple thereof. The indenture governing the 2007 notes provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Von Hoffmann will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the 2007 notes required by this covenant. Von Hoffmann will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture governing the 2007 notes are applicable. Except as described above with respect to a Change of Control, the indenture governing the 2007 notes does not contain provisions that permit the Holders of the 2007 notes to require that Von Hoffmann repurchase or redeem the 2007 notes in the event of a takeover, recapitalization or similar transaction.

    The provisions of the indenture governing the 2007 notes do not necessarily afford Holders of the 2007 notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Von Hoffmann that may adversely affect Holders of the 2007 notes.

    The revolving credit facility currently prohibits Von Hoffmann from purchasing or redeeming any notes, and also provides that certain change of control events with respect to it would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which Von Hoffmann becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Von Hoffmann is prohibited from purchasing or redeeming the 2007 notes, Von Hoffmann could seek the consent of its lenders to the purchase of the 2007 notes or could attempt to refinance the borrowings that contain such prohibition. If Von Hoffmann does not obtain such a consent or repay such borrowings, Von Hoffmann will remain prohibited from purchasing the 2007 notes. In such case, Von Hoffmann's failure to purchase tendered 2007 notes would constitute an Event of Default under the indenture governing the 2007 notes which would, in turn, constitute a default under the New Credit Agreement. In such circumstances, the subordination provisions in the indenture governing the 2007 notes would likely restrict payments to the Holders of the 2007 notes. In addition, Von Hoffmann's ability to pay cash to the Holders of the 2007 notes upon a repurchase may be limited by its then existing financial resources.

    Von Hoffmann will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture governing the 2007 notes applicable to a Change of Control Offer made by Von Hoffmann and purchases all the 2007 notes validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Von Hoffmann and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of 2007 Notes to require Von Hoffmann to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of its assets and its Subsidiaries taken as a whole to another Person or group may be uncertain.

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    ASSET SALES

    The indenture governing the 2007 notes provides that Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Von Hoffmann (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by Von Hoffmann or such Restricted Subsidiary is in the form of cash; PROVIDED that the amount of (a) any liabilities (as shown on Von Hoffmann's or such Restricted Subsidiary's most recent balance sheet), of us or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 2007 notes or any guarantee thereof) that are assumed by the transferee of any such assets and
(b) any securities, notes or other obligations received by Von Hoffmann or any such Restricted Subsidiary from such transferee that are immediately converted by Von Hoffmann or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and, PROVIDED FURTHER, that the 75% limitation referred to in clause (ii) will not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Von Hoffmann may apply such Net Proceeds, at its option, (a) to repay Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, by Von Hoffmann or any Restricted Subsidiary and in accordance with the terms of the indenture governing the 2007 notes. Pending the final application of any such Net Proceeds, Von Hoffmann may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture governing the 2007 notes. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, Von Hoffmann will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of the 2007 notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the indenture governing the 2007 notes. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Von Hoffmann may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the 2007 notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the 2007 notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    Notwithstanding the immediately preceding paragraph, Von Hoffmann and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph if (i) Von Hoffmann or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of its Board of Directors set forth in an Officers' Certificate delivered to the Trustee), and (ii) at least 75% of the consideration for such Asset Sale constitutes assets or other property of a kind usable by Von Hoffmann and its Restricted Subsidiaries in its business and its Restricted Subsidiaries as conducted by Von Hoffmann and its Restricted Subsidiaries on the date of the indenture governing the 2007 notes; PROVIDED that any cash consideration received by Von Hoffmann or any of its Restricted Subsidiaries in connection with any

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Asset Sale permitted to be consummated under this paragraph shall constitute Net
Proceeds subject to the provisions of the two succeeding paragraphs.

SELECTION AND NOTICE

    Except as otherwise provided in the indenture, if less than all of the 2007 notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

        (1) if the 2007 notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the 2009 notes are listed; or

        (2) if the 2007 notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

    No 2007 notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of the 2007 notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2007 notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

    If any 2007 note is to be redeemed in part only, the notice of redemption that relates to that 2007 note will state the portion of the principal amount of that 2007 note that is to be redeemed. A new 2007 note in principal amount equal to the unredeemed portion of the original 2007 note will be issued in the name of the holder of the 2007 notes upon cancellation of the original 2007 note. The 2007 notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the 2007 notes or portions of them called for redemption.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of its Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Von Hoffmann); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Von Hoffmann; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the 2007 notes, except a payment of interest or a payment of principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) Von Hoffmann would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Von Hoffmann and its Restricted Subsidiaries after the date of the indenture governing the 2007 notes (excluding Restricted Payments permitted by clause (ii) of the next

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    succeeding paragraph), is less than the sum of (i) 50% of the Consolidated
    Net Income of us for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture governing the 2007 notes to the end of Von Hoffmann's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
    (ii) 100% of the aggregate net cash proceeds received by us from the issue or sale since the date of the indenture governing the 2007 notes of
    (A) Equity Interests of Von Hoffmann (other than Disqualified Stock),
    (B) any Restricted Subsidiaries or (C) Disqualified Stock or debt securities of Von Hoffmann that have been convened into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Von Hoffmann and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amount of capital contributions to its common equity or repayments from Holdings of amounts in respect of the Intercompany Note, plus (iv) 100% of the net proceeds received by Von Hoffmann or any of its Restricted Subsidiaries from (A) the sale or other disposition since the date of the indenture governing the 2007 notes of any Restricted Investment or (B) dividends on or the sale of stock of Unrestricted Subsidiaries.

    The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture governing the 2007 notes; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Von Hoffmann's company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Von Hoffmann) of, other Equity Interests of Von Hoffmann (other than any Disqualified Stock) or from the net proceeds of a capital contribution by Holdings to us or repayments from Holdings of amounts in respect of the Intercompany Note; PROVIDED that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Management Equity Interests or the repurchase, redemption or other acquisition or retirement for value of Indebtedness incurred pursuant to clause (xi) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" (including, in each case, any dividend or distribution to Holdings used for such purpose); PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Management Equity Interests shall not exceed the sum of (a) $2.0 million in any twelve-month period but not more than $10.0 million in the aggregate plus (b) cash proceeds from the sale of Management Equity Interests to management, directors or consultants of Von Hoffmann (or any of its Restricted Subsidiaries); (v) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (vi) other Restricted Investments not to exceed $10.0 million; (vii) Restricted Investments made or received by Von Hoffmann and its Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by the covenant described under "--Repurchase at the Option of Holders--Asset Sales" or received by a person in exchange for trade or other claims against such person in connection with a financial reorganization or restructuring or such person; (viii) the payment of dividends or distributions to Holdings which are used solely to repay any Indebtedness (including any accrued interest thereon) due from Holdings to Von Hoffmann pursuant to the Intercompany Note or any cancellation or forgiving of such Indebtedness (including any accrued interest thereon); (ix) any loans, advances, distributions or payments between Von Hoffmann and its Restricted Subsidiaries; (x) the payment of dividends or distributions to Holdings in an amount not to exceed $1.0 million per calendar year to allow Holdings to pay reasonable legal, accounting,

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investment banking, financial advisory, outside director or other professional and administrative fees and expenses incurred by it related to its business;
(xi) payments pursuant to the Tax Sharing Agreement; (xii) payments to DLJSC, or dividends to Holdings to allow Holdings to pay DLJSC, in respect of a retainer for advisory services in an amount not to exceed $250,000 per year; and
(xiii) payments pursuant to the indemnity provisions of the Merger Agreement.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Von Hoffmann and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, Von Hoffmann shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that Von Hoffmann and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and its Restricted Subsidiaries may issue shares of preferred stock if the Fixed Charge Coverage Ratio for Von Hoffmann's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following:

        (i) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Indebtedness under the New Credit Agreement in an aggregate principal amount not to exceed $200.0 million at any one time outstanding;

        (ii) the incurrence by Von Hoffmann and its Restricted Subsidiaries of the Existing Indebtedness;

       (iii) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Indebtedness represented by the 2007 notes and the notes Guarantees;

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        (iv) the incurrence by Von Hoffmann and its Restricted Subsidiaries of
    Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

        (v) the incurrence by Von Hoffmann or any of its Restricted Subsidiaries of Acquired Debt in an amount not to exceed $15.0 million; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by Von Hoffmann or its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by Von Hoffmann or its Restricted Subsidiaries;

        (vi) the incurrence by Von Hoffmann or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the indenture governing the 2007 notes to be incurred;

       (vii) the incurrence by Von Hoffmann or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Von Hoffmann and any of its Wholly Owned Restricted Subsidiaries;

      (viii) the incurrence by Von Hoffmann and its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this indenture governing the 2007 notes to be outstanding;

        (ix) the guarantee by Von Hoffmann or any of the Guarantors of Indebtedness of Von Hoffmann or its Restricted Subsidiary that was permitted to be incurred by the indenture governing the 2007 notes;

        (x) the incurrence by Von Hoffmann or its Restricted Subsidiaries of Indebtedness to repurchase, redeem or otherwise acquire or retire for value Management Equity Interests as permitted by clause (iv) of the second paragraph of the covenant described above under the caption "--Restricted Payments"; PROVIDED that such Indebtedness is subordinated to the 2007 notes to at least the same extent as the 2007 notes are subordinated to Senior Debt; and

        (xi) the incurrence by Von Hoffmann and its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed $20.0 million.

    LIENS

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

    DIVIDEND AND OTHER PAYMENTS RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to Von Hoffmann or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Von Hoffmann or any of its Restricted Subsidiaries, (ii) make loans or advances to or

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guarantee any Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries
or (iii) transfer any of its properties or assets to Von Hoffmann or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the indenture governing the 2007 notes, (b) the New Credit Agreement as in effect as of the date of the indenture governing the 2007 notes, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the date of the indenture governing the 2007 notes,
(c) the indenture governing the 2007 notes and the 2007 notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by Von Hoffmann or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture governing the 2007 notes to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (i) restrictions with respect to sales of assets or dispositions of stock of Von Hoffmann or any Restricted Subsidiary imposed pursuant to agreements relating to the sale of such assets or stock.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    Von Hoffmann may not consolidate or merge with or into (whether or not it is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless
(i) Von Hoffmann is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Von Hoffmann) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Von Hoffmann) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of us under the notes and the indenture governing the 2007 notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of Von Hoffmann with or into a Wholly Owned Subsidiary of it, Von Hoffmann or the entity or Person formed by or surviving any such consolidation or merger (if other than Von Hoffmann), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    TRANSACTIONS WITH AFFILIATES

    Von Hoffmann will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase

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any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Von Hoffmann or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person and (ii) Von Hoffmann delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, other than transactions between Von Hoffmann and any of its Restricted Subsidiaries on the one hand, and DLJSC and its Affiliates on the other hand, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED that (1) any employment agreement entered into by Von Hoffmann or any of its Restricted Subsidiaries in the ordinary course of business of Von Hoffmann or such Restricted Subsidiary and ordinary course loans to employees, (2) transactions between or among Von Hoffmann and/or its Restricted Subsidiaries, (3) Restricted Payments that are permitted by the provisions of the indenture governing the 2007 notes described above under the caption "--Restricted Payments," and (4) payments and transactions in connection with the Recapitalization and the application of the net proceeds from this Offering, including the payment of any fees and expenses with respect thereto, in each case, shall not be deemed Affiliate Transactions."

    ADDITIONAL NOTES GUARANTEES

    If Von Hoffmann or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the indenture governing the 2007 notes, then such newly acquired or created Subsidiary, except for all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture governing the 2007 notes for so long as they continue to constitute Unrestricted Subsidiaries, shall execute a Notes Guarantee and deliver an opinion of counsel, in accordance with the terms of the indenture governing the 2007 notes.

    NO SENIOR SUBORDINATED DEBT

    Von Hoffmann will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the 2007 notes.

    REPORTS

    So long as any 2007 notes are outstanding, Von Hoffmann will furnish to the Holders of the 2007 notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Von Hoffmann were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Von Hoffmann and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by its certified independent accountants. In addition, Von Hoffmann and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. However, to the extent not required by the Trust Indenture Act, the indenture governing the 2007 notes will not require Von Hoffmann to make any reports pursuant to the foregoing two sentences to any Holder of the 2007 notes that it reasonably believes to be a competitor of Von Hoffmann.

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EVENTS OF DEFAULT AND REMEDIES

    The indenture governing the 2007 notes provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the 2007 notes (whether or not prohibited by the subordination provisions of the indenture governing the 2007 notes); (ii) default in payment when due of the principal of or premium, if any, on the 2007 Notes (whether or not prohibited by the subordination provisions of the indenture governing the 2007 notes); (iii) failure by Von Hoffmann to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by Von Hoffmann for 60 days after notice to comply with any of its other agreements in the indenture governing the 2007 notes or the 2007 notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Von Hoffmann or any of its Subsidiaries (or the payment of which is guaranteed by Von Hoffmann or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture governing the 2007 notes, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default and the aggregate amount of such principal, premium and interest that has not been paid exceeds $5.0 million (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by Von Hoffmann or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to Von Hoffmann or any of its Restricted Subsidiaries; or (viii) any Notes Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 2007 notes may declare all the 2007 notes to be due and payable immediately; PROVIDED, HOWEVER, that, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the New Credit Agreement or (ii) five business days after the giving of written notice to Von Hoffmann and the representative under the New Credit Agreement of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Von Hoffmann, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding 2007 notes will become due and payable without further action or notice. Holders of the 2007 notes may not enforce the indenture governing the 2007 notes or the 2007 notes except as provided in the indenture governing the 2007 notes. In the event of a declaration of acceleration of the 2007 notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the 2007 notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of the 2007 notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except nonpayment of principal or interest on the 2007 notes that became due solely because of the acceleration of the 2007 notes, have been cured or waived.

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    Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2007 notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2007 notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the 2007 notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2007 notes waive any existing Default or Event of Default and its consequences under the indenture governing the 2007 notes except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2007 notes.

    Von Hoffmann is required to deliver to the Trustee annually a statement regarding compliance with the indenture governing the 2007 notes, and Von Hoffmann is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Von Hoffmann, as such, shall have any liability for any of its obligations under the 2007 notes, the indenture governing the 2007 notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the 2007 notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2007 notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Von Hoffmann may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 2007 notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding 2007 notes to receive payments in respect of the principal of, premium, if any, and interest on such 2007 notes when such payments are due from the trust referred to below,
(ii) its obligations with respect to the 2007 notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and its obligations in connection therewith and (iv) the Legal Defeasance provisions of the indenture governing the 2007 notes. In addition, Von Hoffmann may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture governing the 2007 notes ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the 2007 notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the 2007 notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) Von Hoffmann must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 2007 notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding 2007 notes on the Stated Maturity or on the applicable redemption date, as the case may be, and it must specify whether the 2007 notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, Von Hoffmann shall have delivered to the Trustee an opinion of counsel in the United States

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reasonably acceptable to the Trustee confirming that (A) it has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of the indenture governing the 2007 notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding 2007 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Von Hoffmann shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding 2007 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture governing the 2007 notes) to which Von Hoffmann or any of its Subsidiaries is a party or by which Von Hoffmann or any of its Subsidiaries is bound; (vi) Von Hoffmann must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Von Hoffmann must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Von Hoffmann with the intent of preferring the Holders of 2007 notes over the other creditors of Von Hoffmann with the intent of defeating, hindering, delaying or defrauding creditors of Von Hoffmann or others; and (viii) Von Hoffmann must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange the 2007 notes in accordance with the indenture governing the 2007 notes. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Von Hoffmann may require a Holder to pay any taxes and fees required by law or permitted by the indenture governing the 2007 notes. Von Hoffmann is not required to transfer or exchange any 2007 note selected for redemption. Also, Von Hoffmann is not required to transfer or exchange any 2007 note for a period of 15 days before a selection of the 2007 notes to be redeemed.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the indenture governing the 2007 notes, the 2007 notes or the notes Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 2007 notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2007 notes), and any existing default or compliance with any provision of the indenture governing the 2007 notes or the 2007 notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2007 notes (including consents obtained in connection with a tender offer or exchange offer for the 2007 notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder): (i) reduce the principal amount of the 2007 notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change

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the fixed maturity of any 2007 note or alter the provisions with respect to the redemption of the 2007 notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders") in a manner adverse to the Holders of the 2007 notes, (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any 2007 note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the 2007 notes (except a rescission of acceleration of the 2007 notes by the Holders of at least a majority in aggregate principal amount of the 2007 notes and a waiver of the payment default that resulted from such acceleration), (v) make any 2007 note payable in money other than that stated in the 2007 notes, (vi) make any change in the provisions of the indenture governing the 2007 notes relating to waivers of past Defaults or the rights of Holders of the 2007 notes to receive payments of principal of or premium, if any, or interest on the 2007 notes,
(vii) waive a redemption payment with respect to any 2007 note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of the indenture governing the 2007 notes (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the 2007 notes then outstanding if such amendment would adversely affect the rights of Holders of the 2007 notes.

    Notwithstanding the foregoing, without the consent of any Holder of the 2007 notes, Von Hoffmann and the Trustee may amend or supplement the indenture governing the 2007 notes or the 2007 notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of Von Hoffmann's or a Guarantor's obligations to Holders of the 2007 notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the 2007 notes or that does not adversely affect the legal rights under the indenture governing the 2007 notes of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture governing the 2007 notes under the Trust Indenture Act or to allow any Guarantor to Guarantee the 2007 notes.

CONCERNING THE TRUSTEE

    The indenture governing the 2007 notes contains certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding 2007 notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture governing the 2007 notes provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture governing the 2007 notes at the request of any Holder of the 2007 notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture and registration rights governing the 2007 notes without charge by writing to: Von Hoffmann Corporation, 1000 Camera Avenue, St. Louis, Missouri, 63126, Attention:
Chief Financial Officer.

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CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture governing the 2007 notes. Reference is made to the indenture governing the 2007 notes for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory or obsolete or unused equipment or assets in the ordinary course of business (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Von Hoffmann and its Subsidiaries taken as a whole will be governed by the provisions of the indenture governing the 2007 notes described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by Von Hoffmann or any of its Restricted Subsidiaries of Equity Interests of its Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions for Net Proceeds in excess of $2.0 million. Notwithstanding the foregoing: (i) a transfer of assets by Von Hoffmann to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to Von Hoffmann or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to Von Hoffmann or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments," (iv) the sale of its aircraft, (v) the sale of its owned apartments and (vi) the sale of its real property in Arizona will not be deemed to be Asset Sales.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENT INVESTMENT" means, at any time:

        (a) any evidence of Indebtedness, maturing not more than one year after such time, issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

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        (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's, or (ii) any lender party to the New Credit Agreement (or its holding company);

        (c) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any lender party to the New Credit Agreement;

        (d) short-term tax-exempt securities rated not lower than MIG-1/1 + by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

        (e) repurchase agreements with respect to any securities referred to in clause (a) above entered into with any entity referred to in clause (b) or
    (c) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baa1 or better by Moody's and maturing not more than one year after such time; or

        (f) any money market or similar fund the assets of which are comprised exclusively of any of the items specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 90 days.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of Von Hoffmann's assets and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than DLJMB, (ii) the adoption of a plan relating to the liquidation or dissolution of Von Hoffmann, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Existing Shareholders and an entity that is the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of 100% of its common stock, becomes the "beneficial owner" (as defined above) of more than 50% of the Voting Stock of us or Holdings (measured by voting power rather than number of shares), or
(iv) the first day on which a majority of the members of the Board of Directors of Von Hoffmann are not Continuing Directors.

    "COMMISSION" means the Securities and Exchange Commission.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus
(iv) depreciation, amortization (including amortization of goodwill and

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other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees and costs incurred in connection with the Recapitalization), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to us by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Von Hoffmann or one of its Subsidiaries.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of Von Hoffmann's Board of Directors who (i) was a member of such Board of Directors on the date of the indenture governing the 2007 notes or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DESIGNATED SENIOR DEBT," with respect to any Person, means (i) any Indebtedness of such Person outstanding under the New Credit Agreement and
(ii) in the event no Indebtedness is outstanding under the New Credit Agreement, any other Senior Debt of such Person permitted under the indenture governing the 2007 notes the principal amount of which is $25.0 million or more and that has been designated by such Person as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or

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redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

    "DLJMB" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

    "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of Von Hoffmann and its Restricted Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of the indenture governing the 2007 notes, until such amounts are repaid.

    "EXISTING SHAREHOLDERS" means DLJMB, ZS and the Management Holders.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Von Hoffmann and other than any dividend payment that may be deemed to have been made as a result of an increase in the liquidation preference of any preferred stock, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that Von Hoffmann or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by Von Hoffmann or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (a) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (b) the amount of any reduction in general,

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administrative or overhead costs or other non-recurring items of the acquired entities, in each case, as determined in good faith by an officer of us) and without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of determination.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTORS" means all Restricted Subsidiaries and, so long as it Guarantees any Obligations under the New Credit Agreement, Holdings.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INTERCOMPANY NOTE" means the note issued on the date of the indenture governing the 2007 notes by Holdings in favor of Von Hoffmann in an initial principal amount of $288.8 million.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Von Hoffmann or any Subsidiary of it sells or otherwise disposes of any Equity Interests of any direct or

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indirect Subsidiary of Von Hoffmann such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Von Hoffmann, it shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MANAGEMENT EQUITY INTERESTS" means Equity Interests of Holdings held by any employee of Von Hoffmann (or any of its Restricted Subsidiaries').

    "MANAGEMENT HOLDERS" means holders of Management Equity Interests on the date of the indenture governing the 2007 notes.

    "MERGER AGREEMENT" means that certain agreement and plan of merger among the DLJ Entities, VH Acquisition Corp., ZS and Robert A. Uhlenhop, dated April 3, 1997.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by Von Hoffmann or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to repay Indebtedness secured by such assets (other than pursuant to the New Credit Agreement) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NEW CREDIT AGREEMENT" means that certain credit agreement, dated as of May 22, 1997, by and among Von Hoffmann and DLJ Capital Funding, Inc., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such Indebtedness is incurred it would not be prohibited by clause (i) of the covenant set forth under "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (iv) otherwise altering the terms and conditions thereof.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither Von Hoffmann nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or

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otherwise), or (c) constitutes the lender, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Von Hoffmann or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including any Guarantees of such Indebtedness.

    "PERMITTED INVESTMENTS" means (a) any Investment in Von Hoffmann or in a Restricted Subsidiary of Von Hoffmann; (b) any Investment in Cash Equivalents;
(c) any Investment by Von Hoffmann or any Restricted Subsidiary of Von Hoffmann in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of Von Hoffmann and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Von Hoffmann or a Wholly Owned Restricted Subsidiary of Von Hoffmann that is a Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Von Hoffmann; (f) any Investment represented by the Intercompany Note; (g) any loan made to management in order to enable management to purchase equity in Holdings, or any refinancing of any loan made to management, which loan was made to enable management to purchase equity in Holdings; and (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $2.0 million.

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in us or a Guarantor or debt securities of us or a Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the 2007 notes are subordinated to Senior Debt.

    "PERMITTED LIENS" means (i) Liens securing Senior Debt that was permitted by the terms of the indenture governing the 2007 notes to be incurred; (ii) Liens in favor of Von Hoffmann or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Von Hoffmann or any of its Subsidiaries; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Von Hoffmann; (iv) Liens on property existing at the time of acquisition thereof by Von Hoffmann or any Subsidiary, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of the indenture governing the 2007 notes; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (viii) Liens in connection with any Permitted Refinancing Indebtedness, PROVIDED that such Liens do not exceed the Liens replaced in connection with the

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Permitted Refinancing Indebtedness; (ix) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (x) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Von Hoffmann and its Subsidiaries taken as a whole; and
(xi) Liens incurred in the ordinary course of business of Von Hoffmann or any Subsidiary of Von Hoffmann with respect to obligations that do not exceed
$5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Von Hoffmann or such Subsidiary.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest, premium and prepayment penalties, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 2007 notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the 2007 notes on terms at least as favorable to the Holders of the 2007 notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Von Hoffmann or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the relevant Person that is not an Unrestricted Subsidiary.

    "SENIOR DEBT," with respect to any Person, means (i) all Obligations of such Person outstanding under the New Credit Agreement and all Hedging Obligations payable to a lender under the New Credit Agreement or any of its affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (ii) any other Indebtedness of such Person unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Debt of such Person and
(iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes, (b) any Indebtedness of such Person to any of its Subsidiaries, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the indenture governing the 2007 notes.

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    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBORDINATED NOTE OBLIGATIONS" means all Obligations with respect to the Notes, including, without limitation, principal, premium, if any, interest and Liquidated Damages, if any, payable pursuant to the terms of the Notes (including upon acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
(b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "TAX SHARING AGREEMENT" means that certain tax sharing agreement between Holdings and Von Hoffmann, dated as of the Closing Date, as amended from time to time; PROVIDED such amendment or amendments do not materially adversely effect us.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Von Hoffmann or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Von Hoffmann or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Von Hoffmann,
(c) is a Person with respect to which neither Von Hoffmann nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Von Hoffmann or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of Von Hoffmann or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Von Hoffmann or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture governing the 2007 notes and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Von Hoffmann as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," Von Hoffmann shall be in default of such covenant). Von Hoffmann's Board of Directors may at any time designate any Unrestricted Subsidiary to be a

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Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Von Hoffmann of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period,
(ii) such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the indenture governing the 2007 notes and (iii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

    "ZS" means ZS VH L.P., together with ZS VH II L.P., as the context requires.

FORMS OF REGISTERED SECURITIES

    The certificates representing the registered securities will be issued in fully registered form, without coupons. Except as described in the next paragraph, the registered securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global security. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.

    Book-entry interests may be exchanged for certificated securities of like tenor and equal aggregate principal amount, if

    (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days,

    (2) we provide for the exchange pursuant to the terms of the indenture governing the 2009 notes, or

    (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the Trustee instructions to that effect.

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               13 1/2% SUBORDINATED EXCHANGE DEBENTURES DUE 2009

    You can find the definitions of certain terms used in this description of the 2009 Holdings debentures under the subheading "--Certain Definitions." In this description, the term "Holdings" refers only to Von Hoffmann Holdings Inc. and not to any of its subsidiaries.

    Holdings issued the old 2009 Holdings debentures under an indenture among itself, and Marine Midland Bank (now HSBC Bank USA), as trustee. The terms of the 2009 Holdings debentures include those stated in the indenture governing them and those made part of that indenture by reference to the Trust Indenture Act of 1939, as amended.


    The following description is a summary of the material provisions of the indenture and the registration rights agreement governing the 2009 Holdings debentures. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement governing the 2009 Holdings debentures because they define your rights as holders of the notes. Copies of the indenture and the registration rights agreement governing the 2009 Holdings debentures are available as set forth below under "--Additional Information."


BRIEF DESCRIPTION OF THE 2009 HOLDINGS DEBENTURES

    The 2009 Holdings debentures:

    - will be general unsecured obligations of Holdings; and

    - will be expressly subordinate in right of payment with all existing and future senior indebtedness of Holdings.

PRINCIPAL, MATURITY AND INTEREST

    Holdings issued the old 2009 Holdings debentures in an aggregate principal amount of $30.4 million, which has accreted to $48.1 million in principal amount. The 2009 Holdings debentures will mature on May 15, 2009.

    Interest on the 2009 Holdings debentures accrues at the rate of 13.5% per annum and is payable semi-annually in arrears on May 15 and November 15. Interest shall be payable in cash PROVIDED, HOWEVER, that prior to the first date on which interest would be permitted to be paid in cash pursuant to the terms of the then-outstanding indebtedness of Holdings and its Subsidiaries and any other contractual provisions limiting the ability of Holdings and its Subsidiaries to declare or pay cash interest, interest shall not be paid in cash but shall accrete to, and increase, the principal amount of each Debenture. Interest on the Debentures shall accrue from the most recent date to which interest has been paid or accreted to principal amount or, if no interest has been so paid or accreted, from the date of issuance. Holdings will make each interest payment to the holders of record on the immediately preceding May 1 and November 1. All payments on the 2009 Holdings debentures will be made at the office or agency of the paying agent unless Holdings elects to make interest payments by check mailed to holders at their address set forth in the register of holders.

    Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

PAYING AGENT AND REGISTRAR FOR THE 2009 HOLDINGS DEBENTURES

    The trustee currently acts as paying agent and registrar. Holdings may change the paying agent or registrar without prior notice to the holders of the 2009 Holdings Debentures, and Holdings or any of its subsidiaries may act as paying agent or registrar.

SUBORDINATION

    The payment of the Debenture Obligations is subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt, whether outstanding on the date of the indenture governing the 2009 Holdings debentures.

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    Upon any distribution to creditors of Holdings in a liquidation or dissolution of it or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or its property, an assignment for the benefit of creditors or any marshalling of its assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the holders of the 2009 Holdings debentures will be entitled to receive any payment with respect to the Debenture Obligations, and until all Obligations with respect to Senior Debt are paid in full in cash or cash equivalents, any distribution to which the holders of the 2009 debentures would be entitled shall be made to the holders of Senior Debt (except that holders of the 2009 Holdings debentures may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

    Holdings also may not make any payment upon or in respect of the Subordinated Note Obligations (except in Permitted Junior Securities or payments made from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of or premium, if any, or interest on, or commitment fees relating to, any Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from Holdings or the holders of such Designated Senior Debt (or its representative). Payments on the 2009 Holdings debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    The indenture governing the 2009 Holdings debentures further requires that Holdings promptly notifies holders of Senior Debt if payment of the 2009 Holdings debentures is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the 2009 Holdings debentures may recover less ratably than creditors of Holdings who are holders of Senior Debt.

OPTIONAL REDEMPTION

    The 2009 Holdings debentures shall be subject to redemption at any time at the option of Holdings, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, PLUS any accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2002........................................................    106.75%
2003........................................................    105.40%
2004........................................................    104.05%
2005........................................................    102.70%
2006........................................................    101.35%
2007 and thereafter.........................................    100.00%

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MANDATORY REDEMPTION

    Except as set forth below under "--Repurchase at the Option of Holders," Holdings is not required to make mandatory redemption or sinking fund payments with respect to the 2009 Holdings debentures.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, each holder of the 2009 Holdings debentures will have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's 2009 Holdings debentures pursuant to a Change of Control Offer on the terms set forth in the indenture governing the 2009 Holdings debentures. In the Change of Control Offer, Holdings will offer at an offer price in cash equal to 101% of the aggregate principal amount of the 2009 Holdings debentures repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 2009 Holdings debentures repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Holdings will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the 2009 Holdings debentures on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture governing the 2009 Holdings debentures and described in such notice. Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2009 Holdings debentures as a result of a Change of Control.

    On the Change of Control Payment Date, Holdings will, to the extent lawful:

        (1) accept for payment all the 2009 Holdings debentures or portions of the 2009 Holdings debentures properly tendered pursuant to the Change of Control Offer;

        (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all the 2009 Holdings debentures or portions of the 2009 Holdings debentures properly tendered; and

        (3) deliver or cause to be delivered to the trustee the 2009 Holdings debentures properly accepted together with an Officers' Certificate stating the aggregate principal amount of the 2009 Holdings debentures or portions of the 2009 Holdings debentures being purchased by Holdings.

    The paying agent will promptly mail to each holder of the 2009 Holdings debentures properly tendered the Change of Control Payment for such 2009 Holdings debentures, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 2009 debenture equal in principal amount to any unpurchased portion of the 2009 Holdings debentures surrendered, if any; PROVIDED that each new 2009 debenture will be in a principal amount of $1,000 or an integral multiple of $1,000.

    Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The provisions described above that require Holdings to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture governing the 2009 Holdings debentures are applicable. Except as described above with respect to a Change of Control, the indenture governing the 2009 Holdings debentures does not contain provisions that permit the holders of the 2009 Holdings debentures to require that Holdings repurchase or redeem the 2009 Holdings debentures in the event of a takeover, recapitalization or similar transaction.

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    The revolving credit facility limits Holdings from purchasing or redeeming any 2009 Holdings debentures, and also provides that certain change of control events with respect to Holdings would constitute a default thereunder. Any future credit agreements or other agreements to which Holdings becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Holdings is prohibited from purchasing or redeeming the 2009 Holdings debentures, it could seek the consent of its lenders to the purchase of the 2009 Holdings debentures or could attempt to refinance the borrowings that contain such prohibition. If Holdings does not obtain such a consent or repay such borrowings, it will remain prohibited from purchasing the 2009 Holdings debentures. In such case, Holdings' failure to purchase tendered 2009 Holdings debentures would constitute an Event of Default under the indenture governing the 2009 Holdings debentures, which would, in turn, constitute a default under the revolving credit facility. In addition, Holdings' ability to pay cash to the holders of the 2009 Holdings debentures upon a repurchase may be limited by its then existing financial resources.

    Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture governing the 2009 Holdings debentures applicable to a Change of Control Offer made by Holdings and purchases all the 2009 Holdings debentures validly tendered and not withdrawn under the Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Holdings and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the 2009 Holdings debentures to require Holdings to repurchase the 2009 Holdings debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    Holdings' ability to pay cash to the holders of the 2009 Holdings debentures upon a repurchase may be limited by Holdings' then existing financial resources. See "Risk Factors--We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the 2009 Holdings debentures."

SELECTION AND NOTICE

    Except as otherwise provided in the indenture governing the 2009 Holdings debentures, if less than all of the 2009 Holdings debentures are to be redeemed at any time, the trustee will select debentures for redemption as follows:

        (1) if the 2009 Holdings debentures are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the 2009 Holdings debentures are listed; or

        (2) if the 2009 Holdings debentures are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

    No 2009 Holdings debentures of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of the 2009 Holdings debentures to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2009 Holdings debentures or a satisfaction and discharge of the indenture governing the 2009 Holdings debentures. Notices of redemption may not be conditional.

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
    If any 2009 debenture is to be redeemed in part only, the notice of redemption that relates to that 2009 debenture will state the portion of the principal amount of that 2009 debenture that is to be redeemed. A new 2009 debenture in principal amount equal to the unredeemed portion of the original 2009 debenture will be issued in the name of the holder of the 2009 Holdings debentures upon cancellation of the original 2009 debenture. The 2009 Holdings debentures called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the 2009 Holdings debentures or portions of them called for redemption.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of Holdings' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings; or (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures, except a payment of interest or a payment of principal at Stated Maturity (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    MERGER, CONSOLIDATION OR SALE OF ASSETS.

    Holdings may not consolidate or merge with or into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless
(i) Holdings is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Holdings) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Holdings under the 2009 Holdings debentures and the indenture governing the 2009 Holdings debentures pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee; and
(iii) immediately after such transaction no Default or Event of Default exists.

    REPORTS

    So long as any 2009 Holdings debentures are outstanding, Holdings will furnish to the holders of the 2009 Holdings debentures all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Holdings and its Subsidiaries and, with respect to the annual information only, a report thereon by Holdings' certified independent accountants.

    The financial information to be distributed to holders of 2009 Holdings debentures shall be filed with the trustee and mailed to the holders at their addresses appearing in the register of 2009 Holdings debentures maintained by the Registrar within 120 days after the end of Holdings' fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

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
EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default:

        (i) default for 30 days in the payment when due of interest on the 2009 Holdings debentures (whether or not prohibited by the subordination provisions of the indenture governing the 2009 Holdings debentures);
    (ii) default in payment when due of principal of or premium, if any, on the 2009 Holdings debentures (whether or not prohibited by Subordination of the indenture governing the 2009 Holdings debentures); (iii) failure by Holdings or any Subsidiary to comply with the provisions described under the captions "Change of Control Offer" and "Restricted Payments" of the indenture governing the 2009 Holdings debentures; (iv) failure by Holdings for 60 days after notice to comply with its other agreements in the indenture governing the 2009 Holdings debentures or the 2009 Holdings debentures; or
    (v) certain events of bankruptcy or insolvency with respect to Holdings or any of its Subsidiaries.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Holdings, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding 2009 Holdings debentures will become due and payable immediately without further action or notice. Holders of the 2009 Holdings debentures may not enforce the indenture governing the 2009 Holdings debentures or the 2009 Holdings debentures except as provided in the indenture governing the 2009 Holdings debentures. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding 2009 Holdings debentures may declare all the 2009 Holdings debentures to be due and payable immediately provided, however, that, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the New Credit Agreement or
(ii) five business days after the giving of written notice to Holdings and the representative under the New Credit Agreement of such acceleration.

    Subject to certain limitations, holders of a majority in principal amount of the then outstanding 2009 Holdings debentures may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the 2009 Holdings debentures notice of any continuing Default or Event of Default if it determines that withholding the 2009 Holdings debentures is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

    The holders of a majority in aggregate principal amount of the 2009 Holdings debentures then outstanding by notice to the trustee may on behalf of the holders of all of the 2009 Holdings debentures waive any existing Default or Event of Default and its consequences under the indenture governing the 2009 Holdings debentures except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the 2009 Holdings debentures.

    Holdings is required to deliver to the trustee annually a statement regarding compliance with the indenture governing the 2009 Holdings debentures. Upon becoming aware of any Default or Event of Default, Holdings is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Holdings or any Guarantor, as such, will have any liability for any obligations of Holdings or the Guarantors under the 2009 Holdings debentures, the indenture governing the 2009 Holdings debentures, the note guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the 2009 Holdings debentures by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2009 Holdings debentures. The waiver may not

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
be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Holdings may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 2009 Holdings debentures ("Legal Defeasance") except for:

        (1) the rights of holders of outstanding 2009 Holdings debentures to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

        (2) Holdings' obligations with respect to the 2009 Holdings debentures concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3) the rights, powers, trusts, duties and immunities of the trustee, and Holdings' obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the indenture governing the 2009 Holdings debentures.

    In addition, Holdings may, at its option and at any time, elect to have the obligations of Holdings released with respect to certain covenants that are described in the indenture governing the 2009 Holdings debentures ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2009 Holdings debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 2009 Holdings debentures.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1) Holdings must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the 2009 Holdings debentures, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding 2009 Holdings debentures on the stated maturity or on the applicable redemption date, as the case may be, and Holdings must specify whether the 2009 Holdings debentures are being defeased to maturity or to a particular redemption date;

        (2) in the case of Legal Defeasance, Holdings has delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (a) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture governing the 2009 Holdings debentures, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding 2009 Holdings debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, Holdings has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding 2009 Holdings debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

        (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture governing the 2009 Holdings debentures) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound;

        (6) Holdings must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the holders of notes over the other creditors of Holdings with the intent of defeating, hindering, delaying or defrauding creditors of Holdings or others;

        (7) Holdings must deliver to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

        (8) Holdings must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the indenture governing the 2009 Holdings debentures, the 2009 Holdings debentures or the note guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the 2009 Holdings debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2009 Holdings debentures), and any existing default or compliance with any provision of the indenture governing the 2009 Holdings debentures or the 2009 Holdings debentures may be waived with the consent of the holders of a majority in principal amount of the then outstanding 2009 Holdings debentures (including consents obtained in connection with a tender offer or exchange offer for, the 2009 Holdings debentures).

    Without the consent of each holder affected, an amendment or waiver may not (with respect to any 2009 Holdings debentures held by a non-consenting holder):

        (1) reduce the principal amount of the 2009 Holdings debentures whose holders must consent to an amendment, supplement or waiver;

        (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the 2009 Holdings debentures (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders") in a manner adverse to the holders of the 2009 Holdings debentures;

        (3) reduce the rate of or change the time for payment of interest, or Liquidated Damages, if any, on any 2009 debenture;

        (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the 2009 Holdings debentures (except a rescission of acceleration of the 2009 Holdings debentures by the holders of at least a majority in aggregate principal amount of the 2009 Holdings debentures and a waiver of the payment default that resulted from such acceleration);

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
        (5) make any 2009 debenture payable in money other than that stated in the 2009 Holdings debentures;

        (6) make any change in the provisions of the indenture governing the 2009 Holdings debentures relating to waivers of past Defaults or the rights of holders of the 2009 Holdings debentures to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the 2009 Holdings debentures;

        (7) waive a redemption payment with respect to any 2009 debenture (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

        (8) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to the provision relating to Subordination shall require the consent of the holders of at least 75% in aggregate amount of the 2009 Holdings debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer) if such amendment would adversely affect the rights of holders of the 2009 Holdings debentures.

    Notwithstanding the preceding, without the consent of any holder of the 2009 Holdings debentures, Holdings and the trustee may amend or supplement the indenture governing the 2009 Holdings debentures or the 2009 Holdings debentures:

        (1) to cure any ambiguity, defect or inconsistency;

        (2) to provide for uncertificated 2009 Holdings debentures in addition to or in place of certificated 2009 Holdings debentures;

        (3) to provide for the assumption of Holdings' obligations to holders of the 2009 Holdings debentures in the case of a merger or consolidation;

        (4) to make any change that would provide any additional rights or benefits to the holders of the 2009 Holdings debentures or that does not adversely affect the legal rights under the indenture governing the 2009 Holdings debentures of any such holder; or

        (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture governing the 2009 Holdings debentures under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    If the trustee becomes a creditor of Holdings, the indenture governing the 2009 Holdings debentures limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The holders of a majority in principal amount of the then outstanding 2009 notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture governing the 2009 Holdings debentures provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture governing the 2009 Holdings debentures at the request of any holder of the 2009 notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

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ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement governing the 2009 Holdings debentures without charge by writing to: Von Hoffmann Corporation, 1000 Camera Avenue, St. Louis, Missouri, 63126, Attention: Chief Financial Officer.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture governing the 2009 Holdings debentures. Reference is made to the indenture governing the 2009 Holdings debentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "AGENT" means any Registrar, Paying Agent or co-registrar.

    "BOARD OF DIRECTORS" means the board of directors of Holdings or (except in the case of the definition of Change of Control) any authorized committee of such board of directors.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CERTIFICATE OF DESIGNATIONS" means the Amended and Restated Certificate of Designations, Preferences and Rights relating to the Preferred Stock.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any person or group comprised solely of the Initial Investors, becomes the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), by way of merger, consolidation or otherwise, of 50% or more of the voting power of all classes of voting securities of the Holdings and such person or group beneficially owns a greater percentage of the voting power of all classes of voting securities of Holdings than that beneficially owned by the Initial Investors; (ii) the consummation of a sale or transfer of all or substantially all of the assets of the Holdings or the Company to any person or group (as defined above), other than any person or group comprised solely of the Initial Investors or
(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings, together with any new directors whose election was approved by a vote of a majority of directors then still in office who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved, cease for any reason to constitute a majority of the directors of Holdings

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then in office, other than as a result of election of removal of directors, or a reduction of the number of directors comprising the Board of Directors of Holdings, pursuant to the provisions governing the election and removal of directors of the Certificate of Designations or the Shareholders Agreement.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMPANY" means Von Hoffmann Corporation, a Delaware corporation.

    "DEBENTURE OBLIGATIONS" means all Obligations with respect to the Debentures, including, without limitation, principal, premium, if any, and interest payable pursuant to the terms of the Debentures (including upon acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DESIGNATED SENIOR DEBT," means (i) any Obligations of Holdings under the New Credit Agreement and (ii) in the event no Indebtedness is outstanding under the New Credit Agreement, any other Senior Debt the principal amount of which is $25.0 million or more and that has been designated by Holdings as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Debentures mature.

    "DLJMB" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

    "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of determination.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "HOLDINGS" means Von Hoffmann Holdings, Inc.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness

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(other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

    "INITIAL INVESTORS" means DLJMB, ZS and the Management Holders and, in each case, their respective permitted assigns under the Shareholders Agreement.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MANAGEMENT EQUITY INTERESTS" means Equity Interests of Holdings held by any employee of the Company or any of its Subsidiaries.

    "MANAGEMENT HOLDERS" means holders of Management Equity Interests on the date that the Preferred Stock was originally issued by Holdings.

    "MERGER AGREEMENT" means that certain agreement and plan of merger, dated April 3, 1997, among DLJMB, VH Acquisition, Inc., ZS and Robert A. Uhlenhop.

    "MOODY'S" means Moody's Investors Service, Inc.

    "NEW CREDIT AGREEMENT" means that certain credit agreement, dated as of May 22, 1997, by and among Holdings, DLJ Capital Funding, Inc. and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or
(iv) otherwise altering the terms and conditions thereof.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including any guarantees of such Indebtedness.

    "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in Holdings or debt securities of Holdings that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Debentures are subordinated to Senior Debt.

    "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PREFERRED STOCK" means the Holdings 13.5% Senior Exchangeable Preferred Stock due 2009 and the Holdings' Series B 13.5% Senior Exchangeable Preferred Stock due 2009.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SENIOR DEBT" means (i) all Obligations of the Company under the New Credit Agreement and under all Hedging Obligations payable to a lender under the New Credit Agreement or any of its

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affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (ii) all Obligations of the Company in respect of the 2007 notes and the indenture related thereto, (iii) any other Indebtedness of the Company unless the instrument under which such Indebtedness is incurred expressly provides that it is PARI PASSU or subordinated in right of payment to the Debentures and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes, (b) any Indebtedness of the Company to any of its Subsidiaries or (c) any trade payables.

    "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement, dated as of May 22, 1997, among the Company and the shareholders of the Company named therein.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
(b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "2007 NOTES" means the 10 3/8% Senior Subordinated Notes due 2007 of the Company.

    "VHP" means Von Hoffmann Press, Inc., a Delaware corporation.

    "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

    "ZS" means ZS VH, L.P. together with ZS VH II L.P., as the context requires.

FORMS OF REGISTERED SECURITIES

    The certificates representing the registered securities will be issued in fully registered form, without coupons. Except as described in the next paragraph, the registered securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global security. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.

    Book-entry interests may be exchanged for certificated securities of like tenor and equal aggregate principal amount, if

    (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days,

    (2) we provide for the exchange pursuant to the terms of the indenture governing the 2009 Holdings debentures, or

    (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the Trustee instructions to that effect.

    As of the date of this prospectus, no certificated securities are issued and outstanding.

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             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


    The following generally summarizes certain material U.S. federal income tax aspects of (i) the exchange of old notes for registered notes and (ii) the ownership and disposition of registered notes. This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of such holder's personal circumstances. This discussion is limited to the U.S. federal income tax consequences to persons who are beneficial owners of the old notes or registered notes and who hold such notes as "capital assets" within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") (in general, assets held for investment). This discussion does not address special situations, such as the following:


    - tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions or "financial services entities," insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, certain expatriates or long-term residents of the United States or corporations that accumulate earnings to avoid U.S. federal income tax;

    - tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

    - tax consequences to holders whose "functional currency" is not the U.S. dollar;

    - tax consequences to partnerships or similar pass-through entities or to persons who hold notes through a partnership or similar pass-through entity;

    - U.S. federal gift or estate tax (except as to Non-U.S. Holders (as defined below)) or alternative minimum tax consequences, if any; or

    - any state, local or foreign tax consequences.


    This summary is based upon current provisions of the Code, existing and proposed regulations thereunder and current administrative rulings and court decisions, all as in effect on the date hereof. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.


CONSEQUENCES OF TENDERING NOTES

    The exchange of your old notes for registered notes in the exchange offers should not constitute a sale or exchange for federal income tax purposes. Accordingly, the exchange offers should have no federal income tax consequences to you if you exchange your old notes for registered notes. For example, there should be no change in your tax basis, and your holding period in your registered notes should include the period for which you have held the old notes exchanged therefor. In addition, the federal income tax consequences of holding and disposing of your registered notes should be the same as those applicable to your old notes.

CONSEQUENCES OF HOLDING REGISTERED NOTES

    U.S. HOLDERS

    For purposes of the following discussion, a U.S. Holder is a beneficial owner of a registered note that is, for U.S. federal income tax purposes:

    - a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

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    - a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof;

    - an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

    - a trust, if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

    STATED INTEREST. Except with respect to the 13 1/2% Subordinated Exchange Debentures not acquired at a "bond premium" (as described below in "Original Issue Discount"), interest on a registered note (including a payment made pursuant to a guarantee) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

    ORIGINAL ISSUE DISCOUNT. Because we are not unconditionally required to pay interest on the 13 1/2% Subordinated Exchange Debentures in cash or other property at least annually at a single fixed rate, such notes were issued with original issue discount, referred to as "OID," in an amount equal to the excess of the "stated redemption price at maturity" over the "issue price" of such notes. The "issue price" of each such note was $1,000. The "stated redemption price at maturity" is the sum of all payments to be made on the debentures, other than "qualified stated interest." The term "qualified stated interest" means, generally, stated interest that is unconditionally payable at least annually at a qualifying rate, including a single fixed rate, during the entire term of the debt instrument. None of the interest on the 13 1/2% Subordinated Exchange Debentures should be qualified stated interest.

    A U.S. Holder of a 13 1/2% Subordinated Exchange Debenture, in general, must include in ordinary income OID calculated on a constant-yield to maturity method as prescribed by Treasury regulations in advance of the receipt of the related cash payments. Except as described below, the amount of OID included in gross income as interest by a U.S. Holder of a 13 1/2% Subordinated Exchange Debenture is the sum of the "daily portions" of OID with respect to that note for each day during the taxable year or portion thereof in which the U.S. Holder holds the note. This amount is referred to as "accrued OID." The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. The amount of OID allocable to any accrual period is equal to the difference between:

    - the product of the debenture's adjusted issue price at the beginning of the accrual period and the debenture's yield to maturity; and

    - the qualified stated interest allocable to the accrual period.

    OID allocable to the final accrual period is the difference between the amount payable at maturity of the debenture and the debenture's "adjusted issue price" at the beginning of the final accrual period. The "adjusted issue price" of a debenture at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period.

    A U.S. Holder who acquires a 13 1/2% Subordinated Exchange Debenture at a "bond premium" (discussed below) will not be subject to the OID rules described herein.

    MARKET DISCOUNT. If a registered note is acquired at a "market discount," some or all of any gain realized upon a subsequent sale, other disposition, or full or partial principal payment, of such registered note may be treated as ordinary income, and not capital gain, as described below. For this purpose, "market discount" is the excess (if any) of the "stated redemption price at maturity" (or, in the case of the 13 1/2% Subordinated Exchange Debentures, the "revised issue price") of a debt obligation over the basis of such debt obligation immediately after its acquisition by the taxpayer, subject to a statutory de minimis exception. The "revised issue price" of the 13 1/2% Subordinated

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Exchange Debentures is $1,000 plus the aggregate amount of OID includible in the gross income of all holders for all periods before the acquisition of the note by the taxpayer (determined without offset for "acquisition premium" (discussed below), if any). Unless a U.S. Holder has elected to include the market discount in income as it accrues, gain, if any, realized on any subsequent disposition (other than in connection with certain nonrecognition transactions) or full or partial principal payment of such registered note will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period such U.S. Holder held such registered note.

    The amount of market discount treated as having accrued will be determined either (i) on a straight-line basis by multiplying the market discount times a fraction, the numerator of which is the number of days the registered note was held by the U.S. Holder and the denominator of which is the total number of days after the date such U.S. Holder acquired the registered note up to and including the date of its maturity or (ii) if the U.S. Holder so elects, on a constant interest rate method. A U.S. Holder may make that election with respect to any registered note but, once made, such election is irrevocable.

    A U.S. Holder of a registered note acquired at a market discount may elect to include market discount in income currently, through the use of either the straight-line inclusion method or the elective constant interest method in lieu of recharacterizing gain upon disposition or principal repayment as ordinary income to the extent of accrued market discount at the time of such disposition or repayment. Once made, this election will apply to all notes and other obligations acquired by the electing U.S. Holder at a market discount during the taxable year for which the election is made, and all subsequent taxable years, unless the Internal Revenue Service (the "IRS") consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the registered note in the hands of the U.S. Holder will be increased by the market discount thereon as it is included in income.

    Unless a U.S. Holder who acquires a registered note at a market discount elects to include market discount in income currently, such U.S. Holder may be required to defer deductions for any interest paid on indebtedness allocable to such registered note in an amount not exceeding the deferred income, until such income is realized.

    BOND PREMIUM. If a U.S. Holder purchases a registered note and immediately after the purchase the adjusted basis of the registered note exceeds the sum of all amounts payable on the instrument after the purchase date (other than qualified stated interest), the registered note will be treated as having been acquired with "bond premium." A U.S. Holder may elect to amortize such bond premium over the remaining term of such registered note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date).

    If bond premium is amortized, the amount of interest that must be included in the U.S. Holder's income for each period ending on an interest payment date or at the stated maturity, as the case may be, except as Treasury Regulations may otherwise provide, will be reduced by the portion of premium allocable to such period based on the registered note's yield to maturity. If such an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing such U.S. Holder's gain or loss upon the sale or other disposition or full or partial principal payment of the registered note.


    An election to amortize bond premium will apply to amortizable bond premium on all registered notes and other bonds, the interest on which is includible in the U.S. Holder's gross income, held at the beginning of the U.S. Holder's first taxable year to which the election applies or that are thereafter acquired, and may be revoked only with the consent of the IRS. A U.S. Holder who elects to amortize bond premium must reduce its adjusted basis in the registered notes by the amount of such allowable amortization.


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    ACQUISITION PREMIUM.  A complementary concept to bond premium is acquisition premium, which is applicable only to the 13 1/2% Subordinated Exchange Debentures. A 13 1/2% Subordinated Exchange Debenture is acquired at an "acquisition premium" if the U.S. Holder's adjusted tax basis in the note exceeds the adjusted issue price of the note but is less than or equal to all amounts payable on the note after the purchase date (exclusive of qualified stated interest). If a U.S. Holder acquires a 13 1/2% Subordinated Exchange Debenture at an acquisition premium, the amount of OID includible in the U.S. Holder's gross income generally is reduced in each period in proportion to the percentage of the unamortized OID at the date of acquisition represented by the acquisition premium. Alternatively, a U.S. Holder may elect to treat its purchase as a purchase at original issuance and accrue the discount on such purchase on a constant yield basis.

    SALE, EXCHANGE OR REDEMPTION OF REGISTERED NOTES. Unless a non-recognition provision applies, upon the disposition of a registered note by sale, exchange or redemption, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on such disposition (other than amounts attributable to accrued market discount or accrued interest not yet taken into income, which will be treated as interest for U.S. federal income tax purposes) and (ii) the U.S. Holder's adjusted tax basis in a registered note. A U.S. Holder's adjusted tax basis in a registered note generally will equal the amount such holder paid for the note, net of accrued interest, if any, increased by accrued OID and by any accrued but unpaid stated interest and/or any accrued market discount, in each case, to the extent that the holder previously included such amount(s) in income, and decreased by the amount of bond premium, if any, amortized with respect to such note.

    Gain or loss from the disposition of a registered note generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the registered note for longer than one year. The deductibility of capital losses is subject to limitations.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. A U.S. Holder of a registered note may be subject, under certain circumstances, to backup withholding at a rate of 30% (which rate is scheduled to be reduced periodically through 2010 and increased to 31% for 2011 and thereafter) with respect to payments of interest on, and gross proceeds from a sale or other disposition of, a registered note. These backup withholding rules apply if the U.S. Holder, among other things:

    - fails to furnish a social security number or other taxpayer identification number, or TIN, certified under penalties of perjury within a reasonable time after the request therefor;

    - furnishes an incorrect TIN;

    - fails to properly report interest; or

    - under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding.

    A U.S. Holder of a registered note who does not provide his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding is creditable against the U.S. Holder's federal income tax liability, provided the requisite information is provided to the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption from backup withholding is properly established. U.S. Holders of registered notes should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such exemption.

    We, or our designated paying agent, will report to the holder of a registered note and the IRS the amount of any "reportable payments" made by us and any amount withheld with respect to the registered notes during the calendar year.

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    NON-U.S. HOLDERS

    The following discussion is limited to the U.S. federal income and estate tax consequences to a beneficial owner of a registered note other than a U.S. Holder (a "Non-U.S. Holder"). For purposes of the following discussion, interest (including OID) and gain on the sale, exchange or other disposition of a registered note will be considered to be "U.S. trade or business income" if such income or gain is:

    - effectively connected with the conduct of a trade or business in the United States; or

    - in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

    INTEREST. Generally, interest (including OID) paid to a Non-U.S. Holder of a registered note will not be subject to U.S. federal income or withholding tax if such interest (including OID) is not U.S. trade or business income and is "portfolio interest." Generally, interest (including OID) on the registered notes will qualify as portfolio interest if the Non-U.S. Holder:

    - does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;


    - is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code;



    - certifies, under penalties of perjury, that such holder is not a U.S. person and provides such holder's name and address; and



    - is not a bank whose receipt of interest or a resgistered note as described in Section 881(C)(3)(A) of the Code.


    The gross amount of payments of interest (including OID) that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% gross rate. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may, under specific circumstances, be subject to an additional "branch profits tax." To claim an exemption from withholding, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a TIN and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable regulations for payments through qualified intermediaries.

    SALE, EXCHANGE OR REDEMPTION OF REGISTERED NOTES. Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a registered note generally will not be subject to U.S. federal income tax, unless:

    - such gain is U.S. trade or business income;

    - subject to certain exceptions, the Non-U.S. Holder is an individual who holds the registered note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition; or

    - the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States).

    FEDERAL ESTATE TAX. A registered note held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax, provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and income on such note was not U.S. trade or business income.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid or accrued to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

    Treasury regulations provide that the backup withholding tax at a current rate of 30% (which rate is scheduled to be reduced periodically through 2010 and increased to 31% for 2011 and thereafter) and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

    The payment of the proceeds from the disposition of a registered note to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a registered note to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a U.S. related person). In the case of the payment of the proceeds from the disposition of a registered note to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker does not have actual knowledge or reason to know to the contrary.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is provided to the IRS.


    THE PRECEDING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PARTICIPATION IN THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF REGISTERED NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives registered securities in the exchange offers for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such securities. We reserve the right in our sole discretion to purchase or make offers for, or to offer registered securities for, any old securities that remain outstanding subsequent to the expiration of the exchange offers pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase old securities in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of registered securities received in the exchange offers, where such securities were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any securities outstanding after expiration of the exchange offers. We have agreed that, for a period of 180 days after the expiration of the exchange offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sale of registered securities by broker-dealers. Securities received by broker-dealers in the exchange offers for their own account may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transactions, through the writing of options on the registered securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered securities. Any broker-dealer that resells registered securities that were received by it in the exchange offers for its own account and any broker or dealer that participates in a distribution of such securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of such securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for your securities states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the expiration of the exchange offers, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal for your securities. We have agreed to pay all expenses incident to the exchange offers, other than commissions or concessions of any brokers or dealers, and will indemnify holders of the securities, including any broker-dealers, against certain liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters with respect to the exchange offers will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements of Von Hoffmann Holdings Inc. at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and audting.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the registered securities. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits thereto. For further information with respect to us and the securities, we refer you to the registration statement and its exhibits. The descriptions of each contract and document contained in this prospectus are summaries and qualified in their entirety by reference to the copy of each such contract or document filed as an exhibit to the registration statement. You may read and copy the registration statement, including exhibits thereto, at the Commission's Public Reading Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reading Room by calling the Commission at 1-800-SEC-0300. The Commission also maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as us who file electronically with the Commission.

    Upon completion of the exchange offers, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will file reports, proxy and information statements with the Commission. You may inspect and copy these reports, proxy and information statements and other information at the addresses set forth above. You may request copies of these documents by contacting us at: Von Hoffmann Corporation, 1000 Camera Avenue, St. Louis, Missouri 63126, Attn: Chief Financial Officer.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

  Report of Independent Auditors............................   F-2

  Consolidated Balance Sheets as of December 31, 2000 and      F-3
    2001....................................................

  Consolidated Statements of Operations for the years ended
    December 31, 1999, 2000
    and 2001................................................   F-5

  Consolidated Statements of Changes in Stockholders' Equity
    for the years ended
    December 31, 1999, 2000 and 2001........................   F-6

  Consolidated Statements of Cash Flows for the years ended
    December 31, 1999, 2000
    and 2001................................................   F-7

  Notes to Consolidated Financial Statements................   F-8

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets as of December 31, 2001 and     F-21
    March 31, 2002 (unaudited)..............................

  Consolidated Statements of Operations (unaudited) for the
    three months ended March 31, 2002 and 2001..............  F-23

  Statements of Cash Flows (unaudited) for the three months   F-24
    ended March 31, 2002 and 2001...........................

  Notes to Unaudited Financial Statements...................  F-25

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Von Hoffmann Holdings Inc.

    We have audited the accompanying consolidated balance sheets of Von Hoffmann Holdings Inc. and Subsidiaries at December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Von Hoffmann Holdings Inc. and Subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP


St. Louis, Missouri
June 21, 2002

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                  2000            2001
                                                              -------------   -------------
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................  $   5,685,655   $  18,319,923
  Trade accounts receivable, less allowance for doubtful
    accounts of $532,128 in 2000 and $563,957 in 2001.......     57,899,234      46,750,791
  Inventories...............................................     36,117,119      23,261,846
  Income taxes refundable...................................      2,205,755       2,456,573
  Prepaid expenses..........................................      1,044,266         595,951
                                                              -------------   -------------
Total current assets........................................    102,952,029      91,385,084

Deferred debt issuance cost, net of accumulated amortization
  of $5,454,267 in 2000 and $7,441,351 in 2001..............      7,440,626       5,467,105

Property, plant, and equipment:
  Buildings and improvements................................     43,958,818      46,467,711
  Machinery and equipment...................................    196,759,662     221,004,588
  Transportation equipment..................................      2,832,974       2,815,781
  Furniture and fixtures....................................      8,627,176       9,853,461
                                                              -------------   -------------
                                                                252,178,630     280,141,541
  Allowance for depreciation and amortization...............   (101,434,846)   (138,471,747)
                                                              -------------   -------------
                                                                150,743,784     141,669,794
  Installation in process...................................      7,678,315       1,912,618
  Land......................................................      4,894,397       4,894,397
                                                              -------------   -------------
                                                                163,316,496     148,476,809

Goodwill, net of accumulated amortization of $29,734,050 in
  2000 and $38,805,103 in 2001..............................    192,272,037     183,200,984

Covenant not to compete, net of accumulated amortization of
  $563,637 in 2000 and $781,819 in 2001.....................        436,363         218,181
                                                              -------------   -------------
                                                              $ 466,417,551   $ 428,748,163
                                                              =============   =============

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                  2000            2001
                                                              -------------   -------------
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and estimated expenses.............  $  17,978,439   $  14,099,591
  Salaries and wages........................................      8,528,602       9,257,062
  Taxes, other than income taxes............................        838,575         681,215
  Current portion of long-term debt.........................      7,675,000      29,235,592
  Deferred income taxes.....................................        665,752       1,161,582
                                                              -------------   -------------
Total current liabilities...................................     35,686,368      54,435,042

Long-term liabilities and reserves:
  Reserve for product warranty..............................        350,000         350,000
  Deferred income taxes.....................................     16,853,228       9,656,093
  Senior secured credit agreement--revolving loan...........     33,000,000      23,000,000
  Senior secured credit agreement--term loans...............    199,100,000     189,319,331
  Senior secured credit agreement--acquisition loan.........     25,000,000              --
  Senior subordinated notes.................................    100,000,000     100,000,000
  Subordinated exchange debentures..........................     37,033,331      43,016,132
                                                              -------------   -------------
                                                                411,336,559     365,341,556

Stockholders' equity:
  Common stock; $0.01 par value per share; 100,000,000
    shares authorized.......................................        515,944         515,944
  Additional paid-in capital................................     59,980,698      59,980,698
  Accumulated deficit.......................................    (39,699,932)    (49,943,911)
  Treasury stock; at cost, 60,000 shares....................             --         (90,000)
  Notes receivable from the sale of stock and accrued
    interest................................................     (1,402,086)     (1,491,166)
                                                              -------------   -------------
Total stockholders' equity..................................     19,394,624       8,971,565
                                                              -------------   -------------
                                                              $ 466,417,551   $ 428,748,163
                                                              =============   =============

                            See accompanying notes.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              YEAR ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                         1999           2000           2001
                                                     ------------   ------------   ------------
Net sales..........................................  $386,107,763   $443,422,931   $407,096,402
Cost of products and services......................   322,311,099    374,165,599    346,917,560
                                                     ------------   ------------   ------------
Gross profit.......................................    63,796,664     69,257,332     60,178,842

Operating expenses:
  Selling and administrative expenses..............    31,216,360     33,597,323     31,263,254
  Noncompete and special consulting expenses.......     2,926,030      2,149,239        577,959
  Restructuring charge.............................            --             --      1,475,579
                                                     ------------   ------------   ------------
                                                       34,142,390     35,746,562     33,316,792
                                                     ------------   ------------   ------------
Income from operations.............................    29,654,274     33,510,770     26,862,050

Interest income....................................       310,605        471,070        264,849
Loss on disposal of depreciable assets.............      (399,542)      (642,880)      (512,467)
Interest expense--subsidiary.......................   (32,111,156)   (36,855,491)   (32,143,823)
Interest expense--subordinate exchange
  debentures.......................................    (4,693,823)    (5,295,989)    (5,982,802)
                                                     ------------   ------------   ------------
                                                      (36,893,916)   (42,323,291)   (38,374,243)
                                                     ------------   ------------   ------------
Loss before income taxes...........................    (7,239,642)    (8,812,520)   (11,512,193)

Income tax provision (benefit):
  Current..........................................     7,056,398      6,550,710      5,433,088
  Deferred.........................................    (6,200,964)    (7,252,096)    (6,701,302)
                                                     ------------   ------------   ------------
                                                          855,434       (701,386)    (1,268,214)
                                                     ------------   ------------   ------------
Net loss...........................................  $ (8,095,076)  $ (8,111,134)  $(10,243,979)
                                                     ============   ============   ============
Basic and diluted loss per common share............  $      (0.16)  $      (0.16)  $      (0.20)
                                                     ============   ============   ============

                            See accompanying notes.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                              NUMBER OF SHARES                                          AMOUNTS
                            ---------------------   -------------------------------------------------------------------------------
                                                                                                           NOTES
                                                                                                        RECEIVABLE
                                                                                                       FROM THE SALE
                                                               ADDITIONAL                              OF STOCK AND
                              COMMON     TREASURY    COMMON      PAID-IN     ACCUMULATED    TREASURY      ACCRUED
                              STOCK       STOCK      STOCK       CAPITAL       DEFICIT       STOCK       INTEREST         TOTAL
                            ----------   --------   --------   -----------   ------------   --------   -------------   ------------
Balance at December 31,
  1998....................  51,594,444        --    $515,944   $59,980,698   $(23,493,722)  $    --     $(1,166,777)   $ 35,836,142
Net loss..................          --        --         --             --    (8,095,076)        --              --      (8,095,076)
Accrued interest..........          --        --         --             --            --         --        (112,254)       (112,254)
                            ----------    ------    --------   -----------   ------------   --------    -----------    ------------
Balance at December 31,
  1999....................  51,594,444        --    515,944     59,980,698   (31,588,798)        --      (1,279,031)     27,628,813
Net loss..................          --        --         --             --    (8,111,134)        --              --      (8,111,134)
Accrued interest..........          --        --         --             --            --         --        (123,055)       (123,055)
                            ----------    ------    --------   -----------   ------------   --------    -----------    ------------
Balance at December 31,
  2000....................  51,594,444        --    515,944     59,980,698   (39,699,932)        --      (1,402,086)     19,394,624
Net loss..................          --        --         --             --   (10,243,979)        --              --     (10,243,979)
Accrued interest..........          --        --         --             --            --         --        (133,517)       (133,517)
Purchase of treasury
  stock...................          --    60,000         --             --            --    (90,000)         44,437         (45,563)
                            ----------    ------    --------   -----------   ------------   --------    -----------    ------------
Balance at December 31,
  2001....................  51,594,444    60,000    $515,944   $59,980,698   $(49,943,911)  $(90,000)   $(1,491,166)   $  8,971,565
                            ==========    ======    ========   ===========   ============   ========    ===========    ============

                            See accompanying notes.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------
                                                          1999           2000           2001
                                                      ------------   ------------   ------------
OPERATING ACTIVITIES
Net loss............................................  $ (8,095,076)  $ (8,111,134)  $(10,243,979)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
    Depreciation....................................    31,721,869     34,339,578     38,030,255
    Amortization of intangibles.....................     8,605,242      9,118,237      9,289,234
    Accretion of discount on subordinated exchange
      debentures....................................       374,583        374,583        374,583
  Amortization of debt issuance costs...............     1,573,542      1,783,674      1,987,084
  Loss on sale of equipment.........................       399,542        642,880        512,467
  Provision for deferred income taxes...............    (6,200,964)    (7,252,096)    (6,701,302)
  Accrued interest on subordinated exchange
    debentures......................................     4,319,240      4,921,406      5,608,218
  Accrued interest on notes from the sale of
    stock...........................................      (112,254)      (123,055)      (133,517)
  Changes in operating assets and liabilities:
    Trade accounts receivable.......................   (14,566,948)     6,500,147     11,148,443
    Inventories.....................................     1,792,157     (3,475,863)    12,855,273
    Income taxes refundable.........................     2,223,074     (2,341,278)      (250,818)
    Prepaid expenses................................         7,272        858,358        448,315
    Trade accounts payable and estimated expenses...    (1,481,811)     1,579,155     (3,878,848)
    Salaries and wages..............................       109,445      1,185,337        728,460
    Taxes, other than income taxes..................       (40,761)       (58,467)      (157,360)
                                                      ------------   ------------   ------------
Net cash provided by operating activities...........    20,628,152     39,941,462     59,616,508

INVESTING ACTIVITIES
Purchases of property, plant, and equipment.........   (22,638,826)   (28,131,550)   (23,875,500)
Proceeds from sale of equipment.....................     2,529,810        930,851        172,463
Purchases of subsidiaries, net of acquired cash:
  Precision Offset Printing Company, Inc............            --    (25,326,992)            --
                                                      ------------   ------------   ------------
Net cash used in investing activities...............   (20,109,016)   (52,527,691)   (23,703,037)

FINANCING ACTIVITIES
Payments of debt issuance costs.....................            --     (1,256,705)       (13,563)
Net (payments) borrowings--revolving loan...........     6,000,000      7,000,000    (10,000,000)
Net (payments) borrowings--acquisition loan.........            --     16,500,000     (4,000,000)
Payments on senior secured debt--term loans.........    (5,175,000)    (6,425,000)    (9,220,077)
Receipt on notes receivable from sale of stock......            --             --         44,437
Purchase of treasury stock..........................            --             --        (90,000)
                                                      ------------   ------------   ------------
Net cash (used in) provided by financing
  activities........................................       825,000     15,818,295    (23,279,203)
                                                      ------------   ------------   ------------
Net increase in cash and cash equivalents...........     1,344,136      3,232,066     12,634,268
Cash and cash equivalents at beginning of year......     1,109,453      2,453,589      5,685,655
                                                      ------------   ------------   ------------
Cash and cash equivalents at end of year............  $  2,453,589   $  5,685,655   $ 18,319,923
                                                      ============   ============   ============

                            See accompanying notes.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2001

1. SUMMARY OF ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Von Hoffmann Holdings Inc. (formerly known as Von Hoffmann Corporation) (the Company) and its wholly owned subsidiary, Von Hoffmann Corporation (formerly known as Von Hoffmann Press, Inc.) (the Subsidiary), and its wholly owned subsidiaries:
Mid-Missouri Graphics, Inc., Von Hoffmann Graphics, Inc., H&S Graphics, Inc., Preface, Inc., One Thousand Realty and Investment Company, and Precision Offset Printing Company, Inc. Effective January 1, 2000, the Subsidiary's former subsidiaries of Custom Printing Company, Inc. and Bawden Printing, Inc. were merged together to create Von Hoffmann Graphics, Inc. Effective July 1, 2001, Mid-Missouri Graphics, Inc. was merged into the Subsidiary. Intercompany accounts and transactions have been eliminated. Refer to Note 11 for further discussion.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results will differ from these estimates.

BUSINESS SEGMENT AND CONCENTRATION OF CREDIT RISK

    Substantially all of the Company's assets, sales, and operating earnings are derived from the performance of book manufacturing services to educational publishers, commercial entities, and governmental institutions throughout the United States. At December 31, 2001, approximately 16 percent of the Company's workforce is subject to collective bargaining agreements. Two customers and their affiliates accounted for 13.5 percent and 11.8 percent of 1999 net sales, respectively, 16.7 percent and 12.1 percent of 2000 net sales, respectively, and
18.0 percent and 14.0 percent of 2001 net sales, respectively. Additionally, these two customers and their affiliates accounted for 15.2 percent and
12.9 percent of accounts receivable, respectively, at December 31, 2001. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

REVENUE RECOGNITION


    In accordance with trade practice, revenues are recognized when the products are shipped FOB shipping point, risk of loss transfers or as services are performed as determined by the contractual arrangement.


CASH AND CASH EQUIVALENTS

    The Company considers cash and cash equivalents to include demand deposits and repurchase agreements with maturities of three months or less when purchased. Cash and cash equivalents are carried at cost which approximates market value.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    The Company values substantially all of its inventory at the lower of cost, as determined using the last-in, first-out (LIFO) method, or market. The remainder of inventory is valued at the lower of cost, as determined using the first-in, first-out (FIFO) method, or market. Effective January 1, 2000, the Company made changes in its LIFO calculations consisting of consolidation of LIFO pools, applying LIFO to additional portions of inventory, and changing certain computational techniques. The impact of these changes in methods was not material, individually or in the aggregate, to the operating results in 2000.

    Inventories are comprised of the following amounts at December 31:

                                                        2000          2001
                                                     -----------   -----------
Raw materials......................................  $25,654,240   $18,504,261
Work-in-process....................................   11,997,025     6,549,530
                                                     -----------   -----------
                                                      37,651,265    25,053,791
Less LIFO reserve..................................    1,534,146     1,791,945
                                                     -----------   -----------
                                                     $36,117,119   $23,261,846
                                                     ===========   ===========

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated at cost. The Company capitalizes all repair and maintenance costs which result in significant increases in the useful life of the underlying asset. All other repair and maintenance costs are expensed. Depreciation is computed using straight-line or accelerated methods over the following estimated useful lives:

                        DESCRIPTION                            YEARS
-----------------------------------------------------------  ---------
Buildings and improvements.................................    11-40
Machinery and equipment....................................     5-12
Transportation equipment...................................     4-10
Furniture and fixtures.....................................      4-7

GOODWILL

    The excess of cost over the fair value of net assets acquired (or goodwill) generally is amortized on a straight-line basis over periods ranging between 7 and 25 years. The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows. In addition, the Company assesses long-lived assets for impairment under Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED) not be recoverable. In June 2001, the Financial Accounting Standards Board
(FASB) issued SFAS No. 141, BUSINESS COMBINATIONS, and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill will no longer be amortized, but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives.

    The Company will apply the new rules on accounting for goodwill and other intangible assets beginning the first quarter of 2002. Application of the non-amortization provisions of the statement is expected to result in a decrease in net loss of approximately $8.9 million per year ($0.17 per diluted share). During 2002, the Company will perform the first of the required impairment tests of goodwill and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the financial and tax basis of assets and liabilities. Deferred income taxes are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

EMPLOYEE STOCK OPTIONS

    As permitted by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Company follows Accounting Principles Board (APB) Opinion No. 25 and related interpretations in accounting for its stock compensation awards.

SHIPPING AND HANDLING COSTS

    The Company records all revenues related to shipping and handling fees in net sales and the related costs in cost of products and services.

RECLASSIFICATIONS

    Certain reclassifications have been made to prior years' balances to conform with the current year presentation.

2. RECAPITALIZATION RESTATED TO A PURCHASE

    Effective May 22, 1997, a leveraged recapitalization of the Company took place (Recapitalization) pursuant to which:

    (1) The Company executed a credit agreement with a syndicate of financial institutions representing the senior secured credit facility (the Credit Agreement) in an aggregate amount of $200 million. Initial proceeds under the senior secured credit facility were $125 million. The terms of the senior secured credit facility is described in Note 5.

    (2) The Company issued $100 million of senior subordinated notes (Note 5).

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

2. RECAPITALIZATION RESTATED TO A PURCHASE (CONTINUED)
    (3) In exchange for $67.1 million, DLJ Merchant Banking Partners II acquired approximately 84% of the new common stock of the Company, redeemable preferred stock, and warrants to purchase additional shares of new common stock in the Company. On November 16, 1998, the preferred stock was converted into 13.5 percent subordinated exchange debentures at the then accreted value of $30.4 million. The terms of the 13.5 percent subordinated exchange debentures are described in Note 5.

    (4) The Company redeemed/exchanged the former common stock of the Company owned by ZS VH L.P. (ZS) for (a) cash of $288.8 million and (b) 10% of the new common stock of the Company.

    (5) The Company exchanged the former common stock of the Company owned by Robert A. Uhlenhop (Uhlenhop), the Company's former president and chief executive officer, for approximately 2.5% of the new common stock of the Company. In exchange for $0.3 million in cash and $0.5 million of notes receivable, Uhlenhop acquired an additional 1.5% of the new common stock in the Company.

    (6) In exchange for $0.4 million in cash and $0.4 million of notes receivable, certain other management personnel acquired the remaining 2.0% of the new common stock in the Company.

    (7) Costs incurred by the Company related to the recapitalization were approximately $5.9 million and were expensed in the predecessor financial statements.


    Through June 20, 2002, the Company accounted for the May 22, 1997 Recapitalization transaction using the historical basis of the Company's existing assets and liabilities (i.e., "recapitalization accounting") because there was substantive continuing voting ownership by ZS. Because of the events described below and the rules in SEC Staff Accounting Bulletin 54 ("SAB 54"), the Company was required to retroactively pushdown the new owners' basis to the Company's separate financial statements--as if it were a new entity as of May 22, 1997.


    During 2002, the Company had the following equity transactions:

    - On March 26, 2002, the Company issued 20 million shares of its common stock to its majority shareholder for $20 million in cash.


    - On June 21, 2002, the Company purchased all of the 5 million common shares owned by ZS for $5.0 million in cash.



    - On June 21, 2002, the Company purchased all of the 2 million common shares owned by Uhlenhop for $2.0 million, consisting of approximately
      $1.2 million in cash and settlement of a note receivable of approximately $0.8 million.


    As a result of these transactions, the majority owner of the Company and affiliates owned approximately 96% of the Company's common stock. In accordance with SAB 54, recapitalization accounting could no longer be used and the new owners' "purchase accounting" basis had to be pushed-down to the Company's financial statements as if it had occurred May 22, 1997. The accompanying financial statements reflect this retroactive application and, accordingly, the 2001 and

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

2. RECAPITALIZATION RESTATED TO A PURCHASE (CONTINUED) prior balances have been restated from their recapitalization accounting presentation in past financial statements issued by the Company.

    Pushing-down the purchase accounting for the May 22, 1997 partial purchase by the new owners' resulted in the following adjustments as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001:

                                            DECEMBER 31, 2000              DECEMBER 31, 2001
                                       ----------------------------   ----------------------------
                                        PREVIOUSLY       RESTATED      PREVIOUSLY       RESTATED
                                         REPORTED        BALANCE        REPORTED        BALANCE
                                       -------------   ------------   -------------   ------------
BALANCE SHEETS:
Inventories..........................  $  28,648,925   $ 36,117,119   $  15,789,157   $ 23,261,846
Property, plant and equipment, net...    139,072,232    163,316,496     137,709,574    148,476,809
Goodwill, net........................     41,288,680    192,272,037      39,267,433    183,200,984
Net deferred income tax liability....      5,883,016     17,518,980       4,116,548     10,817,675
Total stockholders' equity
  (deficit)..........................   (151,665,227)    19,394,624    (146,550,783)     8,971,565

                                                       YEAR ENDED DECEMBER 31,
                       ---------------------------------------------------------------------------------------
                                  1999                          2000                          2001
                       ---------------------------   ---------------------------   ---------------------------
                        PREVIOUSLY      RESTATED      PREVIOUSLY      RESTATED      PREVIOUSLY      RESTATED
                         REPORTED       BALANCE        REPORTED       BALANCE        REPORTED       BALANCE
                       ------------   ------------   ------------   ------------   ------------   ------------
STATEMENTS OF
  OPERATIONS:
Cost of products and
  services...........  $311,482,777   $322,311,099   $361,911,162   $374,165,599   $334,372,403   $346,917,560
Selling and
  administrative
  expenses...........    23,498,614     31,216,360     25,776,350     33,597,323     23,404,166     31,263,254
Loss on disposal of
  depreciable
  assets.............       (48,520)      (399,542)      (704,875)      (642,880)      (394,375)      (512,467)
Income tax provision
  (benefit)..........     5,238,929        855,434      4,095,143       (701,386)     3,716,620     (1,268,214)
Net income (loss)....     6,418,519     (8,095,076)     7,105,751     (8,111,134)     5,293,524    (10,243,979)
Earnings (loss) per
  share:
  Basic..............  $       0.12   $      (0.16)  $       0.14   $      (0.16)  $       0.10   $      (0.20)
  Diluted............  $       0.11   $      (0.16)  $       0.12   $      (0.16)  $       0.09   $      (0.20)


    The March 26, 2002 acquisition by the majority owner of the newly issued shares and the June 21, 2002 acquisitions by the Company of all common shares held by ZS and Uhlenhop resulted in additional purchase accounting basis being pushed-down to the Company. Such pushdown resulted in additional goodwill of approximately $6.0 million being recorded by the Company in 2002.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

3. BUSINESS COMBINATIONS

PRECISION OFFSET PRINTING COMPANY, INC.

    On March 30, 2000, the Company completed the acquisition of all of the outstanding shares of Precision Offset Printing Company, Inc. and Precision Ollan Seal, Inc. (collectively, Precision). The acquisition price, net of cash received and including capitalized transaction costs, was approximately
$25.3 million and was principally financed with a $25 million increase in the Senior Secured Credit Agreement (the Credit Agreement).

    The acquisition was accounted for as a purchase, and the consolidated financial statements include the results of operations of Precision from the acquisition date. The excess purchase price over estimated fair value of net assets acquired was approximately $17.1 million and is being amortized using the straight-line method over 25 years. Precision operates plants in Leesport, Pennsylvania, and Dauberville, Pennsylvania. Precision manufactures overhead transparencies and plastic inserts for use primarily in the education market. The 2000 and 1999 pro forma results of operations as if the Precision acquisition had occurred at the beginning of each respective period would not have been materially different from the reported results.

4. RESTRUCTURING CHARGE

    During 2001, the Company closed the sheet-fed printing, stripping, and platemaking operations of its St. Louis, Missouri, manufacturing location. The majority of these operations were transferred to the Owensville, Missouri, manufacturing location of Von Hoffmann Graphics, Inc. Additionally, the Company reduced the workforce within the St. Louis, Missouri, manufacturing location of the Subsidiary. Lastly, the Company closed the Owensville, Missouri, manufacturing location of the Subsidiary. These operations and certain related assets were consolidated into the Jefferson City, Missouri, manufacturing locations of the Subsidiary. As a result of these restructurings, the Company recorded total restructuring expenses of approximately $1,476,000 consisting mainly of employee severance and equipment relocation costs. At December 31, 2001, the Company had remaining accrued reserves of approximately $106,000, which it anticipates utilizing in the first quarter of 2002.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

5. LONG-TERM DEBT

    Long-term debt consisted of the following at December 31:

                                                       2000           2001
                                                   ------------   ------------
Von Hoffmann Corporation:
  Senior secured credit agreement--revolving
    loan.........................................  $ 33,000,000   $ 23,000,000
  Senior secured credit agreement--term loans....   206,775,000    197,554,923
  Senior subordinated notes......................   100,000,000    100,000,000
  Senior secured credit agreement--acquisition
    loan.........................................    25,000,000     21,000,000
                                                   ------------   ------------
                                                    364,775,000    341,554,923

Von Hoffmann Holdings Inc.:
  Subordinated exchange debentures...............    37,033,331     43,016,132
                                                   ------------   ------------
                                                     37,033,331     43,016,132
                                                   ------------   ------------
                                                    401,808,331    384,571,055
Less current portion.............................     7,675,000     29,235,592
                                                   ------------   ------------
                                                   $394,133,331   $355,335,463
                                                   ============   ============

SENIOR SECURED CREDIT AGREEMENT

    On July 15, 1998, the Subsidiary amended and restated its existing Credit Agreement dated May 22, 1997 to increase the available credit from $200 million to $305 million. On March 31, 2000 and May 2, 2000, the Subsidiary amended and restated the Credit Agreement to increase the available credit an additional $10 million and $15 million, respectively. At December 31, 2001, the available credit under the Credit Agreement is $330 million.

    The Credit Agreement is comprised of three term loan tranches with maturities of six, seven, and eight years. Amortization of these term loans commenced on September 30, 1997. The aggregate annual principal amounts, adjusted for prepayments, to be amortized on the Tranche A term loan of $25 million range from $1.25 million to $6.36 million, the Tranche B term loan of $50 million will be amortized in aggregate annual principal amounts of $0.5 million during each of the first six years and $44 million in the seventh year, and the Tranche C term loan of $155 million, as amended, will be amortized in aggregate annual principal amounts ranging from $0.5 million to $1.55 million during each of the first seven years and $141.6 million during the eighth year.

    In addition, the Credit Agreement includes a revolving loan and an acquisition loan commitment of $75 million and $25 million, respectively. Amounts outstanding at December 31, 2000 under the revolving loan and acquisition loan were $33 million and $25 million, respectively, and outstanding borrowings at December 31, 2001 were $23 million and $21 million, respectively. All remaining outstanding borrowings under the acquisition loan and the revolving loan are due on May 22, 2002 and May 22, 2003, respectively.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

5. LONG-TERM DEBT (CONTINUED)

    Borrowings under the revolving loan commitment are subject to a borrowing-base calculation based on the Subsidiary's accounts receivable and inventory levels. At December 31, 2001, $29 million was available for additional borrowings under the revolving loan commitment, net of $1.35 million in an outstanding letter of credit.

    Borrowings under the Credit Agreement bear interest at variable rates tied to, at the Subsidiary's option, LIBOR or base rates of interest (weighted average interest rate at December 31, 2001 is 5.03 percent), and such interest is payable quarterly. Additionally, performance-based reductions of interest are available on the three term loan tranches, the acquisition loan, and the revolving loan subject to measures of leverage.

    The indebtedness outstanding on the Credit Agreement is guaranteed by the Company and the Subsidiary's subsidiaries and is secured by the capital stock of the Subsidiary. Since the Company has no independent operations and no subsidiaries other than the Subsidiary, these financial statements do not include condensed consolidating financial information. Additionally, the indebtedness is secured by substantially all existing and after-acquired personal property and assets of the Subsidiary, including the capital stock of its subsidiaries.

    The Credit Agreement contains financial and other restrictive covenants, including fixed charge and interest coverage ratios, a minimum level of earnings before interest, taxes, depreciation, and amortization (EBITDA), limits on the amount of dividends that can be paid, maximum capital expenditure levels, and maximum leverage ratios. In addition, the Subsidiary is subject to mandatory prepayments of the term portion of the Credit Agreement to the extent that EBITDA exceeds certain threshold amounts measured on an annual basis.

SENIOR SUBORDINATED NOTES

    On May 22, 1997, the Subsidiary issued $100 million of 10.375 percent senior subordinated notes due at maturity in 2007.

    The notes pay interest semiannually in arrears on May 15 and November 15 and are a general unsecured obligation of the Subsidiary, guaranteed by the Company and the subsidiaries of the Subsidiary, and subordinated to all current and future senior debt, including borrowings under the Credit Agreement.

    Under the senior subordinated notes indenture, the Subsidiary is subject to certain covenants that, among other things, limit the ability of the Subsidiary to pay dividends, incur additional indebtedness, and sell assets.

    The subordinated notes indenture required the Company to file a registration statement with the Securities and Exchange Commission within 365 days of the issuance date or pay liquidated damages. The Company did not file a registration statement and as a result has been paying liquidated damages at an annual rate of 0.5 percent since May 22, 1998. The effective interest rate is
10.875 percent including this liquidated damages component.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

5. LONG-TERM DEBT (CONTINUED)
SUBORDINATED EXCHANGE DEBENTURES/REDEEMABLE PREFERRED STOCK/WARRANTS

    On May 22, 1997, the Company issued redeemable preferred stock due in 2009 and detachable warrants for $25 million. The total proceeds received were allocated between the preferred stock and the warrants based on an estimate of each security's fair value at the date of issuance. The preferred stock accreted dividends at an annual rate of 13.5 percent until it was exchanged on November 16, 1998 for subordinated exchange debentures due in 2009. The subordinated exchange debentures accrue interest at a rate of 13.5 percent. Interest is currently not paid in cash but accretes to and increases the principal amount of each debenture. Beginning on May 22, 2002, interest will be required to be paid in cash, subject to restrictions defined in the Credit Agreement and conditions provided in the subordinated exchange debentures indenture. The debentures cannot be redeemed by the Company until May 15, 2002 unless they are redeemed in conjunction with an initial public offering of the Company's stock or redemption is requested by the debenture holders upon the occurrence of a change in control of the ownership of the Company.

    A total of 5,000,000 detachable warrants was issued in conjunction with the issuance of the preferred shares. The warrants entitle the holder to purchase common shares of the Company at a price of $0.01 per share. The warrants expire after ten years and can be exercised at any time. The fair value assigned to warrants of $4,495,000 is reflected in the stockholders' equity section of the consolidated balance sheets.

    Principal maturities of long-term debt for the next four years are:

2002........................................................  $29,236,000
2003........................................................   49,815,000
2004........................................................   93,295,000
2005........................................................   69,209,000

    At December 31, 2001, the fair value of the senior subordinated notes and senior secured credit agreement--term loans was approximately $94.0 million and $192.0 million, respectively, based on quoted market prices. The redemption value of the subordinated exchange debentures at December 31, 2001 was $45.8 million. The fair value of the Company's remaining debt approximates its carrying value, based upon the Company's current incremental borrowing rates for similar types of borrowing arrangements. Total interest paid on all debt was $30,522,175 in 1999, $35,089,553 in 2000, and $30,346,820 in 2001.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

6.  INCOME TAXES

    The reconciliation of income tax expense at the U.S. federal statutory tax rates to the effective income tax rates is as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                    ------------------------------------
                                                      1999          2000          2001
                                                    --------      --------      --------
Expected statutory rate...........................    35.00 %       35.00 %       35.00 %
Nondeductible goodwill............................   (41.04)%      (35.87)%      (28.00)%
Accretion on subordinated exchange debentures.....    (1.91)%       (1.57)%       (1.20)%
State income tax and other........................    (3.87)%       10.40 %        5.22 %
                                                     ------        ------        ------
Effective tax rate................................   (11.82)%        7.96 %       11.02 %
                                                     ======        ======        ======

    The components of the income tax provision charged to operations follow:

                                            1999          2000          2001
                                         -----------   -----------   -----------
Current:
  U.S. federal.........................  $ 6,375,465   $ 6,050,239   $ 4,878,105
  State and other......................      680,933       500,471       554,983
                                         -----------   -----------   -----------
                                         $ 7,056,398   $ 6,550,710   $ 5,433,088
                                         ===========   ===========   ===========
Deferred:
  U.S. federal.........................  $(5,602,579)  $(6,698,040)  $(6,016,771)
  State and other......................     (598,385)     (554,056)     (684,531)
                                         -----------   -----------   -----------
                                         $(6,200,964)  $(7,252,096)  $(6,701,302)
                                         ===========   ===========   ===========

    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2000           2001
                                                              ------------   ------------
Deferred tax assets:
  Goodwill/impairment charge................................  $  5,902,349   $  5,491,560
  Interest on subordinated exchange debentures..............     3,609,048      5,684,407
  Vacation accrual..........................................     1,285,732      1,149,718
  Other.....................................................       811,748        805,674
                                                              ------------   ------------
Total deferred tax assets...................................    11,608,877     13,131,359

Deferred tax liabilities:
  Property, plant, and equipment............................    26,325,600     20,774,125
  Inventory.................................................     2,763,232      3,116,974
  Other.....................................................        39,026         57,935
                                                              ------------   ------------
  Total deferred tax liabilities............................    29,127,857     23,949,034
                                                              ------------   ------------
Net deferred tax liabilities................................  $(17,518,980)  $(10,817,675)
                                                              ============   ============

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

6.  INCOME TAXES (CONTINUED)
    Income taxes of, $7,991,832, $8,489,766, and $9,433,947 were paid in 1999,
2000, and 2001, respectively.

7.  PENSION AND PROFIT SHARING PLANS

    Effective January 1, 1999, the Company merged six defined contribution pension and profit sharing plans which it had sponsored into one defined contribution pension and profit sharing plan. The Company contributed a total of, $4,175,213 in 1999, $4,385,292 in 2000, and $4,343,222 in 2001 to all
defined contribution pension and profit sharing plans.

8.  EMPLOYEE STOCK OPTION PLAN

    During 1997, the Company authorized a stock option plan to grant options to management personnel for up to 6,000,000 shares of the Company's common stock. Certain options granted under the plan vest ratably over a five-year period, while other options have an accelerated vesting feature in which vesting occurs ratably over a five-year period only if certain performance targets are met. If performance targets are not met, those options automatically vest nine years and 11 months from the date of grant. Vested options may be exercised up to ten years from the date of grant.

    Information related to the Company's stock option plan is presented below.

                                                   1999                   2000                   2001
                                           --------------------   --------------------   --------------------
                                                       WEIGHTED               WEIGHTED               WEIGHTED
                                                       AVERAGE                AVERAGE                AVERAGE
                                           NUMBER OF   EXERCISE   NUMBER OF   EXERCISE   NUMBER OF   EXERCISE
                                            OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                                           ---------   --------   ---------   --------   ---------   --------
Outstanding at beginning of year.........  5,525,000   $  1.17    5,600,000    $1.18     5,525,000    $1.19
Forfeited................................         --        --      375,000     2.12       400,000     1.27
Granted..................................     75,000      2.25      300,000     2.25       150,000     2.25
                                           ---------   -------    ---------    -----     ---------    -----
Outstanding at end of year...............  5,600,000   $  1.18    5,525,000    $1.19     5,275,000    $1.20
                                           =========   =======    =========    =====     =========    =====
Exercisable at end of year...............  2,218,030   $  1.11    3,378,815    $1.10     3,887,685    $1.12
                                           =========   =======    =========    =====     =========    =====
Reserved for future option grants........    400,000                475,000                725,000
                                           =========              =========              =========

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the minimum value method. Under this method, the expected volatility of the Company's common stock is not estimated, as there is no market for the Company's common stock in which to monitor stock price volatility. The calculation of the fair value of the options granted in 1999, 2000, and 2001 assumes a risk-free interest rate of 5.25, 5.50, and 5.00 percent, respectively, an assumed dividend yield of zero, and an expected life of the options of five years. The weighted average fair value of options granted during 1999, 2000, and 2001 was $0.52, $0.54, and $0.50 per share, respectively. The weighted average remaining contractual life of options is 5.75 years. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' estimated vesting period.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

8.  EMPLOYEE STOCK OPTION PLAN (CONTINUED)
    Option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. Based on the above assumptions, the Company's pro forma net income and earnings per share incorporating this amortization would not have been materially different from reported amounts during 1999, 2000, and 2001.

    In 2001, the Company modified certain terms under option agreements with one of its officers. Under APB No. 25, as modified by FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, the Company would be required to remeasure the intrinsic value of these modified option agreements should it become probable that the related employee will benefit from the modified terms for vested options as of that date. This remeasurement, if required, could result in a significant noncash compensation expense in the future.

9.  EARNINGS PER SHARE

    The following table sets forth the computation of basic and diluted loss per share:

                                                                YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                           1999          2000           2001
                                                        -----------   -----------   ------------
Numerator for basic and diluted earnings per
  share--loss allocable to common stockholders........  $(8,095,076)  $(8,111,134)  $(10,243,979)
                                                        ===========   ===========   ============
Denominator for basic and diluted loss per
  share--weighted average shares......................   51,594,444    51,594,444     51,579,444
                                                        ===========   ===========   ============
Basic and diluted loss per share......................  $     (0.16)  $     (0.16)  $      (0.20)
                                                        ===========   ===========   ============

10.  RELATED PARTY TRANSACTIONS


    The Company paid consulting fees to Credit Suisse First Boston Corporation (Credit Suisse) (or its predecessor), an affiliate of a stockholder in the Company, of approximately $0.25 million in 1999, 2000, and 2001. As part of the financing activity disclosed in Note 11, the Company paid consulting fees associated with formulation of financial strategies to Credit Suisse, of approximately $1,000,000. In addition, the Company paid underwriting fees associated with the 2009 Senior Notes and New Credit Agreement to Credit Suisse of approximately $8,200,000. The Company believes the compensation received by CSFB in these transactions was no less favorable to us than could have been obtained by independent third parties.


11.  SUBSEQUENT EVENT

    On February 25, 2002, the Company merged Von Hoffmann Graphics, Inc. into Von Hoffmann Press, Inc. and renamed the entity Von Hoffmann Corporation. Prior to this merger, the former Von Hoffmann Corporation changed its name to Von Hoffmann Holdings, Inc.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

11.  SUBSEQUENT EVENT (CONTINUED)
    In March 26, 2002, the Subsidiary entered into a Senior Secured Credit Agreement (New Credit Agreement), which provides $90.0 million on a revolving basis. The facility is secured by accounts receivable, inventory, and property, plant, and equipment. At the Company's one-time option, the available borrowing base may be increased to provide for borrowings of up to $100.0 million, subject to finding lenders to provide such increase. The New Credit Agreement expires November 15, 2006.

    In addition, on March 26, 2002, the Subsidiary completed financing arrangements on $215.0 million Senior Notes, due March 15, 2009 (March 15, 2009 Senior Notes) at an interest rate of 10.25 percent. The proceeds from the March 15, 2009 Senior Notes and the New Credit Agreement were used to pay off all outstanding balances under the Credit Agreement. The extinguishment of the Credit Agreement will result in the Company recording an extraordinary loss, consisting of unamortized deferred debt issuance costs, of approximately
$2.0 million, net of taxes, in the first quarter of 2002.


    On June 21, 2002, the Company and Uhlenhop amended his employment agreement and at which time the Company paid Uhlenhop a one-time cash payment on an after tax basis of $1.0 million, which resulted in the Company recording an expense in June 2002 of approximately $1.8 million.


12.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                            QUARTER
                            -----------------------------------------------------------------------
2000                           FIRST          SECOND         THIRD         FOURTH          YEAR
----                        ------------   ------------   ------------   -----------   ------------
Net sales.................  $101,785,173   $120,263,666   $125,698,775   $95,675,317   $443,422,931
Gross profit..............    16,493,232     20,426,184     20,486,933    11,850,983     69,257,332
Net loss..................    (2,439,959)      (992,932)       (77,089)   (4,601,154)    (8,111,134)
Basic and diluted loss per
  share...................         (0.05)         (0.02)            --         (0.09)         (0.16)

                                                            QUARTER
                            -----------------------------------------------------------------------
2001                           FIRST          SECOND         THIRD         FOURTH          YEAR
----                        ------------   ------------   ------------   -----------   ------------
Net sales.................  $112,852,034   $113,889,206   $107,451,937   $72,903,225   $407,096,402
Gross profit..............    16,677,865     20,496,269     15,844,935     7,159,773     60,178,842
Net loss..................    (2,757,608)       (63,354)    (2,099,744)   (5,323,273)   (10,243,979)
Basic and diluted loss per
  share...................         (0.05)            --          (0.04)        (0.10)         (0.20)

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,
                                                                  2001        MARCH 31, 2002
                                                              -------------   --------------
                                                                               (UNAUDITED)
                                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  18,319,923   $  28,801,959
  Trade accounts receivable, less allowance for doubtful
    accounts of $563,957 at December 31, 2001 and $475,084
    at March 31, 2002.......................................     46,750,791      47,851,227
  Inventories...............................................     23,261,846      32,083,846
  Income taxes refundable...................................      2,456,573       2,056,632
  Prepaid expenses..........................................        595,951         688,488
                                                              -------------   -------------
Total current assets........................................     91,385,084     111,482,152

Deferred debt issuance cost, net of accumulated amortization of $7,441,351 at December 31, 2001 and $1,726,611 at March
  31, 2002..................................................      5,467,105      11,269,877

Property, plant, and equipment:
  Buildings and improvements................................     46,467,711      46,841,215
  Machinery and equipment...................................    221,004,588     221,220,217
  Transportation equipment..................................      2,815,781       3,141,347
  Furniture and fixtures....................................      9,853,461       9,842,840
                                                              -------------   -------------
                                                                280,141,541     281,045,619
  Allowance for depreciation and amortization...............   (138,471,747)   (146,869,964)
                                                              -------------   -------------
                                                                141,669,794     134,175,655
  Installation in process...................................      1,912,618       5,623,512
  Land......................................................      4,894,397       4,894,397
                                                              -------------   -------------
                                                                148,476,809     144,693,564
Goodwill, net of accumulated amortization of $38,805,103 at
  December 31, 2001 and March 31, 2002......................    183,200,984     185,682,750
Covenant not to compete, net of accumulated amortization of
  $781,819 at December 31, 2001 and $836,364 at March 31,
  2002......................................................        218,181         163,636
                                                              -------------   -------------
                                                              $ 428,748,163   $ 453,291,979
                                                              =============   =============

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                                                              DECEMBER 31,
                                                                  2001        MARCH 31, 2002
                                                              -------------   --------------
                                                                               (UNAUDITED)
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and estimated expenses.............  $  14,099,591   $  23,789,466
  Salaries and wages........................................      9,257,062       6,989,463
  Taxes, other than income taxes............................        681,215         878,813
  Current portion of long-term debt.........................     29,235,592              --
  Deferred income taxes.....................................      1,161,582       1,431,884
                                                              -------------   -------------
Total current liabilities...................................     54,435,042      33,089,626

Long-term liabilities and reserves:
  Reserve for product warranty..............................        350,000         350,000
  Deferred income taxes.....................................      9,656,093       7,597,892
  Senior secured credit agreement--revolving loan...........     23,000,000      27,000,000
  Senior secured credit agreement--term loans...............    189,319,331              --
  Senior notes..............................................             --     215,000,000
  Senior subordinated notes.................................    100,000,000     100,000,000
  Subordinated exchange debentures..........................     43,016,132      44,629,127
                                                              -------------   -------------
                                                                365,341,556     394,577,019

Stockholders' equity:
  Common stock; $0.01 par value per share; shares authorized are 100,000,000 at December 31, 2001 and 150,000,000 at
    March 31, 2002..........................................        515,944         715,944
  Additional paid-in capital................................     59,980,698      82,262,464
  Accumulated deficit.......................................    (49,943,911)    (55,737,138)
  Treasury stock; at cost, 60,000 shares....................        (90,000)        (90,000)
  Notes receivable from the sale of stock and accrued
    interest................................................     (1,491,166)     (1,525,936)
                                                              -------------   -------------
Total stockholders' equity..................................      8,971,565      25,625,334
                                                              -------------   -------------
                                                              $ 428,748,163   $ 453,291,979
                                                              =============   =============

                See notes to consolidated financial statements.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------
                                                                  2001            2002
                                                              -------------   ------------
Net sales...................................................  $112,852,034    $82,666,127
Cost of products and services...............................    96,174,169     73,297,540
                                                              ------------    -----------
Gross profit................................................    16,677,865      9,368,587

Operating expenses:
  Selling and administrative expenses.......................     8,616,302      5,852,006
  Noncompete and special consulting expenses................       121,328      1,241,675
                                                              ------------    -----------
                                                                 8,737,630      7,093,681
                                                              ------------    -----------
Income from operations......................................     7,940,235      2,274,906

Interest income.............................................        71,701         50,246
Loss on disposal of depreciable assets......................       (64,212)      (495,837)
Interest expense--subsidiary................................    (9,535,273)    (6,394,281)
Interest expense--subordinate exchange debentures...........    (1,426,927)    (1,612,995)
                                                              ------------    -----------
                                                               (10,954,711)    (8,452,867)
                                                              ------------    -----------
Loss before extraordinary item and income taxes.............    (3,014,476)    (6,177,961)

Income tax (benefit) provision:
  Current...................................................     1,352,986       (565,363)
  Deferred..................................................    (1,609,854)    (1,787,899)
                                                              ------------    -----------
                                                                  (256,838)    (2,353,262)
                                                              ------------    -----------
Loss before extraordinary item..............................    (2,757,608)    (3,824,699)
Extraordinary item--loss on extinguishment of debt, net of
  tax benefit of $1,156,120.................................             -     (1,968,528)
                                                              ------------    -----------
Net loss....................................................  $ (2,757,608)   $(5,793,227)
                                                              ============    ===========
Basic and diluted loss per common share:
  Loss before extraordinary item............................  $      (0.05)   $     (0.07)
  Extraordinary item........................................             -    $     (0.04)
                                                              ------------    -----------
  Net loss..................................................  $      (0.05)   $     (0.11)
                                                              ============    ===========
Average number of shares outstanding--basic and diluted.....    51,594,444     52,633,245
                                                              ============    ===========

                See notes to consolidated financial statements.

\

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31,
                                                              -----------------------------
                                                                  2001            2002
                                                              ------------   --------------
OPERATING ACTIVITIES
Net loss....................................................  $(2,757,608)   $  (5,793,227)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
    Depreciation............................................    9,135,700        9,592,329
    Amortization of intangibles.............................    2,322,308           54,545
    Amortization of debt issuance costs.....................      496,771        3,621,419
    Loss on sale of equipment...............................       64,212          495,837
    Provision for deferred income taxes.....................   (1,609,854)      (1,787,899)
    Accrued interest on subordinated exchange debentures....    1,426,927        1,612,995
    Accrued interest on notes from the sale of stock........      (32,693)         (34,770)
    Changes in operating assets and liabilities:
      Trade accounts receivable.............................   (6,373,763)      (1,100,436)
      Inventories...........................................   (7,274,295)      (8,822,000)
      Income taxes refundable...............................    4,551,092          399,941
      Prepaid expenses......................................     (106,350)         (92,537)
      Trade accounts payable and estimated expenses.........    7,885,589        9,689,875
      Salaries and wages....................................      484,362       (2,267,599)
      Taxes, other than income taxes........................       49,351          197,598
                                                              -----------    -------------
Net cash provided by operating activities...................    8,261,749        5,766,071

INVESTING ACTIVITIES
Purchases of property, plant, and equipment.................  (12,067,853)      (6,395,881)
Proceeds from sale of equipment.............................       63,265           90,960
                                                              -----------    -------------
Net cash used in investing activities.......................  (12,004,588)      (6,304,921)

FINANCING ACTIVITIES
Payments of debt issuance costs.............................      (13,563)      (9,424,191)
Net (payments) borrowings--revolving loan...................    7,000,000        4,000,000
Net (payments) borrowings--acquisition loan.................           --      (21,000,000)
Payments on senior secured debt--term loans.................   (3,353,458)    (197,554,923)
Proceeds from issuance of senior notes......................           --      215,000,000
Issuance of common stock....................................           --       20,000,000
                                                              -----------    -------------
Net cash provided by financing activities...................    3,632,979       11,020,886
                                                              -----------    -------------
Net increase (decrease) in cash and cash equivalents........     (109,860)      10,482,036
Cash and cash equivalents at beginning of period............    5,685,655       18,319,923
                                                              -----------    -------------
Cash and cash equivalents at end of period..................  $ 5,575,795    $  28,801,959
                                                              ===========    =============

                See notes to consolidated financial statements.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying consolidated financial statements of Von Hoffmann
Holdings Inc. (formerly known as Von Hoffmann Corporation) (the Company) have been prepared in accordance with instructions to Form 10-Q and reflect all adjustments which management believes necessary (which include only normal recurring accruals and the effect on LIFO inventory valuations of estimated inflationary cost increases and year-end inventory levels) to present fairly the results of operations. These statements, however, do not include all information and footnotes necessary for a complete presentation of the Company's financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States.

    Diluted earnings per share for the three months ended March 31, 2002 does not include 4,950,000 common stock equivalents because they were anti-dilutive.

    The Company's business is subject to seasonal influences, therefore, interim results may not necessarily be indicative of results which may be expected for any other interim period or for the year as a whole.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Von Hoffmann Corporation (formerly known as Von Hoffmann Press, Inc.) (the Subsidiary), and its wholly owned subsidiaries: Von Hoffmann Graphics, Inc., H&S Graphics, Inc., Preface, Inc., One Thousand Realty and Investment Company, and Precision Offset Printing Company, Inc. Effective February 25, 2002, Von Hoffmann Graphics, Inc. was merged into the Subsidiary. Intercompany accounts and transactions have been eliminated.

2. RECAPITALIZATION RESTATED TO A PURCHASE

    Effective May 22, 1997, a leveraged recapitalization of the Company took place (Recapitalization) pursuant to which:

    (1) The Company executed a credit agreement with a syndicate of financial institutions representing the senior secured credit facility (the Credit Agreement) in an aggregate amount of $200 million. Initial proceeds under the senior secured credit facility were $125 million.

    (2) The Company issued $100 million of senior subordinated notes.

    (3) In exchange for $67.1 million, DLJ Merchant Banking Partners II acquired approximately 84% of the new common stock of the Company, redeemable preferred stock, and warrants to purchase additional shares of new common stock in the Company. On November 16, 1998, the preferred stock was converted into 13.5 percent subordinated exchange debentures at the then accreted value of $30.4 million.

    (4) The Company redeemed/exchanged the former common stock of the Company owned by ZS VH L.P. (ZS) for (a) cash of $288.8 million and (b) 10% of the new common stock of the Company.

    (5) The Company exchanged the former common stock of the Company owned by Robert A. Uhlenhop (Uhlenhop), the Company's former president and chief executive officer, for

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

2. RECAPITALIZATION RESTATED TO A PURCHASE (CONTINUED) approximately 2.5% of the new common stock of the Company. In exchange for $0.3 million in cash and $0.5 million of notes receivable, Uhlenhop acquired an additional 1.5% of the new common stock in the Company.

    (6) In exchange for $0.4 million in cash and $0.4 million of notes receivable, certain other management personnel acquired the remaining 2.0% of the new common stock in the Company.

    (7) Costs incurred by the Company related to the recapitalization were approximately $5.9 million and were expensed in the predecessor financial statements.


    Through June 20, 2002, the Company accounted for the May 22, 1997 Recapitalization transaction using the historical basis of the Company's existing assets and liabilities (i.e., "recapitalization accounting") because there was substantive continuing voting ownership by ZS. Because of the events described below and the rules in SEC Staff Accounting Bulletin 54 ("SAB 54"), the Company was required to retroactively pushdown the new owners' basis to the Company's separate financial statements--as if it were a new entity as of May 22, 1997.


    During 2002, the Company had the following equity transactions:

    - On March 26, 2002, the Company issued 20 million shares of its common stock to its majority shareholder for $20 million in cash.


    - On June 21, 2002, the Company purchased all of the 5 million common shares owned by ZS for $5.0 million in cash.



    - On June 21, 2002, the Company purchased all of the 2 million common shares owned by Uhlenhop for $2.0 million, consisting of approximately
      $1.2 million in cash and settlement of a note receivable of approximately $0.8 million.


    As a result of these transactions, the majority owner of the Company and affiliates owned approximately 96% of the Company's common stock. In accordance with SAB 54, recapitalization accounting could no longer be used and the new owners' "purchase accounting" basis had to be pushed-down to the Company's financial statements as if it had occurred May 22, 1997. The accompanying financial statements reflect this retroactive application and, accordingly, the 2002 and 2001 balances have been restated from their recapitalization accounting presentation in past financial statements issued by the Company.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

2. RECAPITALIZATION RESTATED TO A PURCHASE (CONTINUED)
    Pushing-down the purchase accounting for the May 22, 1997 partial purchase by the new owners' and the March 26, 2002 purchase by the majority owner resulted in the following adjustments as of December 31, 2001 and March 31, 2002 and for the three months ended March 31, 2001 and 2002:

                                                       DECEMBER 31, 2001                MARCH 31, 2002
                                                  ----------------------------   ----------------------------
                                                   PREVIOUSLY       RESTATED      PREVIOUSLY       RESTATED
                                                    REPORTED        BALANCE        REPORTED        BALANCE
                                                  -------------   ------------   -------------   ------------
BALANCE SHEETS:
Inventories.....................................  $  15,789,157   $ 23,261,846   $  24,611,157   $ 32,083,846
Property, plant and equipment, net..............    137,709,574    148,476,809     137,355,114    144,693,564
Goodwill, net...................................     39,267,433    183,200,984      39,267,433    185,682,750
Net deferred income tax liablity................      5,904,945     10,817,675       5,332,388      9,029,776
Total stockholders' equity (deficit)............   (146,550,783)     8,971,565    (130,218,644)    25,625,334

                                                              THREE MONTHS ENDED MARCH 31,
                                                  -----------------------------------------------------
                                                            2001                        2002
                                                  -------------------------   -------------------------
                                                  PREVIOUSLY     RESTATED     PREVIOUSLY     RESTATED
                                                   REPORTED       BALANCE      REPORTED       BALANCE
                                                  -----------   -----------   -----------   -----------
STATEMENTS OF OPERATIONS:
Cost of products and services...................  $92,799,452   $96,174,169   $70,083,439   $73,297,540
Selling and administrative expenses.............    6,639,215     8,616,302     5,665,233     5,852,006
Loss on disposal of depreciable assets..........      (64,212)      (64,212)     (467,924)     (495,837)
Income tax provision (benefit)..................    1,002,763      (256,838)   (1,084,611)   (2,353,262)
Net income (loss) before extraordinary item.....    1,149,620    (2,757,608)   (1,664,563)   (3,824,699)
Net income (loss)...............................    1,149,620    (2,757,608)   (3,633,091)   (5,793,227)
  Basic and diluted earnings (loss) per share:
  Earnings (loss) before extraordinary item.....  $      0.02   $     (0.05)  $     (0.03)  $     (0.07)
  Extraordinary item............................            -             -         (0.04)        (0.04)
  Net income (loss).............................  $      0.02   $     (0.05)  $     (0.07)  $     (0.11)


    The March 26, 2002 acquisition by the majority owner of the newly issued shares and the June 21, 2002 acquisitions by the Company of all common shares held by ZS and Uhlenhop resulted in additional purchase accounting basis being pushed-down to the Company. Such pushdown resulted in an additional goodwill of approximately $6.0 million being recorded by the Company in 2002, of which approximately $2.5 million was recorded in March 2002.


3. INVENTORIES

    Inventories are priced at cost using the last-in, first-out (LIFO) method that does not exceed market, for the year-end period reported. The Company does not anticipate a material adjustment to the year-end LIFO reserve and thus, no quarterly LIFO adjustment has been made.

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

3. INVENTORIES (CONTINUED)
    Inventories are comprised of the following amounts:

                                                 DECEMBER 31, 2001   MARCH 31, 2002
                                                 -----------------   --------------
Raw materials..................................     $18,504,261       $21,439,952
Work in process................................       6,549,530        12,435,839
                                                    -----------       -----------
                                                     25,053,791        33,875,791
Less LIFO reserve..............................       1,791,945         1,791,945
                                                    -----------       -----------
                                                    $23,261,846       $32,083,846
                                                    ===========       ===========

4. RESTRUCTURING CHARGE

    During the second and third quarters of 2001, the Company closed the sheet-fed printing, stripping, and platemaking operations of its St. Louis, Missouri manufacturing location. The majority of these operations were transferred to the Owensville, Missouri manufacturing location of Von Hoffmann Graphics, Inc. Additionally, the Company reduced the workforce within the St. Louis, Missouri manufacturing location of the Subsidiary. Lastly, the Company closed the Owensville, Missouri manufacturing location of the Subsidiary. These operations and certain related assets were consolidated into the Jefferson City, Missouri manufacturing locations of the Subsidiary. As a result of these restructurings, the Company recorded total restructuring expenses of approximately $1,476,000 consisting mainly of employee severance and equipment relocation costs in 2001. The Company utilized approximately $1,370,000 in 2001 and $106,000 in the first quarter of 2002. The Company has no remaining liability associated with the restructuring.

5. LONG TERM DEBT

    On March 26, 2002, the Subsidiary entered into a Senior Secured Credit Agreement (New Credit Agreement) that includes a revolving loan commitment of $90 million. The New Credit Agreement is secured by accounts receivable, inventory as well as property, plant and equipment. At the Company's one-time option, the available borrowing base may be increased to provide borrowings of up to $100 million, subject to finding lenders to provide such increase. The New Credit Agreement expires November 15, 2006.

    In addition, on March 26, 2002, the Subsidiary issued $215 million Senior Notes, due March 15, 2009 (2009 Senior Notes) at an interest rate of
10.25 percent. The proceeds from the New Credit Agreement and the 2009 Senior Notes were used to pay off all outstanding balances under the previous credit agreement.

    As a result of the extinguishment of the previous credit agreement, the Company recognized an extraordinary loss of approximately $1,968,528, net of tax benefit of $1,156,120. The entire loss represents the write-off of deferred debt issuance costs associated with the previous credit agreement.

6. ACCOUNTING CHANGES


    Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS
No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires business combinations initiated after June 30, 2001, to be accounted for

                  VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

6. ACCOUNTING CHANGES (CONTINUED)
using the purchase method. SFAS No. 141 also further clarifies the criteria for recognition of intangible assets separately from goodwill. The adoption of this standard did not have any effect on the Company's accounting for prior business acquisitions.

    Under SFAS No. 142 goodwill is no longer amortized, but is subject to annual impairment tests. Accordingly, as of January 1, 2002, the Company no longer amortizes goodwill and will perform a transitional impairment test of its existing goodwill by June 30, 2002 and annual impairment tests thereafter. The Company does not expect any impairment of goodwill in connection with the initial transitional impairment test. If goodwill amortization was not recorded in the first quarter of fiscal 2001, first quarter fiscal 2001 adjusted net loss and basic and diluted adjusted loss per share would have been approximately $522,932 and $0.01 per share, respectively.

7. RELATED PARTY TRANSACTION


    As part of the financing activity in 2002 discussed in Note 5, the Company paid consulting fees associated with formulation of financial strategies, as recorded in non-compete and special consulting expenses for the period ended March 31, 2002, to Credit Suisse First Boston Corporation (Credit Suisse), an affiliate of the majority stockholder of the Company, of approximately $1,000,000. In addition, the Company paid underwriting fees associated with the 2009 Senior Notes and New Credit Agreement, as reflected in deferred debt issuance cost at March 31, 2002, to Credit Suisse of approximately $8,200,000. The Company believes the compensation received by CSFB in these transactions was no less favorable to us than could have been obtained from independent third parties.


8. SUBSEQUENT EVENT


    On June 21, 2002, the Company and Uhlenhop amended his employment agreement and at which time the Company paid Uhlenhop a one-time cash payment on an after tax basis of $1.0 million, which resulted in the Company recording an expense in June 2002 of approximately $1.8 million.

                                     [LOGO]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              [ALTERNATE FRONT COVER FOR MARKET-MAKING PROSPECTUS]


                  SUBJECT TO COMPLETION, DATED AUGUST   , 2002


PROSPECTUS
                            VON HOFFMANN CORPORATION
                   $215,000,000 10 1/4% SENIOR NOTES DUE 2009
                                      AND
            $100,000,000 10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                                      AND
                           VON HOFFMANN HOLDINGS INC.

         $48,056,397 13 1/2% SUBORDINATED EXCHANGE DEBENTURES DUE 2009
                            ------------------------

    The Company:


    - We manufacture four-color case-bound and soft-cover educational textbooks in the United States.


    The 2009 notes and related guarantees:

    - Maturity: March 15, 2009.

    - Interest Payment: February 15 and August 15 of each year, beginning August 15, 2002.

    - Optional Redemption: Von Hoffmann may redeem the 2009 notes at any time prior to March 15, 2005, in whole or in part, upon notice to the holders, at a redemption price equal to the amount as calculated in accordance with the first paragraph under "Description of the Registered
      Securities--10 1/4% Senior Notes due 2009--Optional Redemption."

      Von Hoffmann may redeem the 2009 notes at any time on or after March 15, 2005, in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

      In addition, on or before March 15, 2005, Von Hoffmann may redeem up to 35% of the aggregate principal amount of 2009 notes issued under the 2009 notes indenture with the proceeds of certain equity offerings. Von Hoffmann may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the 2009 notes indenture remains outstanding.

    - Ranking: The registered 2009 notes and the related guarantees will rank:

       - equal in right of payment to all of Von Hoffmann's and the guarantors' existing and future senior indebtedness;

       - senior in right of payment to Von Hoffmann's and the guarantors' existing and future subordinated indebtedness; and

       - effectively junior to Von Hoffmann's and the guarantors' secured indebtedness, including any borrowings under our revolving credit facility.

    The 2007 notes and related guarantees:

    - Maturity: May 15, 2007.

    - Interest Payment: May 15 and November 15 each year.

    - Optional Redemption: Von Hoffmann may redeem the 2007 notes at any time on or after May 15, 2002, in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

    - Ranking: The registered 2007 notes and the related guarantees will rank:

       - junior in right of payment to all of Von Hoffmann's and the guarantors' existing and future senior indebtedness; and

       - equal in right of payment to Von Hoffmann's and the guarantors' existing and future senior subordinated indebtedness.

    The 2009 Holdings debentures:

    - Maturity: May 15, 2009.

    - Interest Payment: May 15 and November 15 each year.

    - Optional Redemption: Holdings may redeem the 2009 Holdings debentures at any time on or after May 15, 2002, in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

    - Ranking: The registered 2009 Holdings debentures will rank junior in right of payment to all of Holdings' existing and future senior indebtedness.
                            ------------------------

     CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE       OF THIS
                                  PROSPECTUS.
                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    This prospectus will be used by Credit Suisse First Boston Corporation in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices. There is currently no public market for the securities. We do not intend to list the securities on any securities exchange. Credit Suisse First Boston Corporation has advised us that it is currently making a market in the securities; however, it is not obligated to do so and may stop at any time. Credit Suisse First Boston Corporation may act as principal or agent in any such transaction. We will not receive the proceeds of the sale of the securities but will bear the expenses of registration.

                            ------------------------

                     Credit Suisse First Boston Corporation

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS       , 2002

                            [ALTERNATE SECTIONS FOR
                    CREDIT SUISSE FIRST BOSTON CORPORATION]

THERE IS NO EXISTING TRADING MARKET FOR THE SECURITIES.

    There is no established market for the registered securities. We cannot assure you with respect to:

    - the liquidity of any market for the registered securities that may develop;

    - your ability to sell registered securities; or

    - the price at which you will be able to sell the registered securities.

    If a public market were to exist, the registered securities could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities, and our financial performance. Although it is not obligated to do so, Credit Suisse First Boston Corporation has advised us that it intends to make a market in the registered securities. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of Credit Suisse First Boston Corporation. No assurance can be given as to the liquidity of or the trading market for the registered securities.

                              PLAN OF DISTRIBUTION

    This prospectus is to be used by Credit Suisse First Boston Corporation in connection with the offers and sales of the new securities in market-making transactions effected from time to time. Credit Suisse First Boston Corporation may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.


    DLJ Merchant Banking Partners, an affiliate of Credit Suisse First Boston Corporation, beneficially own approximately 96.3% of the common stock of Holdings. Thompson Dean, James A. Quella and David F. Burgstahler, who are the Managing Partner, a Managing Director and a principal of DLJ Merchant Banking, respectively, are members of the boards of directors of Holdings and Von Hoffman. Further, Credit Suisse First Boston Corporation acted as syndication agent in connection with the revolving credit facility for which it received certain customary fees and expenses. Credit Suisse First Boston Corporation has, from time to time, provided investment banking and other financial advisory services to Holdings in the past for which it has received customary compensation, and will provide such services and financial advisory services to Holdings in the future. In addition, Credit Suisse First Boston Corporation acted as initial purchaser in connection with the initial sale of the 2009 notes and the 2007 notes. See "Certain Relationships and Related Transactions."


    Credit Suisse First Boston Corporation has informed us that it does not intend to confirm sales of the new securities to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

    We have been advised by Credit Suisse First Boston Corporation that, subject to applicable laws and regulations, Credit Suisse First Boston Corporation currently intends to make a market in the new securities following completion of the exchange offer. However, Credit Suisse First Boston Corporation is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--There may be no active trading market for the registered securities."

                   [BACK COVER FOR MARKET-MAKING PROSPECTUS]

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Forward-Looking Statements..................................
Prospectus Summary..........................................
Risk Factors................................................
Capitalization..............................................
Selected Consolidated Financial Data........................
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................
Business....................................................
Management..................................................
Executive Compensation......................................
Security Ownership of Certain Beneficial Owners and
  Management................................................
Certain Relationships and Related Transactions..............
Description of Certain Indebtedness.........................
Description of the Registered Securities....................
Plan of Distribution........................................
Legal Matters...............................................
Independent Accountants.....................................
Where You Can Find More Information.........................
Index to Consolidated Financial Statements..................

                                     [LOGO]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

ITEM                                                           AMOUNT
----                                                          --------
SEC Registration Fee........................................  $ 33,402
Printing and Engraving Costs................................    35,000
Trustee Fees................................................    45,000
Legal Fees and Expenses.....................................   100,000
Accounting Fees and Expenses................................   100,000
Miscellaneous...............................................    30,000
                                                              --------
TOTAL.......................................................  $343,402
                                                              ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Certificate of Incorporation of each of Von Hoffmann and Holdings contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the Delaware General Corporation Law ("DGCL").

    The Certificate of Incorporation of each of Von Hoffmann and Holdings provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by us to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding.

    Section 145 of the DGCL provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

    Section 102(b)(7) of the DGCL permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith,
(iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions of the DGCL (Sections 174, 160 and 173) imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.

    The above provisions of the DGCL are non-exclusive.

    Von Hoffmann and Holdings have entered into indemnification agreements with each of their respective directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, we have agreed to indemnify these directors against certain liabilities, including any liabilities arising out of this Registration Statement. We maintain a standard form of officers' and directors' liability insurance policy which provides coverage to our officers and directors for certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


    On March 15, 2002, Von Hoffmann sold $215,000,000 in aggregate principal amount of its 10 1/4% Senior Notes due 2009 (the "old notes"), to Credit Suisse First Boston and Scotia Capital (the "initial purchasers") in a private placement in reliance on Section 4(2) under the Securities Act, at an offering price of $1,000 per $1,000 principal amount at maturity. The old notes were immediately resold by the initial purchasers in transactions exempt from the registration requirements of the Securities Act, to persons they reasonably believed to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and outside the United States, to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.



    On March 26, 2002, Holdings issued 20,000,000 shares of its common stock to DLJ Merchant Banking in a private placement in reliance on Section 4(2) under the Securities Act. The purchase price consisted of $20,000,000 in cash. During the last three fiscal years, Von Hoffman has granted 525,000 options under its employee stock option plan. None of these options have been converted into common stock.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE


EXHIBIT NO.                                 EXHIBIT DESCRIPTION
-----------             ------------------------------------------------------------
        3.1*            Certificate of Incorporation of Von Hoffmann Corporation and
                        Certificate of Ownership and Merger of Von Hoffmann
                        Graphics, Inc. with and into Von Hoffmann Press, Inc.

        3.2*            By-Laws of Von Hoffmann Corporation.

        3.3*            Certificate of Incorporation of Von Hoffmann Holdings Inc.
                        and Certificate of Amendment to the Certificate of Incorporation of Von Hoffmann Corporation.

        3.4*            By-Laws of Von Hoffmann Holdings Inc.

        3.5*            Certificate of Incorporation of One Thousand Realty &
                        Investment Company.

        3.6*            By-Laws of One Thousand Realty & Investment Company.

        3.7*            Certificate of Incorporation of H&S Graphics, Inc.

        3.8*            By-Laws of H&S Graphics, Inc.

        3.9*            Certificate of Incorporation of Preface, Inc.

        3.10*           By-Laws of Preface, Inc.

        3.11*           Certificate of Incorporation of Precision Offset Printing
                        Company, Inc.

        3.12*           By-Laws of Precision Offset Printing Company, Inc.

        4.1*            Indenture, dated March 26, 2002 among Von Hoffmann
                        Corporation, the Guarantors party thereto and U.S. Bank
                        National Association, as trustee, with respect to the 10 1/4% Senior Notes due 2009.

        4.2**           Indenture, dated May 22, 1997 among Von Hoffmann
                        Corporation, the Guarantors party thereto and Marine Midland
                        Bank, as trustee, with respect to the 10 3/8% Senior
                        Subordinated Notes due 2007.

        4.3*            Indenture, dated October 16, 1998 between Holdings and
                        Marine Midland Bank, as Trustee, with respect to the 13.5%
                        Subordinated Exchange Debentures due 2009

        4.4*            Form of 2009 Notes (included in Exhibit 4.1 hereto).

        4.5**           Form of 2007 Notes (included in Exhibit 4.2 hereto).

        4.6* Form of Global Exchange Debenture (included in Exhibit 4.3 hereto)

        4.7*            Registration Rights Agreement, dated March 26, 2002 among
                        Von Hoffmann Corporation, the Guarantors party thereto,
                        Credit Suisse First Boston Corporation and Scotia Capital
                        (USA) Inc.

EXHIBIT NO.                                 EXHIBIT DESCRIPTION
-----------             ------------------------------------------------------------
        4.8**           Registration Rights Agreement, dated May 22, 1997 among Von
                        Hoffmann Corporation, the Guarantors party thereto and
                        Donaldson, Lufkin & Jenrette Securities Corporation.

        4.9**           Registration Rights Agreement, dated June 13, 1997 between
                        Von Hoffman Corporation and Donaldson, Lufkin & Jenrette
                        Securities Corporation.

        4.10**          Shareholders Agreement, dated May 22, 1997, among Von
                        Hoffmann Holdings Inc., DLJ Merchant Banking Partners II,
                        L.P., ZS VH II L.P. and the other shareholders party thereto.

        4.11**          Amendment No. 1, dated November 30, 2000, to the
                        Shareholders Agreement, dated May 22, 1997, among Von
                        Hoffmann Holdings Inc., DLJ Merchant Banking Partners II,
                        L.P., ZS VH II L.P. and the other shareholders party thereto.

        4.12**          Amendment No. 2, dated June 20, 2002, to the Shareholders
                        Agreement, dated May 22, 1997, among Von Hoffmann Holdings
                        Inc., DLJ Merchant Banking Partners II, L.P., ZS VH II L.P.
                        and the other shareholders party thereto.

        4.13**          Stock Purchase Agreement, dated June 21, 2002, among Von
                        Hoffmann Holdings Inc., Von Hoffmann Corporation, Robert
                        Uhlenhop and the Robert A. Uhlenhop 1998 Irrevocable Trust
                        Dated 1/27/98.

        4.14**          Stock Purchase Agreement, dated March 26, 2002, among Von
                        Hoffmann Holdings, DLJ Merchant Banking Partners II, L.P.
                        and certain of its affiliates.

        4.15**          Stock Purchase Agreement, dated June 21, 2002, among Von
                        Hoffmann Holdings Inc., ZS VH II L.P. and DLJ Merchant
                        Banking Partners II, L.P.

        4.16**          Supplemental Indenture, dated January 16, 1998 among Von
                        Hoffmann Corporation, the Bawden Corporation, Bawden
                        Printing, Inc. and Marine Midland Bank, as trustee, with respect to the 10 3/8% Senior Subordinated Notes due 2007.

        4.17**          Second Supplemental Indenture, dated June 2, 1998 among Von
                        Hoffmann Corporation, H & S Graphics, Inc., Preface, Inc.
                        and Marine Midland Bank, as trustee, with respect to the
                        10 3/8% Senior Subordinated Notes due 2007.

        4.18**          Third Supplemental Indenture, dated July 15, 1998 among Von
                        Hoffmann Corporation, Custom Printing Company and Marine
                        Midland Bank, as trustee, with respect to the 10 3/8% Senior
                        Subordinated Notes due 2007.

        4.19** Fourth Supplemental Indenture, dated September 28, 1998 among Von Hoffmann Corporation, Von Hoffmann Holdings Inc.
                        and Marine Midland Bank, as trustee, with respect to the 10 3/8% Senior Subordinated Notes due 2007.

        4.20**          Fifth Supplemental Indenture, dated September 29, 1998 among
                        Von Hoffmann Corporation, Von Hoffmann Holdings Inc.,
                        Mid-Missouri Graphics, Inc., One Thousand Realty &
                        Investment Company, Bawden Printing, Inc., H&S Graphics,
                        Inc. and Marine Midland Bank, as trustee, with respect to
                        the 10 3/8% Senior Subordinated Notes due 2007.

        4.21**          Sixth Supplemental Indenture, dated October 15, 1998 among
                        Von Hoffmann Corporation, Mid-Missouri Graphics, Inc., One
                        Thousand Realty & Investment Company and Marine Midland
                        Bank, as trustee, with respect to the 10 3/8% Senior
                        Subordinated Notes due 2007.

        4.22**          Seventh Supplemental Indenture, dated November 2, 1998 among
                        Von Hoffmann Corporation, Bawden Printing, Inc., and Marine
                        Midland Bank, as trustee, with respect to the 10 3/8% Senior
                        Subordinated Notes due 2007.

        4.23**          Eighth Supplemental Indenture, dated October 29, 1998 among
                        Von Hoffmann Corporation, Custom Printing Company, Inc. and
                        Marine Midland Bank, as trustee, with respect to the 10 3/8%
                        Senior Subordinated Notes due 2007.

EXHIBIT NO.                                 EXHIBIT DESCRIPTION
-----------             ------------------------------------------------------------
        4.24**          Ninth Supplemental Indenture, dated March 30, 2000 among Von
                        Hoffmann Corproation, Precision Offset Printing Company,
                        Inc. and Marine Midland Bank, as trustee, with respect to
                        the 10 3/8% Senior Subordinated Notes due 2007.

        4.25**          Tenth Supplemental Indenture, dated July 1, 2001 among Von
                        Hoffmann Corporation, Von Hoffmann Holdings Inc., One
                        Thousand Realty & Investment Company, Von Hoffmann Graphics,
                        Inc., H&S Graphics, Inc., Preface, Inc., Precision Offset
                        Printing Company, Inc. and HSBC Bank, as trustee, with
                        respect to the 10 3/8% Senior Subordinated Notes due 2007.

        4.26**          Eleventh Supplemental Indenture, dated February 25, 2002
                        among Von Hoffmann Corporation, Von Hoffmann Holdings Inc.,
                        One Thousand Realty & Investment Company, H&S Graphics,
                        Inc., Preface, Inc., Precision Offset Printing Company, Inc.
                        and HSBC Bank, as trustee, with respect to the 10 3/8%
                        Senior Subordinated Notes due 2007.

        4.27**          Twelfth Supplemental Indenture, dated February 28, 2002
                        among Von Hoffmann Corporation, Precision Offset Printing
                        Company, Inc. and HSBC Bank, as trustee, with respect to the
                        10 3/8% Senior Subordinated Notes due 2007.

        5.1**           Opinion of Weil, Gotshal & Manges LLP.

       10.1*            Employment Agreement, dated January 31, 2002, between Von
                        Hoffmann Press, Inc. and Robert Mathews.

       10.2*            Employment Agreement, dated January 31, 2002, between Von
                        Hoffmann Press, Inc. and Peter Mitchell.

       10.3*            Amended and Restated Employment Agreement, dated June 21,
                        2002, among Von Hoffmann, Holdings and Robert Uhlenhop.

       10.4*            Credit Agreement, dated March 26, 2002, among Von Hoffmann
                        Holdings Inc., Von Hoffmann Corporation, H&S Graphics, Inc.,
                        Precision Offset Printing Company, Inc., Preface, Inc., One
                        Thousand Realty & Investment Company and certain other
                        subsidiaries of Von Hoffmann Corporation, as borrowers, the lenders party thereto, The CIT Group/ Business Credit, Inc., as administrative agent, Credit Suisse First Boston, Cayman
                        Islands Branch, as syndication agent, sole lead arranger and sole book running manager and U.S. Bank National
                        Association, as documentation agent.

       10.5*            Financial Advisory Agreement, dated March 26, 2002, between
                        Von Hoffmann Corporation and Credit Suisse First Boston
                        Corporation.

       10.6**           Von Hoffmann Corporation 1997 Stock Option Plan.

       12.1** Statement regarding calculation of ratio of earnings to fixed charges.

     21**               Subsidiaries of Holdings.

       23.1**           Consent of Ernst & Young LLP.

       23.2**           Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                        5.1 hereto).

       24.1*            Power of Attorney (included on signature page).

       25.1**           Form T-1 Statement of eligibility under the Trust Indenture
                        Act of 1939, as amended, of U.S. Bank National Association, as trustee, for the 10 1/4% Senior Notes due 2009 and the
                        Guarantees of the 10 1/4% Senior Notes due 2009.

       25.2**           Form T-1 Statement of eligibility under the Trust Indenture
                        Act of 1939, as amended, of HSBC Bank USA, As trustee for
                        the 10 3/8% Senior Subordinated Notes due 2007 and the
                        Guarantees of the 10 3/8 Senior Subordinated Notes due 2007.

       25.3**           Form T-1 Statement of eligibility under the Trust Indenture
                        Act of 1939, as amended, of HSBC Bank Usa, as trustee, for the 13 1/2% Subordinated Exchange Debentures due 2009

EXHIBIT NO.                                 EXHIBIT DESCRIPTION
-----------             ------------------------------------------------------------
                        and the Guarantees of the 13 1/2% Subordinated Exchange
                        Debentures due 2009 and the Guarantees of the 13 1/2%
                        Subordinated Exchange Debentures due 2009.

       99.1**           Letter of Transmittal for 10 1/4% Senior Notes due 2009.

       99.2**           Letter of Transmittal for 10 3/8% Senior Subordinated Notes
                        due 2007.

       99.3**           Letter of Transmittal for 13 1/2% Subordinated Exchange
                        Debentures due 2009.

       99.4**           Notice of Guaranteed Delivery for 10 1/4% Senior Notes due
                        2009.

       99.5**           Notice of Guaranteed Delivery for 10 3/8% Senior
                        Subordinated Notes due 2007.

       99.6**           Notice of Guaranteed Delivery for 13 1/2% Subordinated
                        Exchange Debentures.


------------------------


*   Previously filed.



**  Filed herewith.


ITEM 17. UNDERTAKINGS.

    Each of the undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on this 31st day of July, 2002.


                                                       VON HOFFMANN CORPORATION

                                                       By:  /s/ ROBERT S. MATHEWS
                                                            -----------------------------------------
                                                            Robert S. Mathews,
                                                            Chief Executive Officer and President

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Robert S. Mathews and Peter C. Mitchell or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on July 31, 2002 in the capacities indicated.



                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                          *
     -------------------------------------------       Chairman and Director          July 31, 2002
                    Thompson Dean

                                                       Chief Executive Officer,
                          *                              President, Chief
     -------------------------------------------         Operating Officer and        July 31, 2002
                  Robert S. Mathews                      Director (Principal
                                                         Executive Officer)

                                                       Vice Chairman of the Board,
                                                         Vice President, Chief
                /s/ PETER C. MITCHELL                    Financial Officer and
     -------------------------------------------         Treasurer (Principal         July 31, 2002
                  Peter C. Mitchell                      Accounting and Financial
                                                         Officer)

                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                          *
     -------------------------------------------       Director                       July 31, 2002
                David F. Burgstahler

                          *
     -------------------------------------------       Director                       July 31, 2002
                   James A. Quella

                          *
     -------------------------------------------       Director                       July 31, 2002
                 Robert S. Christie



*By:                  /s/ PETER C. MITCHELL
             --------------------------------------
                        Peter C. Mitchell
                        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on this 31st day of July, 2002.


                                                       VON HOFFMANN HOLDINGS INC.

                                                       By:  /s/ ROBERT S. MATHEWS
                                                            -----------------------------------------
                                                            Robert S. Mathews,
                                                            Chief Executive Officer and President

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Robert S. Mathews and Peter C. Mitchell or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on July 31, 2002 in the capacities indicated.



                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                          *
     -------------------------------------------       Chairman and Director          July 31, 2002
                 Robert A. Uhlenhop

                                                       Chief Executive Officer,
                          *                              President and Director
     -------------------------------------------         (Principal Executive         July 31, 2002
                  Robert S. Mathews                      Officer)

                                                       Executive Vice President,
                /s/ PETER C. MITCHELL                    Chief Financial Officer
     -------------------------------------------         and Treasurer (Principal     July 31, 2002
                  Peter C. Mitchell                      Accounting and Financial
                                                         Officer)

                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                          *
     -------------------------------------------       Vice Chairman and Director     July 31, 2002
                David F. Burgstahler

                          *
     -------------------------------------------       Director                       July 31, 2002
                    Thompson Dean

                          *
     -------------------------------------------       Director                       July 31, 2002
                   James A. Quella

                          *
     -------------------------------------------       Director                       July 31, 2002
                 Robert S. Christie



*By:                  /s/ PETER C. MITCHELL
             --------------------------------------
                        Peter C. Mitchell
                        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on this 31st day of July, 2002.


                                                       ONE THOUSAND REALTY & INVESTMENT COMPANY

                                                       By:  /s/ ROBERT S. MATHEWS
                                                            -----------------------------------------
                                                            Robert S. Mathews,
                                                            Chief Executive Officer and President

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Robert S. Mathews and Peter C. Mitchell or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on July 31, 2002 in the capacities indicated.



                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                                                       Chairman, Chief Executive
                          *                              Officer, President and
     -------------------------------------------         Director (Principal          July 31, 2002
                  Robert S. Mathews                      Executive Officer)

                                                       Vice President, Chief
                /s/ PETER C. MITCHELL                    Financial Officer,
     -------------------------------------------         Treasurer and Director       July 31, 2002
                  Peter C. Mitchell                      (Principal Accounting and
                                                         Financial Officer)



*By:                  /s/ PETER C. MITCHELL
             --------------------------------------
                        Peter C. Mitchell
                        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on this 31st day of July, 2002.


                                                       H & S GRAPHICS, INC.

                                                       By:  /s/ ROBERT S. MATHEWS
                                                            -----------------------------------------
                                                            Robert S. Mathews,
                                                            Chief Executive Officer and President

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Robert S. Mathews and Peter C. Mitchell or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on June 21, 2002 in the capacities indicated.



                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                                                       Chairman, Chief Executive
                          *                              Officer and Director
     -------------------------------------------         (Principal Executive         July 31, 2002
                  Robert S. Mathews                      Officer)

                                                       Vice President, Chief
                /s/ PETER C. MITCHELL                    Financial Officer,
     -------------------------------------------         Treasurer and Director       July 31, 2002
                  Peter C. Mitchell                      (Principal Accounting and
                                                         Financial Officer)



*By:                  /s/ PETER C. MITCHELL
             --------------------------------------
                        Peter C. Mitchell
                        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on this 31st day of July, 2002.


                                                       PREFACE, INC.

                                                       By:  /s/ ROBERT S. MATHEWS
                                                            -----------------------------------------
                                                            Robert S. Mathews,
                                                            Chief Executive Officer and President

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Robert S. Mathews and Peter C. Mitchell or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on July 31, 2002 in the capacities indicated.



                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                                                       Chairman, Chief Executive
                          *                              Officer and Director
     -------------------------------------------         (Principal Executive         July 31, 2002
                  Robert S. Mathews                      Officer)

                                                       Vice President, Chief
                /s/ PETER C. MITCHELL                    Financial Officer,
     -------------------------------------------         Treasurer and Director       July 31, 2002
                  Peter C. Mitchell                      (Principal Accounting and
                                                         Financial Officer)



*By:                  /s/ PETER C. MITCHELL
             --------------------------------------
                        Peter C. Mitchell
                        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on this 31st day of July, 2002.


                                                       PRECISION OFFSET PRINTING COMPANY

                                                       By:  /s/ ROBERT S. MATHEWS
                                                            -----------------------------------------
                                                            Robert S. Mathews,
                                                            Chief Executive Officer and President

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Robert Mathews and Peter C. Mitchell or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on June 21, 2002 in the capacities indicated.



                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                                                       Chairman, Chief Executive
                          *                              Officer and Director
     -------------------------------------------         (Principal Executive         July 31, 2002
                  Robert S. Mathews                      Officer)

                                                       Vice President, Chief
                /s/ PETER C. MITCHELL                    Financial Officer,
     -------------------------------------------         Treasurer and Director       July 31, 2002
                  Peter C. Mitchell                      (Principal Accounting and
                                                         Financial Officer)



*By:                  /s/ PETER C. MITCHELL
             --------------------------------------
                        Peter C. Mitchell
                        Attorney-in-fact

                                  SCHEDULE II



VON HOFFMANN CORPORATION
VALUATION ACCOUNTS



Valuation and Qualifying Accounts



Transactions affecting the allowances for doubtful accounts during the years ended December 31, 1999, 2000 and 2001.



                                                                1999       2000       2001
                                                              --------   --------   --------
Allowance for doubtful accounts:
Balance, beginning of year..................................  $801,877   $901,547   $532,128
Provisions (reductions) charged to income...................   100,000    113,085    100,000
Uncollectible accounts written off, net of recoveries.......      (330)  (482,504)   (68,171)
                                                              --------   --------   --------
Balance, beginning of year..................................   901,547   $532,128   $563,957
                                                              ========   ========   ========

Reserve for obsolete inventory:
Balance, beginning of year..................................  $     --   $     --   $448,820
Provisions (reductions) charged to income...................        --    450,000    143,236
Usage of reserve............................................        --     (1,180)  (151,186)
                                                              --------   --------   --------
Balance, beginning of year..................................  $     --   $448,820   $440,870
                                                              ========   ========   ========
Reserve for product warranty:
Balance, beginning of year..................................  $350,000   $350,000   $350,000
Provisions (reductions) charged to income...................        --         --         --
Usage of warranties.........................................        --         --         --
                                                              --------   --------   --------
Balance, beginning of year..................................  $350,000   $350,000   $350,000
                                                              ========   ========   ========

                                 EXHIBIT INDEX


EXHIBIT NO.                                 EXHIBIT DESCRIPTION
-----------             ------------------------------------------------------------
        3.1*            Certificate of Incorporation of Von Hoffmann Corporation and
                        Certificate of Ownership and Merger of Von Hoffmann
                        Graphics, Inc. with and into Von Hoffmann Press, Inc.

        3.2*            By-Laws of Von Hoffmann Corporation.

        3.3*            Certificate of Incorporation of Von Hoffmann Holdings Inc.
                        and Certificate of Amendment to the Certificate of Incorporation of Von Hoffmann Corporation.

        3.4*            By-Laws of Von Hoffmann Holdings Inc.

        3.5*            Certificate of Incorporation of One Thousand Realty &
                        Investment Company.

        3.6*            By-Laws of One Thousand Realty & Investment Company.

        3.7*            Certificate of Incorporation of H&S Graphics, Inc.

        3.8*            By-Laws of H&S Graphics, Inc.

        3.9*            Certificate of Incorporation of Preface, Inc.

        3.10*           By-Laws of Preface, Inc.

        3.11*           Certificate of Incorporation of Precision Offset Printing
                        Company, Inc.

        3.12*           By-Laws of Precision Offset Printing Company, Inc.

        4.1*            Indenture, dated March 26, 2002 among Von Hoffmann
                        Corporation, the Guarantors party thereto and U.S. Bank
                        National Association, as trustee, with respect to the 10 1/4% Senior Notes due 2009.

        4.2**           Indenture, dated May 22, 1997 among Von Hoffmann
                        Corporation, the Guarantors party thereto and Marine Midland
                        Bank, as trustee, with respect to the 10 3/8% Senior
                        Subordinated Notes due 2007.

        4.3*            Indenture, dated October 16, 1998 between Holdings and
                        Marine Midland Bank, as Trustee, with respect to the 13.5%
                        Subordinated Exchange Debentures due 2009

        4.4*            Form of 2009 Notes (included in Exhibit 4.1 hereto).

        4.5**           Form of 2007 Notes (included in Exhibit 4.2 hereto).

        4.6* Form of Global Exchange Debenture (included in Exhibit 4.3 hereto)

        4.7*            Registration Rights Agreement, dated March 26, 2002 among
                        Von Hoffmann Corporation, the Guarantors party thereto,
                        Credit Suisse First Boston Corporation and Scotia Capital
                        (USA) Inc.

        4.8**           Registration Rights Agreement, dated May 22, 1997 among Von
                        Hoffmann Corporation, the Guarantors party thereto and
                        Donaldson, Lufkin & Jenrette Securities Corporation.

        4.9**           Registration Rights Agreement, dated June 13, 1997 between
                        Von Hoffman Corporation and Donaldson, Lufkin & Jenrette
                        Securities Corporation.

        4.10**          Shareholders Agreement, dated May 22, 1997, among Von
                        Hoffmann Holdings Inc., DLJ Merchant Banking Partners II,
                        L.P., ZS VH II L.P. and the other shareholders party thereto.

        4.11**          Amendment No. 1, dated November 30, 2000, to the
                        Shareholders Agreement, dated May 22, 1997, among Von
                        Hoffmann Holdings Inc., DLJ Merchant Banking Partners II,
                        L.P., ZS VH II L.P. and the other shareholders party thereto.

        4.12**          Amendment No. 2, dated June 20, 2002, to the Shareholders
                        Agreement, dated May 22, 1997, among Von Hoffmann Holdings
                        Inc., DLJ Merchant Banking Partners II, L.P., ZS VH II L.P.
                        and the other shareholders party thereto.

EXHIBIT NO.                                 EXHIBIT DESCRIPTION
-----------             ------------------------------------------------------------
        4.13**          Stock Purchase Agreement, dated June 21, 2002, among Von
                        Hoffmann Holdings Inc., Von Hoffmann Corporation, Robert
                        Uhlenhop and the Robert A. Uhlenhop 1998 Irrevocable Trust
                        Dated 1/27/98.

        4.14**          Stock Purchase Agreement, dated March 26, 2002, among Von
                        Hoffmann Holdings, DLJ Merchant Banking Partners II, L.P.
                        and certain of its affiliates.

        4.15**          Stock Purchase Agreement, dated June 21, 2002, among Von
                        Hoffmann Holdings Inc., ZS VH II L.P. and DLJ Merchant
                        Banking Partners II, L.P.

        4.16**          Supplemental Indenture, dated January 16, 1998 among Von
                        Hoffmann Corporation, the Bawden Corporation, Bawden
                        Printing, Inc. and Marine Midland Bank, as trustee, with respect to the 10 3/8% Senior Subordinated Notes due 2007.

        4.17**          Second Supplemental Indenture, dated June 2, 1998 among Von
                        Hoffmann Corporation, H & S Graphics, Inc., Preface, Inc.
                        and Marine Midland Bank, as trustee, with respect to the
                        10 3/8% Senior Subordinated Notes due 2007.

        4.18**          Third Supplemental Indenture, dated July 15, 1998 among Von
                        Hoffmann Corporation, Custom Printing Company and Marine
                        Midland Bank, as trustee, with respect to the 10 3/8% Senior
                        Subordinated Notes due 2007.

        4.19** Fourth Supplemental Indenture, dated September 28, 1998 among Von Hoffmann Corporation, Von Hoffmann Holdings Inc.
                        and Marine Midland Bank, as trustee, with respect to the 10 3/8% Senior Subordinated Notes due 2007.

        4.20**          Fifth Supplemental Indenture, dated September 29, 1998 among
                        Von Hoffmann Corporation, Von Hoffmann Holdings Inc.,
                        Mid-Missouri Graphics, Inc., One Thousand Realty &
                        Investment Company, Bawden Printing, Inc., H&S Graphics,
                        Inc. and Marine Midland Bank, as trustee, with respect to
                        the 10 3/8% Senior Subordinated Notes due 2007.

        4.21**          Sixth Supplemental Indenture, dated October 15, 1998 among
                        Von Hoffmann Corporation, Mid-Missouri Graphics, Inc., One
                        Thousand Realty & Investment Company and Marine Midland
                        Bank, as trustee, with respect to the 10 3/8% Senior
                        Subordinated Notes due 2007.

        4.22**          Seventh Supplemental Indenture, dated November 2, 1998 among
                        Von Hoffmann Corporation, Bawden Printing, Inc., and Marine
                        Midland Bank, as trustee, with respect to the 10 3/8% Senior
                        Subordinated Notes due 2007.

        4.23**          Eighth Supplemental Indenture, dated October 29, 1998 among
                        Von Hoffmann Corporation, Custom Printing Company, Inc. and
                        Marine Midland Bank, as trustee, with respect to the 10 3/8%
                        Senior Subordinated Notes due 2007.

        4.24**          Ninth Supplemental Indenture, dated March 30, 2000 among Von
                        Hoffmann Corproation, Precision Offset Printing Company,
                        Inc. and Marine Midland Bank, as trustee, with respect to
                        the 10 3/8% Senior Subordinated Notes due 2007.

        4.25**          Tenth Supplemental Indenture, dated July 1, 2001 among Von
                        Hoffmann Corporation, Von Hoffmann Holdings Inc., One
                        Thousand Realty & Investment Company, Von Hoffmann Graphics,
                        Inc., H&S Graphics, Inc., Preface, Inc., Precision Offset
                        Printing Company, Inc. and HSBC Bank, as trustee, with
                        respect to the 10 3/8% Senior Subordinated Notes due 2007.

        4.26**          Eleventh Supplemental Indenture, dated February 25, 2002
                        among Von Hoffmann Corporation, Von Hoffmann Holdings Inc.,
                        One Thousand Realty & Investment Company, H&S Graphics,
                        Inc., Preface, Inc., Precision Offset Printing Company, Inc.
                        and HSBC Bank, as trustee, with respect to the 10 3/8%
                        Senior Subordinated Notes due 2007.

        4.27**          Twelfth Supplemental Indenture, dated February 28, 2002
                        among Von Hoffmann Corporation, Precision Offset Printing
                        Company, Inc. and HSBC Bank, as trustee, with respect to the
                        10 3/8% Senior Subordinated Notes due 2007.

        5.1**           Opinion of Weil, Gotshal & Manges LLP.

EXHIBIT NO.                                 EXHIBIT DESCRIPTION
-----------             ------------------------------------------------------------
       10.1*            Employment Agreement, dated January 31, 2002, between Von
                        Hoffmann Press, Inc. and Robert Mathews.

       10.2*            Employment Agreement, dated January 31, 2002, between Von
                        Hoffmann Press, Inc. and Peter Mitchell.

       10.3*            Amended and Restated Employment Agreement, dated June 21,
                        2002, among Von Hoffmann, Holdings and Robert Uhlenhop.

       10.4*            Credit Agreement, dated March 26, 2002, among Von Hoffmann
                        Holdings Inc., Von Hoffmann Corporation, H&S Graphics, Inc.,
                        Precision Offset Printing Company, Inc., Preface, Inc., One
                        Thousand Realty & Investment Company and certain other
                        subsidiaries of Von Hoffmann Corporation, as borrowers, the lenders party thereto, The CIT Group/ Business Credit, Inc., as administrative agent, Credit Suisse First Boston, Cayman
                        Islands Branch, as syndication agent, sole lead arranger and sole book running manager and U.S. Bank National
                        Association, as documentation agent.

       10.5*            Financial Advisory Agreement, dated March 26, 2002, between
                        Von Hoffmann Corporation and Credit Suisse First Boston
                        Corporation.

       10.6**           Von Hoffmann Corporation 1997 Stock Option Plan.

       12.1** Statement regarding calculation of ratio of earnings to fixed charges.

     21**               Subsidiaries of Holdings.

       23.1**           Consent of Ernst & Young LLP.

       23.2**           Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                        5.1 hereto).

       24.1*            Power of Attorney (included on signature page).

       25.1**           Form T-1 Statement of eligibility under the Trust Indenture
                        Act of 1939, as amended, of U.S. Bank National Association, as trustee, for the 10 1/4% Senior Notes due 2009 and the
                        Guarantees of the 10 1/4% Senior Notes due 2009.

       25.2**           Form T-1 Statement of eligibility under the Trust Indenture
                        Act of 1939, as amended, of HSBC Bank USA, As trustee for
                        the 10 3/8% Senior Subordinated Notes due 2007 and the
                        Guarantees of the 10 3/8 Senior Subordinated Notes due 2007.

       25.3**           Form T-1 Statement of eligibility under the Trust Indenture
                        Act of 1939, as amended, of HSBC Bank Usa, as trustee, for the 13 1/2% Subordinated Exchange Debentures due 2009 and
                        the Guarantees of the 13 1/2% Subordinated Exchange
                        Debentures due 2009 and the Guarantees of the 13 1/2%
                        Subordinated Exchange Debentures due 2009.

       99.1**           Letter of Transmittal for 10 1/4% Senior Notes due 2009.

       99.2**           Letter of Transmittal for 10 3/8% Senior Subordinated Notes
                        due 2007.

       99.3**           Letter of Transmittal for 13 1/2% Subordinated Exchange
                        Debentures due 2009.

       99.4**           Notice of Guaranteed Delivery for 10 1/4% Senior Notes due
                        2009.

       99.5**           Notice of Guaranteed Delivery for 10 3/8% Senior
                        Subordinated Notes due 2007.

       99.6**           Notice of Guaranteed Delivery for 13 1/2% Subordinated
                        Exchange Debentures.


------------------------


*   Previously filed.



**  Filed herewith.